As filed with the Securities and Exchange Commission on January __, 1997
                                                           File No.  S-1
                                                               333-11509

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549
                           __________

                            Form S-1
                        Amendment No. 1

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                       ND HOLDINGS, INC.
       (Exact name of registrant as specified in charter)

          North Dakota                             6282
   ---------------------------------   ---------------------------------
   (State or other jurisdiction        (Primary Standard Industrial
   of incorporation)                    Classification Code Number)

                                        1 North Main, Minot, ND 58701
               45-0404061                       (701) 852-5292
   ---------------------------------   ---------------------------------
   (IRS Employer Identification No.)   (address, including zip code, and
                                        telephone number, including area
                                        code of registrant's principal
                                        executive offices)

   Robert Walstad - 1 North Main, Minot, ND  58701  (701) 852-5292
   ---------------------------------------------------------------------
   (Name, address, including zip code and telephone number, including area code of agent for service)

Copies of all communications to:

   Gordon Dihle, Esq.            Financial Advantage Brokerage Services, Inc.
   1720 South Bellaire Street,   17 S Main St.
   Suite 108                     PO Box 1934
   Denver, CO 80222              Minot, ND 58702-1934
   (303) 753-4520                (701) 852-3090
   fax (303) 753-4567            fax (701) 852-3108

    Approximate date of commencement of proposed sale to public: as soon as practicable after the effective date of this registration.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. X
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                                   Proposed
  Title of Each                     Proposed       Maximum
    Class of           Amount       Maximum        Aggregate    Amounts of
 Securities to be      to be        Offering       Offering    Registration
    Registered       Registered   Per Share(1)     Price(1)        Fee
-----------------   -----------   ------------   -----------   ------------
Common Stock, no     3,000,000
   par value          Shares           4.00      $12,000,000      $4,138

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).


   The registrant hereby amends this Registration Statement on such date or dates as may necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                       ND HOLDINGS, INC.

                     CROSS REFERENCE SHEET

 Pursuant to Item 501(b) of Regulation S-K Showing Location in
             Prospectus of Part I Items of Form S-1

   Item Number and Heading in Form S-1
      Registration Statement                 Location or Caption in Prospectus

 1. Forepart of the Registration
    Statement and Outside Front Cover
    Page of Prospectus                      Forepart of Registration Statement;
                                            Outside Front Cover Page;
                                            Additional Information
 2. Inside Front and Outside Back Cover
    Pages of Prospectus                     Inside Front Cover Page; Outside
                                            Back Cover Page

 3. Summary Information, Risk Factors
    and Ratio of Earnings to Fixed
    Charges                                 Prospectus Summary; Risk Factors

 4. Use of Proceeds                         Use of Proceeds

 5. Determination of Offering Price         Outside Front Cover Page;
    Underwriting

 6. Dilution                                Dilution

 7. Selling Security Holders                Principal and Selling Shareholders

 8. Plan of Distribution                    Outside and Inside Front Cover
                                            Pages; Underwriting; Outside
                                            Back Cover Page

 9. Description of Securities to be
    Registered                              Prospectus Summary; Dividend
                                            Policy; Capitalization; Description
                                            of Capital Stock; Shares Eligible
                                            for Future Sale

10. Interests of Named Experts and
    Counsel                                 Not Applicable

11. Information With Respect to the
    Registrant                              Outside and Inside Front Cover
                                            Pages; Prospectus Summary; Risk
                                            Factors; Use of Proceeds; Dividend
                                            Policy; Capitalization; Dilution;
                                            Selected Consolidated Financial
                                            and Operating Data; Management's
                                            Discussion and Analysis of
                                            Financial Condition and Results of
                                            Operations; Business; Management;
                                            Certain Transactions; Principal
                                            and Selling Shareholders;
                                            Description of Capital Stock;
                                            Shares Eligible for Future Sale;
                                            Consolidated Financial Statements

12. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities                         Not Applicable




                          3,000,000 Shares

                          ND HOLDINGS, INC.
                             Common Stock
                           $3.50 Per Share


Of the maximum of 3,000,000 shares of Common Stock offered hereby, up to 453,581 shares are being offered and sold by certain of the Company's shareholders (the "Selling Shareholders"). See "Principal and Selling Shareholders."
The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholders.

Prior to this offering, there has been no public market for ND Holdings, Inc.'s (the Company) securities and there is no assurance that such a market will develop or, if developed, will be sustained after this offering. For factors considered in determining the initial offering price, see "Risk Factors-Absence of Public Market"-"Determination of Offering Price" and "Underwriting." The Company's securities will be offered to the public at a price of $3.50 per share.

  THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL
  IMMEDIATE DILUTION.  INVESTORS SHOULD CAREFULLY CONSIDER THE
   INFORMATION DISCUSSED UNDER "RISK FACTORS" AND "DILUTION."

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
       THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                       CRIMINAL OFFENSE.


                          Price to       Underwriting         Proceeds
                       Public (1)(4)   Commissions (2)   to Company (3)(4)
                       -------------   ---------------   -----------------
Per Share...........          $3.50             $.35              $3.15
Total Maximum.......    $10,500,000       $1,050,000         $8,021,220

1. All 3,000,000 shares offered hereby will be offered by the Underwriter as agent for the Company and Selling Shareholders to the public on a "best efforts" basis. See "Risk Factors-No Firm Underwriting Commitment for the Offering" and "Underwriting." There is no minimum number of shares required to be sold prior to the Company receiving proceeds from the sale of the shares offered herein. The first 907,162 shares sold will be allocated equally between the Company's shares and the total selling shareholders, shares sold in excess of 907,162 will be the Company's shares.

2. Includes a non-accountable expense allowance payable to the Underwriter equal to 2% of the gross proceeds of the offering. See "Underwriting."

3.  Before deducting estimated expenses of
    approximately $100,000 payable by the Company (including printing expenses, NASDAQ Application Fees, attorneys' and accountants fees, filing fees, etc.). See "Use of Proceeds" and "Capitalization."

4. The Company will not receive any of the proceeds from the sale of 453,581 (out of the first 907,162 shares sold) shares of Common Stock by the Selling Shareholders. See "Principal Shareholders."


   The Shares are offered by the Underwriter subject to prior sale, allotment, withdrawal, cancellation or modification of the offering without notice, delivery and acceptance by the Underwriter, approval of counsel and certain further conditions. The Underwriter reserves the right, in its discretion, to reject orders, in whole or in part, for the purchase of any of the shares offered hereby. The offering of best efforts shares may continue for up to 90 days following the commencement of this offering and an additional 90 days extension period thereafter unless terminated by the Underwriter.

                      Managing Underwriter
          FINANCIAL ADVANTAGE BROKERAGE SERVICES, INC.
                         17 S Main St.
                          PO Box 1934
                 Minot, North Dakota 58702-1934
              (701) 852-3090   fax (701) 852-3108

       The date of this Prospectus is {January ___, 1997}


   The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, DC 20549 and at is Regional Offices located at 26 Federal Plaza, New York, New York 10278; and 219 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, DC 20549, at the Commission's prescribed rates.

   Financial Advantage Brokerage Services, Inc. as the Underwriter may offer and sell a significant amount of the shares offered hereby to persons associated or affiliated with the Company, including the Company and its subsidiaries, officers, directors, employees, prospective employees, and other affiliated persons. Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), securities of the Company purchased in this offering by the foregoing persons may not be sold, transferred, assigned, pledged or hypothecated for a period of five months after the date of this Prospectus. The Underwriter has no obligation to sell shares to any person. To the extent any of such securities are sold to affiliated persons, such securities will be held for investment and will be subject to registration (if purchased by the Company) or the requirements of Rule 144 (if purchased by control persons). See "Risk Factors-Effects of Underwriting."

   The Company has two broker/dealer subsidiaries, ND Capital, Inc. and Ranson Capital Corporation, neither of which is participating in this offering. After the distribution of the shares is completed, neither ND Capital, Inc. nor Ranson Capital Corporation will engage in market making activities in the Company's securities except on an (unsolicited) agency basis, for its customers, and not as a principal. The prices and liquidity of the securities may be significantly affected by the degree, if any, of these firms lack of participation in the market. After the distribution of the shares, ND Capital, Inc. and Ranson Capital Corporation will not make any recommendations with respect to the Company's securities. See "Risk Factors-The Company's Lack of Participation in the Market."

To be included along left side of the first page of Prospectus:

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective and the previous rescission exchange offering pursuant to registration effective August 29, 1996 has been completed. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                        PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus gives effect to the 11 for 10 stock split of each outstanding share of Common Stock on June 30, 1989 and the 11 for 10 stock split on June 30, 1990. Unless the context indicates or requires otherwise, reference in this prospectus to the "Company" is to ND Holdings, Inc., a North Dakota corporation and its subsidiaries. Common Stock means the Company's Common Stock (no par value). Fiscal year references refer to the respective fiscal years ended December 31.

The Company

The principal business of the Company, incorporated as a North Dakota corporation on September 22, 1987, is acting as a holding company for mutual fund management, brokerage and transfer agency firms. Through its subsidiaries, investment advisory, asset management, underwriting and transfer agent services are provided to mutual funds sponsored by the Company. Currently through its wholly-owned subsidiary, ND Money Management, Inc., the Company acts as advisor to five mutual funds, all of which were organized and initiated by the Company: ND Tax-Free Fund, Inc., ND Insured Income Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. (the "Funds").
As a result of the acquisition of The Ranson Company, Inc., completed on January 5, 1996, the Company is also the manager of three additional funds, called the "Ranson Managed Portfolios". Ranson Capital Corporation, a NASD member broker/dealer and the investment advisor and manager for the three "Ranson Managed Portfolios": the Kansas Municipal Fund, Kansas Insured Intermediate Fund and the Nebraska Municipal Fund, is a subsidiary of The Ranson Company (and now the Company). The Company's broker/dealer subsidiary, ND Capital, Inc., functions as underwriter to the Funds and services customers of the Funds. The Company's Transfer Agency subsidiary, ND Resources, Inc., acts as transfer agent and performs clerical functions for the Funds. Revenue is received for the management of the Funds along with commissions for sale of fund shares as well as transfer fees and clerical services. The five original Funds have grown to over $144,000,000 in combined assets as of October 1996. Ranson Capital Corporation, as a wholly-owned subsidiary of the Company, continues to act as the investment adviser and manager for the Ranson Managed Portfolios. The Ranson Managed Portfolios provided an additional managed asset base of approximately $184,000,000. As a result, total assets managed by the Company now total approximately $324,000,000 .

The Ranson Company, Inc. Purchase

On January 5, 1996, the Company completed the acquisition of The Ranson Company, Inc. The aggregate purchase price of The Ranson Company, Inc. was $6,196,402. $5,083,273 (80% of the total) of this amount was paid directly to The Ranson Company, Inc. shareholders on January 5, 1996. $1,113,129 was placed in escrow until final payment on July 3, 1996. See "The Ranson Company, Inc. Acquisition", "The Company's Subsidiaries and Operations", "Certain Transactions", and "The Ranson Acquisition." The source of funds for the acquisition was a combination of cash and cash equivalents, sale of marketable securities held by the Company and $1,500,000 borrowed from a local bank on a short term note.


                          The Offering

Common Stock offered by the
  Company hereby..........................2,546,419 shares
Common Stock offered by the
  Selling Shareholders hereby.............453,581 shares
Common Stock to be outstanding
  after the offering......................10,659,361 shares (1)
Use of proceeds...........................For general corporate purposes the priority use of which is
                                          developing and increasing mutual
                                          fund assets under its management
                                          by acquisition of management
                                          contracts through purchase of
                                          contract rights, and acquisition
                                          of other fund managers.
Proposed NASDAQ Market Symbol.............INTG

(1) Excludes 1,050,000 shares of Common Stock issuable upon exercise of warrants outstanding at September 30, 1996.

             SUMMARY OF CONSOLIDATED FINANCIAL DATA

The following tables set forth certain consolidated financial data with respect to the Company that has been derived from the consolidated financial statements of the Company for the five fiscal years in the period ended December 31, 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." This summary of consolidated financial data should be read in conjunction with the Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.


                                                               Years Ended December 31,
                                          ------------------------------------------------------0--------
                                             1991        1992         1993          1994          1995
                                          ---------   ---------   -----------   -----------   -----------
Income Statement Data:(1)
   Total revenues and other income        $ 268,881   $ 550,541   $   910,628   $ 1,325,373   $ 1,719,843
   Total expenses and losses recognized     584,032     980,171     1,249,283     1,802,749     2,265,948
   Loss before income tax benefit and
        cumulative effect adjustment       (315,151)   (429,630)     (338,655)     (477,376)     (535,461)
   Deferred income tax benefit                    -           -       135,000       205,500       162,400
   Loss before effect of a change in
         accounting principle              (315,151)   (429,630)     (203,655)     (271,876)     (373,061)
   Cumulative effect on prior years of
        accounting change                         -           -       539,500             -             -
   Net Income                              (315,151)   (429,630)      335,845      (271,876)     (373,061)
   Earnings per share(2)                      $(.09)      $(.11)        $ .07         $(.04)        $(.05)
Operating Data:
   Average assets under administration
        (in millions) (3)                      $ 32        $ 63          $ 93         $ 110         $ 120
   Number of funds at period end                  2           2             3             5             5


                                                       December 31,
                                        ---------------------------------------
                                            1993          1994          1995
                                        -----------   -----------   -----------
Balance Sheet Data:
   Cash and short-term investments      $ 2,225,591   $ 5,480,740   $ 5,379,645
   Total assets                           5,535,500     9,231,998     9,470,586
   Total liabilities                        300,648       333,370       360,160
   Total stockholders' equity             5,234,852     8,898,628     9,110,426(4)
   Book value per share                         .90          1.11          1.11

(1) Represents historical consolidated income statement data and does not give effect to this offering.
(2) Earnings per share have been computed based upon weighted average shares of Common Stock outstanding and Common Stock equivalent for the periods presented, adjusted for the stock splits referred to in the Notes to the Consolidated Financial Statements.
(3) Average assets under administration were estimated using mid year assets (July 1st of each period).
(4) Includes redeemable stock (Common Stock subject to rescission exchange offer) totaling 4,859,207 shares recorded at $9,600,000.


This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth under "Risk Factors and elsewhere in this Prospectus.



                          RISK FACTORS

   This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from those projected in the forward looking statements due to a number of factors, including those set forth below and elsewhere in this Prospectus. In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus.

History of Operating Losses.   The Company has a limited operating
history having been first organized on October 27, 1987. ND Capital began operating as a broker/dealer on December 9, 1988. ND Money Management, Inc. began operating as an Investment Advisor on November 21, 1988. ND Resources began operating as a Transfer Agent on April 23, 1993. The Company has experienced net losses in four out of the past five years and has experienced "losses before effect of a change in accounting principle" in each of the last five years. The Company has funded its activities principally through the issuance of Common Stock. No assurance can be given that the Company will be able to raise additional capital in the future to finance the continuation of its activities.

Dependence on Key Clients.   The Company presently provides mutual
fund administration and distribution services to five mutual funds originally organized and initiated by the Company (the "Funds"). These Funds have entered into contracts with the Company which typically expire within one to three years. No assurance can be made that the funds will remain clients of the Company upon expiration or termination of the various administration and distribution agreements. The loss of the Funds as Company clients would have a material adverse effect on the Company. See "Business-The Company's Affiliated Mutual Funds."

Dependence on Key Personnel.   The Company is dependent in a large
part on the personal efforts of Robert E. Walstad, the President and Chairman of the Board of the Company, and Peter A. Quist, Vice President of the Company as well as a group of senior management personnel. The loss or unavailability of any of these persons could have a material adverse effect on the Company. The Company's success will also depend on its ability to attract and retain highly skilled personnel in all areas of its business. There can be no assurance that the Company will be able to attract and retain personnel on acceptable terms in the future. The Company has key man insurance policies on Mr. Walstad in the amount of $1,000,000, and Mr. Quist in the amount of $500,000. Loss of any of these individual's services would likely have a materially adverse effect on the Company's business. See "Management."

Effect on Market Price of Shares Eligible for Future Sale.   In the
event a public market for the Company's Common Stock should develop, sales of substantial amounts of Common Stock in the public market after this offering could adversely affect the prevailing market price of the Common Stock. After the consummation of this offering, 10,659,361 shares of Common Stock will remain outstanding. All of such shares, including shares being offered for exchange hereby will be available for immediate re-sale in the public market, unless owned by an "affiliate" of the Company. If these shareholders cause a large number of their shares to be sold, such sales might, in the event a market should develop, have an adverse effect on the market price for the Common Stock. See "Description of Capital Stock" and "Shares Eligible for Future Sale."

Absence of Dividends.   Presently, the Board of Directors intends
to retain future earnings to finance the development of the Company's business and does not intend to declare or pay dividends on its Common Stock. See "Dividend Policy."

Compliance Requirements and Regulatory Penalties for Noncompliance. Various aspects of the Company's business are subject to federal and state regulation as well as "self regulatory" authorities which, depending on the nature of any noncompliance, may result in the suspension or revocation of licenses or registration, including broker/dealer, investment advisor and transfer agent licenses and registrations, as well as the imposition of civil fines and criminal penalties. Failure by the Company or any of its employees to comply with such regulations or with any of the laws, rules or regulations of Federal, State or industry authorities (principally the NASD and SEC) could result in censure, imposition of fines or other sanctions, including revocation of the Company's right to do business or in suspension or expulsion from the NASD. Any of the foregoing would have a materially adverse effect upon the Company. Such regulations are designed primarily for the protection of the investing customers of securities firms rather than the Company's shareholders. Finally, there is no assurance that the Company, along with other fund sellers, administrators and managers will not be subjected to additional stringent regulation and publicity which may adversely affect its business. In the securities industry, in recent years, there has been an increased incidence of litigation, including court litigation, arbitration and enforcement or disciplinary proceedings by regulators. See "Regulations."

Termination of Management Contracts on Assignment.   Under the
Investment Company Act of 1940, as amended (the "Investment Company Act"), the distribution agreements between the Funds and the Company's subsidiaries terminate automatically upon their assignment. The term "assignment" includes direct assignments as well as assignments which may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling block of the Company's voting securities. The Investment Company Act presumes that any transfer of more than 25% of the voting securities of any person represents a transfer of a controlling block of voting securities. The Company does not believe that the transactions contemplated by this offering will result in an "assignment" of the distribution or administration agreements. If, at any time, the distribution and administration agreements are deemed to be terminated as a result of an "assignment," and the Company or the Company's subsidiaries are unable to enter into new distribution and administration agreements, the assignments could have a materially adverse effect on the Company's business. See "Regulations-Regulation of the Company's Business."

Regulatory Penalties for Failure to Maintain Minimum Net Capital Requirements. The SEC's Net Capital Rule imposes minimum financial requirements for broker/dealers. The Net Capital Rule places limits on certain of ND Capital and Ranson Capital operations, such as underwriting activities, market-making and other principal trading activities. A decrease below minimum net capital required for ND Capital and Ranson Capital could force such broker/dealers to suspend activities pending recovery of net capital. Factors which affect ND Capital and Ranson Capital net capital include the general investment climate as well as the ability of the Company to obtain any assets necessary to contribute equity capital to its wholly-owned subsidiary. Although both ND Capital and Ranson Capital currently have sufficient net capital, should the Company's liquidity be impaired substantially as a result of any factor, including potential demands for cash created by the rescission offer, and additional net capital become necessary, the continued operation of ND Capital and/or Ranson Capital could be restricted or suspended. See "Regulations-Net Capital."

Absence of Public Market.   Prior to this offering there has been
no public market for the Company's securities. There can be no assurance that a market will develop at the conclusion of the offering or that if developed, it will be sustained. Purchasers of the securities, therefore, may have difficulties in selling their securities should they desire to do so.

Risks of Low Priced Stocks.   There is currently no public market
for the Company's Common Stock. After completion of this offer, the Company intends to file an application for quotation on the NASDAQ Small Cap Market. There can be no assurance that the NASDAQ will approve the Company's application.

A summary of the financial requirements for initial quotation on the NASDAQ Small Cap Market, and maintenance of such quotation, follow:


                                       Initial
        Attribute                     Quotation    Maintenance
---------------------------------    -----------   -----------
Total Assets                         $ 4,000,000   $ 3,000,000
Total Stockholders Equity            $ 3,000,000   $ 1,000,000
Registration Under Section 12(g)
  of the Securities Exchange
  Act of 1934 or Equivalent                 Yes           Yes
Public Float (Shares)                 1,000,000      1,000,000
Market Value of Public Float        $ 1,000,000    $   200,000
Stockholders                                300            300
Minimum Bid Price                        $ 3.00         $ 1.00
Number of Market Makers                       2              2


Presently, the Company meets all of the requirements with the exception that since the Company's Common Stock had not previously been registered under the 1933 Act and, therefore, is not currently traded, there are no market makers, no bid price, and no public float. No assurance can be made that a market will develop for the Company's stock, that the minimum bid price will be met, or that the Company will continue to meet the other requirements of quotation. Until such time as the Company's application is approved and the Common Stock is quoted on the NASDAQ's Small Cap Market, trading in the Common Stock, should a market develop, would be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board."

In the absence of a security being quoted on NASDAQ, or the Company otherwise qualifying for exclusion from penny stock restrictions, trading in the Common Stock is covered by Rule 15g-2 through 15g-9 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Generally, penny stock is a security that is priced under five dollars, is not traded on a national stock exchange and/or that has under $2 million in net tangible assets and has not been in business for at least three years.

Under the rules regarding penny stocks, a broker/dealer must furnish customers substantial disclosure and formal written notice prescribed by the Securities and Exchange Commission in connection with the sale of a penny stock. The disclosures must be furnished to the customer orally prior to any sale and in writing promptly regarding bid and offer price quotes for the penny stock, the brokerage firm's compensation, compensation received by the brokerage firm's salesperson, and the written form required by the Securities and Exchange Commission entitled "Important Information on Penny Stocks." This document contains cautionary language regarding penny stocks and the manner in which they are purchased. In addition, a broker/dealer must qualify a customer for purchase of penny stock if the customer is not an established customer. Furthermore, a broker/dealer must approve a customer's account for transactions in penny stocks by, among other things, reasonably determining whether the purchase of penny stock is suitable for the customer and obtaining the customer's signed agreement to the transaction(s).

If the Company's securities are subject to the existing rules on penny stocks, the market liquidity for the Company's securities can be expected to be severely affected by limiting the ability of broker/dealers to sell the Company's securities and the ability of purchasers in this offering to sell their securities in the secondary market. Consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's Common Stock than if it were listed on NASDAQ Small Cap Market or National Market System.

Sensitivity to Changes in Market Conditions.   The Company's
revenues, like those of other firms in the fund management and mutual fund brokerage industry, are directly related to fluctuations in quantity of investment in mutual funds and price levels of funds under management. A significant portion of the Company's earnings are generated from fees based on the average daily market value of the assets the Company administers for its clients. A rapid change in interest rates or a sudden decline in the bond markets could influence an investor's decision whether to invest or maintain an investment in a bond based mutual fund. As a result, fluctuations may occur in assets which the Company has under administration due to changes in interest rates and other investment considerations. A significant investor trend seeking alternatives to mutual fund investments could have a negative impact on the Company's revenues by reducing the assets it administers. From time to time, the Company has waived, and in the future for competitive reasons, may waive certain fees normally charged to mutual funds to which it provides services.

Economic Business Risks Outside the Company's Control.      The
Company's mutual fund management business is subject to various risks and contingencies, many of which are beyond the ability of the Company to control. These risks include economic conditions generally and in particular those affecting bond and securities markets, interest rates, discretionary income available for investment; customer inability to meet payment or delivery commitments; customer fraud; and employee misconduct and errors.

Existing and Potential Competition.    The Company encounters
intense competition in all aspects of its business and competes directly with many other securities firms and mutual fund managers, a significant number of which offer their customers a more extensive range of financial services, have substantially greater financial resources and may have greater operating efficiencies. While it is not possible to predict the type and extent of competitive services which banks and other institutions ultimately may offer to customers, the Company may be adversely affected to the extent those services are offered on a large scale. See "Business-Competition."

Potential Bank Competition.    The Glass-Steagall Act, among other
things, prohibits banks from engaging in the underwriting, public sale or principal distribution of and dealing in securities. Bank holding companies (either directly or through their bank or non-bank subsidiaries), however, are generally permitted to purchase and sell securities, as agent, upon the order and for the account of their customers. Federal bank regulatory agencies, including the Office of the Comptroller of the Currency (the "OCC"), have by regulatory interpretations, allowed banks to provide a wide variety of services to mutual funds, including investment advisory, administration, shareholder servicing, custodial and transfer agency services. If current restrictions under the Glass-Steagall Act were relaxed and banks were authorized to organize, sponsor and distribute shares of an investment company, it is possible that national, regional or local banks would consider the possibility of performing some or all of the services presently provided by the Company. Should such an event occur, it could have a material adverse impact on the Company's business operations. See "Business-Competition."

Arbitrary Offering Price.   The public offering price of the Shares
offered hereby was negotiated between the Company and the Underwriter Financial Advantage Brokerage Services, Inc. It does not necessarily bear any relationship to the assets, operating results or book value of the Company or other recognized measurements of value. See "Underwriting."

The Company's Lack of Participation in the Market.   The Company's
broker/dealer subsidiaries will not participate in the offering. After the distribution of the Shares is completed, neither ND Capital, Inc. nor Ranson Capital Corporation will engage in market making activities in the Company's securities except on an (unsolicited) agency basis, for its customers, and not as a principal. The prices and liquidity of the securities may be significantly affected by the degree, if any, of these firm's lack of participation in the market. After the distribution of the Shares, neither ND Capital, Inc. nor Ranson Capital Corporation will make any recommendations with respect to the Company's securities.

No Minimum Sale Requirement or Purchase Commitment Offering.   The
Underwriter shall use its best efforts in the sale of the Shares, but there is no commitment by the Underwriter or any other person to purchase the Shares offered hereby. Consequently, the Company can give no assurance that any of the best efforts Shares offered hereby will be sold. Although there is no minimum proceeds the Company must receive to continue its business, its opportunities for expansion in the mutual fund industry will be diminished to the extent less than the 2,546,419 Shares offered by the Company are sold. If the minimum offering is not sold the Company may be required to seek alternative capital sources such as bank borrowing, debt offering or other sources of funding. See "Underwriting" and "Use of Proceeds."

Broad Discretion in Use of Proceeds.   A significant portion of the
proceeds of this offering have only been generally allocated.
Specific applications of proceeds will be in the sole discretion of management. See "Use of Proceeds" and "Management."

Dilution.   The initial public offering price is substantially
higher than the net tangible book value per share of Common Stock. Investors purchasing shares of Common Stock in this offering will therefore incur immediate and substantial net tangible book value dilution. See "Dilution."

                        USE OF PROCEEDS

   The net proceeds to the Company from the sale of the 2,546,419 shares of Common Stock offered hereby are estimated to be $7,921,220, based on an assumed initial public offering price of $3.50 per share and after deducting estimated underwriting discounts and commissions and offering expenses. The Company intends to use such estimated net proceeds for general corporate purposes, in the following order of priority (i) 80% of the net proceeds will be used in developing mutual fund assets under its management and increasing its mutual fund base, including gaining management of other unaffiliated compatible mutual funds through purchase or merger with other existing mutual fund managers, (ii) 10% of the net proceeds will be used to increase assets under management in existing affiliated mutual funds through payments of brokerage commissions to selling brokers of the affiliated deferred load mutual funds, and (iii) 10% of the net proceeds will be allocated to potential acquisitions of related businesses. The Company currently has no material commitments or agreements with respect to any such transactions and is not involved in any discussions with respect to acquisition transactions. Pending such uses, the Company intends to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments. The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholders.

                            DILUTION

The net tangible book value of the Company at December 31, 1995 was approximately $5,110,810 or $.62 per share of Common Stock. Based upon pro forma calculations related to the January 5, 1996 Ranson Company, Inc. acquisition described in "Certain Transactions-The Ranson Acquisition" the net tangible book value of the Company/Ranson Company, Inc. combination is approximately $<302,099> or $<.04> per share.

Pro forma net tangible book value per share is determined by dividing the net tangible book value (tangible assets less liabilities) of the Company by the number of shares of Common Stock outstanding at that date, (8,191,751 shares) such total excludes the potential exercise of stock warrants currently outstanding. Without taking into account any other changes in net tangible book value after December 31, 1995 other than to give effect to the sale by the Company to the public of 2,546,419 shares of Common Stock hereby at an assumed initial public offering price of $3.50 per share of Common Stock, pro forma net tangible book value so calculated equals $1.21. This represents an immediate increase in net tangible book value of $0.59 per share to existing stockholders and an immediate dilution of $2.29 per share to investors purchasing Common Stock in this offering. The following table illustrates this dilution on a per share basis:


                                              Per Actual      December 31, 1995
                                          December 31, 1995     Company/Ranson
                                              Company         Company Pro Forma
                                            Balance Sheet       Balance Sheet
                                          -----------------   -----------------
Assumed initial public offering price            3.50                3.50
   Net tangible book value at
     December 31, 1995                         $  .62              $ <.04>
   Increase in net tangible book               ------              ------
     value attributable to the sale
     by the Company of the shares
     of Common Stock offered hereby            $ 0.59              $ 0.76
   Pro forma net tangible book value
     after this offering                       $ 1.21              $ 0.72
   Dilution to new stockholders                $ 2.29              $ 2.78



There are 1,050,000 shares of Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.62 per share. To the extent that the shares available for issuance upon exercise of outstanding warrants are issued, there would be a reduction in net tangible book value dilution per share to new investors.

The following table summarizes, on a pro forma basis, the differences between (i) the number of shares of Common Stock which the current officers, directors and affiliated persons have acquired since inception of the Company, (ii) the number of shares of Common Stock to be purchased from the Company by new investors in this offering, (iii) the total cash consideration paid, and (iv) the average purchase price per share (before deducting the underwriting discounts and commissions and expenses of this offering):


         Offering - (2,546,419 shares of Company stock)

                                                                          Average
                                 Shares          Total Considerations     Purchase
                          --------------------  ----------------------     Price
                            Number     Percent     Amount      Percent   Per Share
                          ----------   -------  ------------   -------   ---------
Affiliated Stockholders      364,580     3.4%   $    326,429     1.7%      $  .90
Unaffiliated Existing
  Stockholders             7,748,362    72.7%     10,274,000    52.7%        1.33
New investors              2,546,419    23.9%   $  8,912,466    45.6%        3.50*
                          ----------   ------   ------------   ------      ------
   Total                  10,659,361   100.0%   $ 19,512,895   100.0%
                          ==========   ======   ============   ======

*assumed offer price


                         CAPITALIZATION

The following table sets forth the capitalization of the Company at December 31, 1995 (actual) and as adjusted for this offering.


                                                    December 31,  December 31,
                                                       1995           1995
                                                      Actual      As Adjusted
                                                    -----------   -----------
Common Stockholders equity:
20,000,000 shares No Par Common Stock authorized,
   issued and outstanding: 8,191,751 (actual) and
   10,659,361 (as adjusted) respectively (1)        10,760,074     18,770,418
Unrealized Gain (Loss) on Securities for Sale           21,900         21,900
Retained earnings (accumulated deficit)             (1,671,548)    (1,671,548)
                                                    ----------     ----------
   Total Common Stockholders' equity                 9,110,426(2)  17,120,770
                                                    ----------     ----------
      Total capitalization                           9,110,426     17,120,770
                                                    ==========     ==========

(1) Excludes 1,050,000 shares of Common Stock issuable upon exercise of warrants currently outstanding.
(2) Includes redeemable stock (Common Stock subject to rescission exchange offer) totaling 4,859,207 shares recorded at $9,600,000.


                        DIVIDEND POLICY

The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future. The Company intends to retain its earnings to provide funds for the expansion of its business. The Company's future policy with respect to dividends on the Common Stock will be determined by the Board of Directors based upon conditions then existing, including the Company's earnings and financial condition, capital requirements and other relevant factors. See "Description of Capital Stock" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Prior to acquisition of The Ranson Company, Inc. and Ranson Capital Corporation, which occurred on January 5, 1996, the Company had three wholly-owned subsidiaries through which it conducted its operation. The three subsidiaries, all North Dakota corporations, are ND Money Management, Inc., ND Capital, Inc., and ND Resources, Inc. The Company (through its subsidiaries) markets, manages and acts as transfer agent for the investment portfolios of mutual fund entities affiliated with the Company. Percentage fees are based on total assets of each fund managed.

The Company had eighteen full time employees as of December 31, 1996. The acquisition of The Ranson Company, Inc. on January 5,
1996 added three additional employees (retained employees of Ranson Capital Corporation) included in the employee total.

The Company and its subsidiaries have an affiliation with the ND Tax-Free Fund, Inc., the ND Insured Income Fund, Inc., the Montana Tax-Free Fund, Inc., the South Dakota Tax-Free Fund, Inc. and the Integrity Fund of Funds, Inc. ND Capital, Inc. (a subsidiary) received $421,182 (100%) of its 1995 revenue and $313,717 (100%) of its 1994 revenue from fees related to the operations of these funds. ND Capital, Inc. reported commissions of $78,014 in 1995 and $53,052 in 1994. These commission figures represent approximately 6% of Company's 1995 revenues and less than 5% of the Company's 1994 revenues. ND Money Management, Inc. (a subsidiary) received $693,429 (100%) of its 1995 revenue and $571,254 (100%) of its 1994 revenue from fees related to the operation of the funds. ND Resources, Inc. (a subsidiary) received $167,346 in 1995 and $105,424 in 1994, 100% of its revenues from fees related to transfer services for these funds. The Company, as well as various subsidiaries, holds an investment in one or more of the Funds. These investments produced $59,244 and $71,708 in dividend income for 1995 and 1994, respectively. Because of the nature of these relationships, the Company and its Subsidiaries are economically dependent on the Funds for a majority of its current revenue.

Since the Company's inception in 1987, revenues and assets under administration have grown in each year. The Company's revenues (exclusive of "other income") have grown from $61,927 in fiscal 1990 to $1,405,316 in fiscal 1995 as average assets under administration have grown from $15 million during fiscal 1990 to $120 million during fiscal 1995.

As a result of the acquisition of The Ranson Company, Inc. completed on January 5, 1996, the Company is also the manager of three additional funds, called the "Ranson Managed Portfolios". Ranson Capital Corporation, a NASD member broker/dealer and the investment advisor and manager for the three "Ranson Managed Portfolios": the Kansas Municipal Fund, Kansas Insured Intermediate Fund and the Nebraska Municipal Fund, is a subsidiary of The Ranson Company (and now the Company). Ranson Capital Corporation, as a wholly-owned subsidiary of the Company, continues to act as the investment adviser and manager for the Ranson Managed Portfolios. The Ranson Managed Portfolios provided an additional managed asset base of approximately $184,000,000. As a result, total assets managed by the Company now total in excess of $324,000,000. The Company's largest expense category is compensation and benefits. Included within this category are all compensation-related costs (payroll, benefits, bonuses) for the Company's entire staff as well as commissions paid to its sales group. Although this expense has increased in the past due to the establishment and expansion of the Company's marketing efforts, the Company believes compensation expense should decrease over time as a percentage of revenues, as the Company's asset base and revenues derived therefrom expand to more efficiently utilize the Company's capacity. Other operating expenses include facilities, legal and accounting, consulting, communication expenses, registration expenses and others. Other operating expenses are more fixed in nature and should decrease, over time, as a percentage of revenues.

Expenses and losses recognized as a percentage of operating revenues and other income have decreased for each full fiscal year since the Company's inception. The Company has benefited from its growth in that expenses have not increased at the same rate as revenues due to economics of scale. Because the Company has increased its personnel to meet the growth of its funds, the Company's largest expense category has been employee compensation and benefits. The Company started with two employees in 1987 and had 18 employees as of December 31, 1996. Management of the Ranson Managed Portfolios, acquired through the purchase of The Ranson Company, Inc., which more than doubled the assets managed by the Company, required retaining only three of Ranson Capital Company's employees. All other duties relating to management of the Ranson Managed Portfolios were assumed by existing Company employees. The Company expects its pre-tax margins to increase over time as its revenues and assets under administration grow more rapidly than expenses. Despite increases in compensation and marketing expenses in each period, the fixed components of total operating expenses remained relatively constant.

The Company's basic source of income is from investment advisory and management services provided to affiliated mutual funds. Fees are based upon a percentage of total funds under management. Management's plans for generating operating profits in the future through continued growth and expansion of the five original Funds rely upon bringing affiliated mutual fund assets under its management.

As a method of attracting investment in the three tax-free funds mentioned above, the Company does not charge a front-end commission to purchasers of the mutual funds. To bring funds under its management, commission fees must be paid to brokers who sell the "deferred load" mutual funds. These fees are the Company's cost of bringing assets under its management. Since there is no front-end sales charge on investments in these funds, the commissions paid to brokers for selling the funds are recorded as deferred costs and carried in the "Other Assets" section of the balance sheet. As of December 31, 1995 these costs are carried as an asset on the books of the Company in the amount of $2,840,238. These costs of bringing assets under management are amortized to expense based on the established deferred sales charge rates for redemption of investments in these funds.

Because the Company absorbs the cost of paying the current cost of brokerage fees, during periods of expansion of the deferred load mutual funds (such as occurred during the past three years) substantially more cash is expended in paying the brokerage costs to distribute the deferred load funds than is reported as expense from amortization of the "deferred sales costs" account to which such costs are capitalized. In the year ended 1995, $826,131 of such brokerage fees were incurred and capitalized as "deferred sales costs." In the same period, $808,286 of "deferred sales costs recognized" was reported as an expense for 1995. This expense resulted from the amortization of deferred sales costs capitalized in previous years. Expensing, through amortization, of deferred sales costs in any given year will not normally equal the amount actually spent and capitalized to deferred sales costs in that same year. In 1994, $874,673 of deferred sales costs was capitalized while only $549,835 in amortization of deferred sales costs were recognized as expense. As a result of this method of reporting brokerage fees paid by the Company related to the deferred load funds, reported financial information may not be necessarily indicative of future operating results or of future financial condition.

Operating Data

Revenues By Source

The five Funds managed by the Company constitutes a material part of Company's consolidated revenues.

The following table sets forth the amount and percentage of revenues and other income from each principal source in the periods indicated:


                                                Year Ended December 31,
                         -------------------------------------------------------------------
                                  1995                   1994                   1993
                         ---------------------   ---------------------   -------------------
                           Amount      Percent      Amount     Percent   Amount      Percent
                         -----------   -------   -----------   -------   ---------   -------
Interest and dividends   $   314,253     20%     $   195,130     15%     $  41,317      4%
Fee Income                 1,327,302     84%       1,077,089     85%       813,402     89%
Commissions                   78,014      5%          53,062      4%        52,353      5%



The following table sets forth, for the periods indicated, selected financial information expressed as a percentage of total revenues and other income:


                                         Year Ended December 31,
                                         -----------------------
                                           1993    1994    1995
                                           ----    ----    ----
Revenues and other Income                  100%    100%    100%
Expenses and Losses Recognized
   Compensation and benefits                49%     47%     46%
   General and Administrative               44%     34%     33%
   Other                                    44%     55%     55%
                                           ----    ----    ----
      Total expenses                       137%    136%    134%
                                           ====    ====    ====
Loss before income tax benefit
    and cumulative effect adjustment       (37%)   (36%)   (34%)
Deferred income tax benefit                 15%     16%     10%
Loss before effect of a change
    in accounting principle                (22%)   (20%)   (24%)
Cumulative effect on prior years
    of accounting change                    59%       -       -
                                           ----    ----    ----
Net Income                                  37%    (20%)   (24%)
                                           ====    ====    ====


The following table sets forth, for the periods indicated, certain operating data and the percentage change in such period of such operating data derived from "Selected Consolidated Financial Data" compared to the same period in the prior year period. There can be no assurances that these trends will continue in the future.


                                                                  Percentage Increase
                                                                -----------------------
                                                                Year Ended December 31,
                                                                -----------------------
                                 Year Ended December 31,         1993    1994    1995
                        -------------------------------------    over    over    over
                           1993         1994          1995       1992    1993    1994
                        ---------   -----------   -----------    ----    ----    ----
Operating Revenues      $ 865,755   $ 1,130,151   $ 1,405,316     66%     30%     24%
Average assets under
   administration
   (in millions)             $ 93         $ 110        $ 120      48%     18%      9%
Number of Funds                 3             5            5



Results of Operations

Nine Months ended September 30, 1996 compared to nine months ended September 30, 1995. (Management's Unaudited Statements of
Operations)

Total operating revenues for the nine months ended September 30, 1996 were $2,404,970 representing a 43% increase from the $1,683,027 for the comparable period of 1995. Fee revenues were $2,216,185 in January through September of 1996; (92% of operating revenues) as compared to $1,539,475 for the first nine months of 1995 (91% of operating revenue), representing a 44% increase over the previous period. Commission income totaled $188,785 and $143,552 for the nine months ended September 30, 1996 and 1995 respectively, an $45,233 increase between periods.

The increase in management fee revenues in the first three quarters of 1996 from the same period in 1995 can be directly attributed to the substantial increase in the funds under management resulting from the acquisition of The Ranson Company, Inc. in January of 1996. Approximately $180,000,000 of assets managed by The Ranson Company were brought under the Company's management. The Company's fees income is based upon assets under management.

Expenses for the nine months ended September 30, 1996 increased only 12% from the same period of 1995 from $2,218,450 to $2,485,577. Compensation and benefits at $602,756 and $622,251 respectively, comprise 27% and 25%, of total expenses for the 1995 and 1996 nine month periods. Compensation and benefits expenses increased 3% as compared to the same period of 1995. The expansion of the family of Funds and amortization of costs related to past accumulations of funds under management also resulted in other expenses increasing over the previous year. The most significant expense item is "deferred sales costs recognized." During the nine month period ended September 30, 1996 the expense was $751,908 compared to $677,321 for the same period of 1995. Interest expense increased substantially from $19,413 to $119,467 as a result of debt incurred to purchase The Ranson Company, Inc.

The Company's recorded "other income" income from interests and dividends was reduced to $55,034 in the nine month period ended September 30, 1996 compared to $239,474 in the same period of 1995 because the Company's liquid assets were substantially reduced by the purchase of The Ranson Company, Inc.

As a result of these factors, the Registrant reported net income before income tax expense of $6,128 for the nine months ended
September 30, 1996 versus a net loss of $343,862 for the comparable period of 1995.

Twelve Months ended December 31, 1995 compared to twelve months ended December 31, 1994.
1995 provided substantial growth in revenues and continuing maturity of the Company. 1995 also marked a renewed emphasis upon the acquisition in the Company's growth strategy.

Total operating revenues for the twelve months ended December 31, 1995 were $1,405,316 representing a 24% increase from the $1,130,151 for the comparable period of 1994. Fee revenues were $1,327,302 in January through September of 1995; (94% of operating revenues) as compared to $1,077,089 for the twelve months of 1994 (94% of operating revenue), representing a 24% increase over the previous period. Commission income totaled $78,014 and $53,052 for the twelve months ended December 31, 1995 and 1994, respectively, a $24,952 (47%) increase between periods. The increase in management fee revenues in the calendar year of 1995 from the same period in 1994 can be directly attributed to the growth of the Funds upon which the fees are based.

Operating expenses for the year ended December 31, 1995 increased 24% from the same period of 1994 from $1,704,251 to $2,117,446.
Compensation and benefits at $616,773 and $725,902, respectively, comprise 36% and 34%, of total expenses for the 1994 and 1995 twelve month periods. Compensation and benefits expenses increased 18% as compared to the same period of 1994. The expansion of the family of Funds and past accumulations of funds under management also resulted in other expenses increasing over the previous year. The most significant expense item is "deferred sales costs recognized." During the year ended December 31, 1995 the expense was $808,286 compared to $549,835 for the same period of 1994.
This "non-cash" expense is a result of commissions on sales of mutual funds paid by the Company in prior years in order to offer no front-end load funds to mutual fund customers. Sales commissions paid to brokers by ND Capital, Inc. (a subsidiary) in connection with the sale of shares in the Funds (ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc.,) are capitalized and amortized over five years. This approximates the period of time during which deferred sales commissions may be recovered from contingent deferred sales charges collected from redemptions by shareholders of the deferred load funds.

The maximum contingent deferred sales charge ("charge") which may be assessed upon redemptions of shares is 4%. A charge is assessed against shares which are redeemed within the first five years of their purchase. The charge varies from a maximum of 4% for shares which are redeemed within the first two years, down to 1% for shares redeemed within the fifth year, after which no further charge is assessed, in accordance with the following schedule:

Year of Purchase                   1    2    3    4    5   6 & Following
Contingent Deferred Sales Charge   4%   4%   3%   2%   1%        0

These redemption fee calculations are based upon the lesser of the original purchase price of the customer's shares or the value of the shares on the day of redemption. In the event a redeeming customer's investment has increased in value at the time of redemption, the redemption fee will be based upon the original purchase price. If a redeeming customer's investment has decreased in value, the redemption fee will be based upon the current value of the customer's investment on the day of redemption. In the event that a redeeming customer's investment has declined in value from the original purchase price, the Registrant's redemption fee, which, is in such instance, based upon the current value, will be proportionally less than the Registrant would have received if the value of the customers investment had remained constant or increased in value.
Redemption fees earned by the Registrant were $42,436 in 1993, $61,346 in 1994 and $122,018 in 1995.

To best match the contingent deferred sales charge schedule, deferred sales costs are amortized to expense using the following schedule:

               After year          Rate
               ----------          ----
                    1                0%
                    2               25%
                    3               25%
                    4               25%
                    5               25%
                                   100%

Registrant recorded "other income" income from interest and dividends of $314,253 in the year ended December 31, 1995 compared to $195,130 in the same period of 1994. Investment related losses reduced the 1995 period's "other income" to $176,669 compared to $96,724 in 1994.

As a result of these factors, the Registrant reported a net loss before income tax benefit and cumulative effect adjustment of $535,461 for the year ended December 31, 1995 versus a net loss of $477,346 for the comparable period of 1994.

The Company places available cash in interest bearing demand money market accounts, US Treasury Bonds, local government bonds and mutual fund investments. As of December 31, 1995, the Company's cash and cash equivalents totaled $4,894,838 ($4,199 in checking, $4,890,639 in Dean Witter Money Market Accounts.) Investment Securities consisted of a $301,000 investment in mutual fund shares ($322,900 estimated market value).

Effect of Acquisition of The Ranson Company, Inc.
Based upon pro forma information compiled to relate back the effect of the acquisition of The Ranson Company, Inc. on January 5, 1996, to the twelve month period ended December 31, 1995, revenues for the twelve month period would increase approximately $771,657 while operating expenses would increase approximately $512,803 before amortization expense related to the acquisition, which amortization expense would have increased $363,300, all directly as a result of the acquisition of The Ranson Company, Inc. Additionally, deferred income tax benefit is reduced by approximately $100,000.

The mutual fund securities and management advisory business is subject to various inherent risks and contingencies, many of which are beyond the Company's ability to control. The Company's revenues, like those of other firms in the securities fund management industry, are directly related to the amount and stability of funds under management. Variations in amounts of investment assets under management are the result of local, regional, national and international economic, regulatory and political conditions; broad trends in business and finance; and interest rate fluctuations.

Twelve Months ended December 31, 1994 compared to twelve months ended December 31, 1993.
1994 was a year of positive growth and development as the Company greatly expanded its invested equity base and matured as an operating entity. Assets under management increased $17,000,000, reaching $110,000,000 by July 1, 1994.

Total operating revenues for the 12 months ended December 31, 1994 were $1,130,151 representing a 31% increase from the $865,755 for the comparable period of 1993. Fee revenues were $1,077,089 in 1994; (95% of operating revenues) as compared to $813,402 for the 12 months of 1993 (94% of operating revenue), representing an 32% increase over the previous year. Commission income totaled $53,062 and $52,353 for the 12 months ended December 31, 1994 and 1993, respectively, an insignificant 1% increase between periods.

The increase in management fee revenues from 1993 can be directly attributed to the growth of the Funds together with management's policy of continuing expansion of Company's mutual fund family. In early 1994, the South Dakota Tax-Free Fund was introduced and by year's end a new fund, Integrity Fund of Funds, Inc., was ready for market. A three-fold benefit can be realized on organization of new mutual funds; first, in certain conditions, initial fees and commissions can be generated upon the successful organization and distribution of an offering by the Company's broker/dealer subsidiary; second and more important, there are substantial management fees generated from operation and management of the fund assets by the Company's Investment Advisor subsidiary. Additionally, transfer fees and clerical fees are generated in the transfer agent subsidiary.

Operating expenses for the 12 months ended December 31, 1994 increased 38% from the same period of 1993 from $1,239,151 to $1,704,251. Compensation and benefits at $444,248 and $616,773 respectively, comprise 36%, of total expenses for both the 1993 and 1994 periods. Compensation and benefits expenses increased 39% as compared to the same period of 1993, consistent with a similar increase in management fees revenue.

Compensation and benefits include salaries and wages as well as commissions paid to associated registered representatives. In order to accommodate the increase in operational activities, two additional employees were added in 1994, increasing the number of employees from 13 to 15. Total salaries increased $117,466. This increase was attributable to the two additional employees and raises for existing employees in compensation of increased responsibility and workload. Commissions paid to registered representatives increased $55,059, this expense partially relates to annual commission payments to registered representatives based upon average net asset values of funds under management. Total remuneration to Officers and Directors of the Company dropped slightly from $235,764 in 1993 to $233,911 in 1994. As management fee income increases as a result of volume increases in funds under management, compensation and benefits expense increase in order to provide services to the higher volume of funds.

The expansion of the family of Funds and past accumulations of funds under management also resulted in other expenses increasing over the previous year. The most significant expense item is "deferred sales costs recognized." The 1994 expense was $549,835 compared to $318,425 for 1993.

As a result of the large increase in invested equity by the Company's shareholders, the Company recorded "other income" from interests and dividends of $195,130 in 1994 compared to $41,317 in 1993. Investment related losses reduced 1994's "other income" to $96,724 compared to $34,741 in 1993.

As a result of these factors, the Company reported a net loss before income tax benefit and cumulative effect adjustment of $477,376 for the 12 months ended December 31, 1994 versus a net loss of $338,655 for the comparable period of 1993.

Twelve Months ended December 31, 1993 compared to twelve months ended December 31, 1992.
1993 represented a tremendous year of growth for the Company.
Total revenues for the 12 months ended December 31, 1993 were $865,755 representing a 66% increase from the $520,520 for the comparable period of 1992. Management fee revenues were $813,402 in the 12 months of 1993; (94% of total revenues) as compared to $491,467 for the 12 months of 1992 (94% of total revenue), representing an 66% increase over the previous year. Commission income totaled $52,353 and $29,053 for the 12 months ended December 31, 1993 and 1992, respectively, an 80% increase between periods. The increase in management fee and commission revenues from 1993 is directly attributed to growth of the mutual funds under management.

Assets under management increased 48% over the previous year to $93,000,000. The Montana Tax-Free Fund opened in August, 1993, adding an additional source of mutual funds assets under the Company's management.

Expenses for the twelve months ended December 31, 1993 increased 38% from the same period of 1992 from $900,171 to $1,239,151.
Compensation and benefits expense increased moderately from 1992 to 1993 at $375,019 and $444,248 respectively, comprising 42% and 36%, of total expenses for the 1992 and 1993 periods.

The continuing growth of the family of funds also resulted in other expenses increasing over the previous year. The largest expense, "deferred sales costs recognized," amortizes prior years capitalized costs of absorbing the cost of paying broker commissions rather than passing the commissions on to the mutual fund purchasers in order to offer deferred front-end load mutual funds.

Other income (income from investments and interest) is reported at a gain of $34,741 in 1993 compared to a loss of $49,979 in 1992.
The 1992 loss in other income reflects the recognition of an $80,000 investment write down.

As a result of these factors, the Company reported a net loss before income tax benefit and cumulative effect adjustment of $338,655 for the 12 months ended December 31, 1993 versus a net loss of $429,630 for the comparable period of 1992.

Financial Condition

As of December 31, 1995, the Company's current assets represented approximately 57% of total assets. Stockholders' equity as of December 31, 1995 was approximately $9,110,426 million, an increase of $211,798 or 2% since December 31, 1994. Such increase was due to sales of the Company's Common Stock to investors during the first quarter of 1995.

Based upon unaudited pro forma data compiled as of December 31, 1995 and presented in the accompanying financial information, a number of significant changes are noted, all the results of the acquisition of The Ranson Company, Inc. which occurred on January 5, 1996.

As a result of the purchase of The Ranson Company, Inc., the pro forma combination of the Company and The Ranson Company, Inc., compiled to relate back the acquisition to the unaudited interim balance sheet dated December 31, 1995, indicates that total current assets decreased approximately $4,247,606. Net equipment increased $58,000. New intangible assets consisting of capitalized investment advisor's agreement of $5,265,647 and $300,000 attributable to non complete covenants are recognized. With respect to liabilities, additional current liabilities of $1,652,254 ($2,000,000 as a pro forma calculated loan directly related to the purchase of The Ranson Company, Inc. and the balance The Ranson Company, Inc. debts assumed in the acquisition of The Ranson Company, Inc.) are recognized.

Liquidity and Capital Resources

The Company's most liquid assets are cash and cash equivalents.
The levels of these assets are dependent on the Company's operating, financing and investing activities during any given period.

Cash and cash equivalents at September 30, 1996 totaled $434,732.

The Ranson Company, Inc. Acquisition Effect Upon Liquidity and
Capital Resources

The cost to the Company of the acquisition of The Ranson Company, Inc. on January 5, 1996 was approximately $6,196,403. $5,083,274 was paid directly to The Ranson Company, Inc. shareholders on January 5, 1996 and $1,113,129 was placed in escrow until July 3, 1996. $4,696,403 of the $6,196,403 purchase price came from cash and cash equivalents held by the Company. $1,500,000 of the purchase price was borrowed on a short term note obtained January 5, 1996.

The Rescission Offer Effect on Liquidity and Capital Resources

With a registration statement effective August 29, 1996 the Company, registered Common Stock for re-offer and re-sale pursuant to the US Securities Act of 1933 in connection with rescission of the unregistered Common Stock sold between September 1, 1992 and March 9, 1995. Purchasers who purchased between September 1, 1992 and March 9, 1995 (Common Stock totaling 4,859,207) were offered the option of electing to revoke their ownership of the Company and receive from the Company such purchaser's cash paid for the unregistered Common Stock, plus accrued interest at the legal rate in the state of purchase, or rescind the original purchase and receive registered Common Stock offered hereby on a one share for one share basis.

The rescission offer period ended October 12, 1996.

Only five (5) persons offered the cash rescission option accepted such offer, a total of $139,737 in cash was paid to such rescinding shareholders for a total of 66,165 common shares. 4,793,042 shares of registered Common Stock were exchanged for the equivalent
4,793,042 shares of unregistered Common Stock.

Cash and cash equivalents at December 31, 1995, 1994, and 1993 consist of the following:


                                   Current                    Amount
                        Current    Interest  -------------------------------------
                        Maturity     Rate         1995         1994         1993
                        --------   -------   -----------   -----------   ---------
Cash in checking         Demand         -    $    41,199   $     3,934   $   4,769
Dean Witter Money
    Market Accounts      Demand    4 to 5%     4,890,639     1,156,129     458,127
                                             -----------   -----------   ---------
                                             $ 4,894,838   $ 1,160,063   $ 462,896
                                             ===========   ===========   =========


Investments and their balance sheet classification at December 31, 1995 are as follows:


Investment Securities                Gross       Gross        Gross      Estimated
                                   Amortized   Unrealized   Unrealized     Market
                                     Cost         Gain         Loss        Value
                                   ---------   ----------   ----------   ---------
Securities available-for-sale:
Mutual fund investments            $ 301,000    $ 21,900      $   -      $ 322,900
                                   =========    ========      =====      =========


Investments and their balance sheet classification at December 31, 1994 are as follows:


Investment Securities                Gross       Gross        Gross       Estimated
                                   Amortized   Unrealized   Unrealized      Market
                                     Cost         Gain         Loss         Value
                                  -----------  ----------   ----------   -----------
Securities available-for-sale:
South Dakota municipal bond       $   100,000     $   -      $  16,000   $    84,000
Mutual fund investments             1,492,870         -        109,272     1,383,598
                                  -----------     -----      ---------   -----------
                                  $ 1,592,870     $   -      $ 125,272   $ 1,467,598
                                  ===========     =====      =========   ===========


The carrying value and estimated values of investment in debt and equity securities at December 31, 1993 is listed below.


Investment Securities                Gross       Gross        Gross       Estimated
                                   Amortized   Unrealized   Unrealized      Market
                                     Cost         Gain         Loss         Value
                                  -----------  ----------   ----------   -----------
South Dakota local
  government bonds                $   412,826    $ 3,534     $      -    $   416,360
Mutual fund investments             1,281,640        714       20,781      1,261,573
                                  -----------    -------     --------    -----------
                                  $ 1,694,466    $ 4,248     $ 20,781    $ 1,677,933
                                  ===========    =======     ========    ===========


The Company's statements of financial condition reflect a liquid financial position as cash and assets readily convertible to cash represent over 38%, 57% and 57% of total assets at December 31, 1993, 1994, and 1995, respectively.

As of December 31, 1995, the Company had no trading securities.

Since its inception until the first quarter of 1995, the Company financed its growth in operations and costs related to expansion of assets under its management primarily with funds generated from sales of stock in the Company and to a much lessor extent, long-term debt in the form of investment certificates. Sale of the Company's stock and investment certificates ceased in the first quarter of 1995.

As a registered broker/dealer, ND Capital, Inc., a subsidiary of the Company, is subject to the Uniform Net Capital Rule of the Securities and Exchange Commission (the "SEC"), which requires the maintenance of minimum net capital, as defined in Rule 15c3-1 of the Exchange Act. The Company's wholly-owned broker/dealer subsidiary had net capital of approximately $375,750 at December 31, 1995, which exceeded its net capital requirements by approximately $350,750.

Management believes that existing capital when combined with the additional funds generated from operations will provide the Company with sufficient resources to meet present cash and short term capital needs.

Analysis of Consolidated Cash Flows

The Company's growth in assets over its lifetime has been the result of cash provided by the sale of the Company's Common Stock. The Company has generated cash from financing activities in the fiscal years 1993, 1994, and 1995 of $2,807,383, $4,074,392 and
$426,687, respectively. In each period, the Company invested a portion of its cash flow in capitalized "Deferred Sales Cost," the Company's cost of commissions "fronted" to bring mutual fund assets under its management.

For fiscal 1993, the Company generated $279,212 in positive cash flow. Operating activities required cash totaling $993,096 principally as a result of $1,002,437 being invested in deferred sales costs. Investing activities resulted in a use of cash totaling $1,535,075 principally from a net investment in short-term investments totaling $1,945,368. Financing activities resulted in cash totaling $2,807,383, principally due to sales of the Company's Common Stock.

For fiscal 1994, the Company generated $697,167 in positive cash flow. Operating activities required cash totaling $3,457,919, largely the result of a net increase in trading securities of $2,679,507. Investing activities resulted in positive of cash flow totaling $80,694. Financing activities raised $4,074,392 in cash for the Company.

For fiscal 1995, the Company's activities generated an increase of $3,734,775 in cash and cash equivalents. Operating activities generated net cash of $2,138,401, principally as a result of a $2,674,000 decrease in trading securities. Investing activities generated an additional $1,169,687 in cash, principally as a result of sales of available-for-sale securities. $426,687 was raised from financing activities. Financing activities ceased in the first quarter of 1995.

The substantial build up of cash and cash equivalents at the year ended December 31, 1995 was for the purpose of funding the acquisition of The Ranson Company, Inc. which acquisition took place on January 5, 1996.

Although the Company has relied upon sales of its Common Stock for its past liquidity, management believes that its current liquid position will be sufficient to meet the short and intermediate term financing needs of the Company based on its present and anticipated future operations.

Impact of Inflation and Changing Prices

The financial statement and accompanying notes appearing elsewhere herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Significant assets of the Company are monetary in nature. As a result, interest rates may have a greater impact on the Company's performance than do the effects of the general level of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

The Company's assets are primarily liquid in nature (cash and cash equivalents, current receivables and marketable securities) and therefore not significantly affected by inflation. The Company's management believes that the cost of replacing furniture, equipment and leasehold improvements would not have a material effect on operations. However, the rate of inflation may have a significant effect on employee communications and occupancy costs, which may not be readily recoverable in the price of services offered by the Company.

The Company is not subject to significant seasonal fluctuations.

Impact of New Accounting Standards

Accounting for Investments

In 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115 for valuing its investment securities. At December 31, 1995, investment securities that are held for short-term resale are classified as trading securities and carried at fair value. Other marketable securities are classified as available-for-sale and are carried at fair value. Realized and unrealized gains and losses on trading securities are included in net income. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' equity. Cost of securities sold is recognized using the specific identification method.

As a result of the adoption of SFAS No. 115, the stockholders equity section of the Company's balance sheet was reduced by a total of $125,272, in the added category of "Unrealized loss on securities available-for-sale" at December 31, 1994 and increased by $21,900 a calculation of unrealized gain on securities available-for-sale at the year end December 31, 1995.

Pursuant to the requirements of SFAS No. 115 stockholders equity was reduced by $16,532, to account for the cumulative effect on prior years of the initial application of SFAS No. 115 and an additional $108,740 reduction in stockholders equity for the year ended December 31, 1994.

For the year ended December 31, 1993, before adoption of SFAS No.
115, the Company stated investment securities at the lower of aggregate cost or market. Cost of securities sold for purposes of computing gains or losses was determined by the specific identification method.

Accounting for Income Tax

The Company files a consolidated income tax return with its wholly-owned subsidiaries. In 1994, the Company adopted the Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, and has retroactively applied the change in its method of accounting for income taxes to the 1993 financial statements.

Effective January 1, 1993, the Company retroactively changed its method of accounting for income taxes to conform with the requirements of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the provisions of SFAS No. 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have already been recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The 1993 financial statements have been restated to reflect this change. The effect of the change increased the deferred tax benefit and increased net income by $674,500 for the year ended December 31, 1993 as follows:

   Cumulative effect on years prior
      to January 1, 1993                        $ 539,500

   Effect of the 1993 net operating loss          135,000

   Total increase to net income reported for
      the year ended December 31, 1993          $ 674,500

The increase in the deferred tax benefit for the year ended
December 31, 1994 has been calculated on the current year's net operating loss for tax purposes of approximately $530,000 ($530,000 x 39% = $205,500).

The increase in the deferred tax benefit for the year ended
December 31, 1995 has been calculated on the current year's net operating loss for tax purposes of approximately $416,000 ($416,000 x 39% = $162,400).

The deferred tax benefit has been calculated on approximately
$2,673,000 of net operating losses due to expire between the years 2003 through 2010.

Realization of the deferred tax benefit is dependent upon the Company recognizing sufficient future taxable income (taxable at an effective rate of approximately 39%) prior to the expiration of the net operating losses. The Company's Net Operating Losses are scheduled to expire as follows:

                Net Operating Loss   Expiration
                      Amount            Year
                ------------------   ----------
                    $   110,300         2003
                        245,000         2004
                        272,000         2005
                        322,300         2006
                        435,800         2007
                        346,900         2008
                        527,700         2009
                        413,000         2010
                    -----------
                    $ 2,673,000
                    ===========

Recognition of this deferred tax asset requires an assumption that the Company will, in the future, achieve taxable income sufficient to realize the stated potential of this contingent offset against future income. Since its inception the Company has not achieved any taxable income. The realization of this deferred tax asset is dependent upon substantial improvements over the present level (no taxable income) of pre-tax income.

No valuation adjustment has been made to the deferred tax asset. Management's forecast of operating results contained in their internal business plan indicates positive future earnings adequate to absorb the net operating loss carryforwards within the expiration periods. The major factor generating the net operating losses to date has been the amortization of capitalized deferred sales costs to expense. These costs represent commissions paid to brokers for investments made in the Funds under management by the Company that don't have a "front end" load. A majority of the unamortized costs will be amortized to expense in the next few years. This coupled with the slowdown in Fund growth (thereby reducing amortization amounts on new commissions paid) should create positive net results in the near future. Additionally, the acquisition of The Ranson Company, Inc. is anticipated to generate substantial earnings. As indicated in the operating results of The Ranson Company, Inc. relating exclusively to the management of mutual funds, positive net income is currently being generated. Under Ranson Capital's former management, a portion of the management fees allowed to be charged to the Funds under the current fee structure was being waived by Ranson Capital. It is the intent of the Company to reduce the fee waiver and bring these Funds up to full fee levels. This will further enhance the profitability of managing the additional Funds brought under the Company's management as part of the acquisition. It is also management's belief that significant cost savings will be realized by the combination of management for all Funds as compared to costs of separately managing the Ranson Funds and the ND Holdings Funds. This will be especially true in the administrative and general overhead expense areas since they are indirect costs that are being duplicated by both entities in their operating results prior to the acquisition. Furthermore, since the acquisition of The Ranson Company, Inc. by the Company is a stock purchase, the portion of the purchase price allocated to intangibles is not deductible or amortizable for income tax purposes. Consequently, the Company will report significantly greater operating results for income tax purposes than for financial reporting purposes. Based on the preceding factors, it is management's belief that, more likely than not, the Company's net operating loss carryforwards will be realized before their corresponding expiration periods and that no adjustment should be made to the value of the net deferred tax asset.

                            BUSINESS

General

Description of Business.   The Company, through its subsidiaries,
acts as a mutual fund administrator and management firm. The Company's revenues are derived (through its subsidiaries) as fees from operating, managing and investing the assets of mutual funds and to a lessor extent from brokerage commissions related to transactions within the mutual funds as well as on the purchase by or sale of mutual funds by individuals. The Company currently manages the assets of five mutual funds, all of which were initiated, sponsored and organized by the Company. As a result of the acquisition of The Ranson Company, Inc. completed on January 5, 1996 is also the manager of three additional funds, called the "Ranson Managed Portfolios". Ranson Capital Corporation, a NASD member broker/dealer and the investment advisor and manager for the three "Ranson Managed Portfolios": the Kansas Municipal Fund, Kansas Insured Intermediate Fund and the Nebraska Municipal Fund, is a subsidiary of The Ranson Company (and now the Company).

The Company, ND Holdings, Inc., was incorporated September 22, 1987, as a North Dakota corporation and officially organized on October 27, 1987, in Minot, North Dakota by Robert Walstad, current President of the Company. The primary intent of this corporation was to provide a vehicle for investment in North Dakota by North Dakota residents all pursuant to Chapter 10-30.1 of the North Dakota Century Code, as amended.

The major accomplishment of the Company through 1995 has been the establishment, management and distribution of five mutual funds: ND Tax-Free Fund, Inc., ND Insured Income Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds (the "Funds"). The Funds have grown to over $144,000,000 in assets as of October 1996. With the acquisition of The Ranson Company, Inc. completed on January 5, 1996, Ranson Capital Corporation will, as a wholly-owned subsidiary of the Company, continue to act as the investment adviser and manager for the Ranson Managed Portfolios. The Ranson Managed Portfolios provided additional managed asset base of approximately $184,000,000. As a result, total assets managed by the Company now total in excess of $324,000,000. Investment advisory, asset management, underwriting and transfer agent services are provided to mutual funds managed and administered by the Company's wholly-owned subsidiaries. Currently, through its three wholly-owned subsidiaries, ND Money Management, Inc., ND Capital, Inc. and ND Resources, Inc., the Company acts as advisor to five mutual funds: ND Tax-Free Fund, Inc., ND Insured Income Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. Following the acquisition by the Company of The Ranson Company, Inc., its wholly-owned subsidiary, Ranson Capital Corporation remains as the investment adviser and manager for the Ranson Managed Portfolios. The Company will also provide stock transfer services to the Ranson Managed Portfolios. Revenue is received for the management of the Funds along with commissions for investments sold to individuals in sponsored funds as well as in other unaffiliated mutual funds. Fees are also generated for stock transfer and clerical services provided to the affiliated mutual funds.

The Company and its subsidiaries are still in developmental stages. The areas in which they do business or intend to do business are highly competitive and place them in direct competition with other mutual fund firms, some of which have substantially greater resources, proven management, and established markets. The Company knows of no reason why it or its subsidiaries will have or may obtain competitive advantages over others who engage in the same or similar activities.

Headquarters of the Company is currently located at 1 North Main Street, Minot, North Dakota. Each of the Company's three subsidiaries and each of the five mutual funds created and managed by the Company maintain their offices at that same location. All of the Company's services including portfolio management, wholesale marketing and customer service are being provided from the Minot location.

The Company's Subsidiaries and Operations

The Company has five wholly-owned subsidiaries through which it conducts its operations. Three of the subsidiaries, all North Dakota corporations, are ND Money Management, Inc., a Registered Investment Advisor; ND Capital, Inc., an NASD member broker/dealer; and ND Resources, Inc., a Registered Stock Transfer Agent.
Pursuant to terms of an acquisition agreement described in "Certain Transactions - The Ranson Acquisition" the Company has acquired additional wholly-owned subsidiaries, The Ranson Company, Inc., a Kansas corporation, and its subsidiary, Ranson Capital Corporation, a Kansas corporation. The Ranson Company, Inc. has no independent operations. Ranson Capital Corporation is an NASD Registered broker/dealer and SEC registered investment advisor.

ND Money Management, Inc. (a North Dakota corporation) was organized to manage investment portfolios, particularly, but not limited to, the Funds.

ND Capital, Inc. (a North Dakota corporation), an NASD and SIPC member broker/dealer was organized as an entity to raise funds for investing in, and providing financing to, qualified entities while encouraging capital investment in North Dakota.

ND Resources, Inc. (a North Dakota corporation) was originally organized to purchase and/or manage mineral properties. ND
Resources, Inc. thereafter became a registered stock transfer agent and now acts as transfer agent for the Funds.

ND Money Management, Inc., a registered investment advisor, was organized as an entity to provide fund management services to mutual funds. ND Money Management, Inc.'s primary operations are as fund manager and advisor for the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., ND Insured Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. The Company receives management fees from the Funds. As fund manager and advisor for these funds, ND Money Management, Inc. is economically dependent on the Funds for the majority of its revenue.

ND Money Management, Inc. has an affiliation with the ND Tax-Free
Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax Free-Fund, Inc., the ND Insured Fund, Inc., and the Integrity Fund of
Funds, Inc.

ND Capital's primary operations are as broker/dealer for distribution of shares of the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., ND Insured Income Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. The Company receives fees from the funds as underwriter as well as commission income for investments sold to customers in other unaffiliated mutual funds.

ND Capital, Inc. has an affiliation with the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc., the ND Insured Income Fund, Inc. and the Integrity Fund of Funds, Inc. As underwriter for these funds, ND Capital, Inc. is economically dependent on them for a majority of its revenue.

ND Capital, Inc. is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1 (and the rule of the "applicable" exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1). At December 31, 1995, the ND Capital had net capital of $375,750 which was $350,750 in excess of its minimum required net capital of $25,000.

ND Resources, Inc. is a Registered Transfer Agent. ND Resources, Inc.'s primary operations are as transfer agent of shares of the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., ND Insured Income Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. ND Resources, Inc. receives fees from the Funds for stock transfer, administrative and clerical services. As transfer agent for these funds, ND Resources, Inc. is economically dependent on them for a majority of its revenue. ND Resources, Inc. has an affiliation with the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc., the ND Insured Income Fund, Inc., and the recently opened Integrity Fund of Funds, Inc.

The Company has completed an agreement which has allowed the Company to acquire management of the Ranson Managed Portfolios (the "Ranson Funds"), through acquisition of their advisor, Ranson
Capital Corporation and its parent, The Ranson Company, Inc. This acquisition is complete as of January 5, 1996.

Ranson Capital Corporation, ("Ranson Capital") a Kansas corporation, is the investment adviser and manager for each Series of the Ranson Managed Portfolios. Ranson Capital is a broker/dealer registered with the Securities and Exchange Commission and is a wholly-owned subsidiary of The Ranson Company, Inc., a Kansas corporation. Ranson Capital was formed in 1990 and acts as investment advisor and fund manager for the Ranson Managed Portfolios, consisting of the Kansas Insured Intermediate Fund, Kansas Municipal Fund and the Nebraska Municipal Fund. John A. Ranson, Alex R. Meitzner, Mark J. Kneedy, John J. Hass, Robin K. Pinkerton, Stephen E. Shorgren and Douglas K. Rogers (the "Selling Ranson Stockholders") previously owned all the outstanding Common Stock of The Ranson Company, Inc. The Selling Ranson Stockholders of The Ranson Company, Inc., the parent of Ranson Capital, entered into a contract dated as of September 15, 1995 (the "Agreement") whereby the Company acquired all outstanding shares of The Ranson Company, Inc., and therefore acquired all business related to the Ranson Managed Portfolios through the indirect acquisition of Ranson Capital (the "Acquisition"). The Company has agreed to continue the management and operation of the Ranson Managed Portfolios as now conducted. Ranson Capital, which is now wholly-owned by the Company continues to operate by that name and continues to act as investment adviser and manager for each Series of the Ranson Managed Portfolios.

The contractual division of responsibilities between the Company and its affiliated funds track the three main functions of any mutual fund. Contracts for portfolio management performed by the Company's subsidiary, ND Money Management, Inc., in the case of the five original Funds and by Ranson Capital Corporation in the case of the Ranson Managed Portfolios are awarded annually by review and approval of the independent Boards of Directors of the various Funds (the "Boards"). The Board of Directors of each Fund consists of five directors, three of whom are independent and two (Robert E. Walstad and Peter A. Quist) of whom are affiliated with the Company. These Boards are also responsible for awarding the Company's subsidiary, ND Capital the underwriting agreements for the Funds, which contracts are referred to as "contracts for distribution" by the Funds (mutual fund regulations limit underwriting agreements to one year) as well as contracting with the Company's subsidiary, ND Resources, Inc., for all administrative services. (which are typically one to three year contracts). Distribution and administrative services contracts are generally terminable by a Fund's Board for "cause" (as defined in the contract).

Administration.   A Fund's administrator generally is responsible
for all of the Fund's business activities other than distribution and investment decisions. The Company believes that administration is an extension of distribution, that high quality servicing is critical to retaining shareholder accounts, and that quality of service directly impacts the growth of mutual fund assets. Therefore, the Company strives to create an error-free operating environment based on stringent standards established for all service provider subsidiaries of the Company.

The Company's administrative responsibilities may be divided into three major services:

   * shareholder recordkeeping- encompasses all mutual fund shareholders' transactions, including taking purchase and redemption orders, entering orders into the transfer agent system and forwarding information regarding trade activity to the portfolio manager and to fund accountants as specified.

   * fund accounting- provides the daily recordkeeping for each fund, including calculations of net asset value per share, dividend rates per share, and the maintenance of all books, records and financial reports required by the SEC and other regulatory agencies. This service also includes preparation of quarterly financial statements, shareholder reports and Board reports for each portfolio, participation in the periodic updating of prospectuses, preparation of federal, state and local tax returns, payment of all costs and expenses of each fund, and the maintenance of the official books and records of each fund.

   * cash management- ensures timely receipts and disbursements on shareholder activity for effective asset management.

The Company's Affiliated Mutual Funds

The Company has sponsored and, through its subsidiaries, distributed to the public five mutual funds. These Funds are: ND Tax-Free Fund, Inc. (North Dakota Tax-Free Fund), ND Insured Income Fund, Inc. (North Dakota Insured Income Fund), Montana Tax-Free Fund, Inc. (Montana Tax-Free Fund), South Dakota Tax-Free Fund, Inc. (South Dakota Tax-Free Fund), and Integrity Fund of Funds, Inc. (Integrity Fund of Funds Fund). The Company is economically dependent upon revenues from the five funds to sustain its current operations.

ND Tax-Free Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. ND Tax-Free Fund, Inc. incorporated under the laws of the State of North Dakota on October 7, 1988, and commenced operations on January 3, 1989. ND Tax-Free Fund, Inc. was the first North Dakota based double tax-exempt mutual fund, investing in high quality state and municipal bonds. In March, 1992, the North Dakota Double Tax-Exempt Bond Fund, administered by Funds Management Corporation of Denver, was merged into ND Tax-Free Fund, Inc. Over $5,000,000 in assets and 300 investors were transferred in the merger. As of October 1996, this Fund exceeded $91,900,000 in assets.

Montana Tax-Free Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. The Montana Tax-Free Fund incorporated under the laws of the State of North Dakota on April 15, 1993 and commenced operations on August 12, 1993.

Montana Tax-Free Fund, Inc. was first offered to the public in August of 1993 and reached over $32,600,000 in assets as of October 1996. The Montana Tax-Free Fund invests in high quality Montana state and municipal bonds similarly to the ND Tax-Free Fund. It is offered to residents of the State of Montana.

South Dakota Tax-Free Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. The Fund incorporated under the laws of the State of North Dakota on October 1, 1993 and commenced operations on April 5, 1994.

South Dakota Tax-Free Fund, Inc. was first offered to the public in April of 1994 and reached over $6,000,000 in assets as of October 1996. The South Dakota Tax-Free Fund invests in South Dakota state and municipal instruments. It is offered to residents of the State of South Dakota.

ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc. and South Dakota Tax-Free Fund, Inc. are open-end, non-diversified, management investment companies. The objective of these three Funds is to provide as high a level of current income exempt from federal and state income taxes as is consistent with preservation of capital. The three Funds seek to achieve this objective by investing in debt instruments of states and their political subdivisions, agencies and instrumentalities. Shares of the Funds are offered with no initial sales charge. A contingent deferred sales charge is assessed against shares which are redeemed within the first five years of purchase.

ND Insured Income Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. The North Dakota Insured Income Fund incorporated under the laws of the State of North Dakota on November 27, 1990 and commenced operations on March 19, 1991. This Fund is targeted at investors nationwide and primarily purchases insured corporate bonds. Assets exceeded $2,700,000 as of October 1996.

ND Insured Income Fund, Inc. is an open-end, non-diversified, management investment company. The Fund's objective is to provide as high a level of current income as is consistent with prudent investment management, preservation of capital, and ready marketability of its portfolio. The fund seeks to achieve this objective by investing primarily in a portfolio of debt securities, including United States Government securities and insured corporate bonds. Under normal market conditions, at least 65% of the Fund's total assets will be invested in securities protected by insurance guaranteeing the timely payment of principal and interest.

Integrity Fund of Funds, Inc. was recently created in December, 1994. This Fund is geared to the investor seeking capital appreciation and growth of income. The Integrity Fund of Funds, Inc. is an open-end, diversified, management investment company registered under the Investment Company Act of 1940. The Integrity Fund of Funds Fund was incorporated under the laws of the State of North Dakota on June 1, 1994 and commenced operations January 3, 1995. As of October 1996 this fund's assets totaled $11,000,000.

Integrity Fund of Funds, Inc.'s objective is long-term capital appreciation and growth of income. The Fund seeks to achieve this objective by investing primarily in a diversified group of other open-end investment companies ("underlying funds") which, in turn, invest principally in equity securities. Current income is a secondary objective of the Fund. Shares of the Fund are offered for sale at net asset value without a sales charge. A contingent deferred sales charge is assessed on certain redemptions.

The Ranson Managed Portfolios

As a result of a purchase agreement whereby the Company has acquired The Ranson Company, Inc. and its subsidiary, Ranson Capital Corporation, and the granting of approval of the change in advisor (to the Company) for the three mutual funds managed by Ranson Capital Corporation, the Company is now the manager of the Ranson Managed Portfolios.

The Kansas Insured Intermediate Fund, the Kansas Municipal Fund and the Nebraska Municipal Fund are investment portfolios of Ranson Managed Portfolios which is an unincorporated business trust organized under the laws of Massachusetts on August 10, 1990. Ranson Managed Portfolios is an open-end series non-diversified management company, known as a mutual fund. The investment objective of the Ranson Funds is to provide its shareholders with as high a level of current income that is exempt from both federal income tax and state income tax as is consistent with preservation of capital.

Ranson Capital Corporation ("Ranson Capital") is the manager for each of the three funds in the Ranson Managed Portfolios (the Kansas Insured Intermediate Fund, the Kansas Municipal Fund, and the Nebraska Municipal Fund). Investors Fiduciary Trust Company is the Ranson Fund's transfer agent and custodian for each of these three funds. ND Resources, Inc. will, after a notice period of ninety days, become the transfer agent for each of the Ranson Funds.

The business and affairs of the Ranson Funds is managed under the direction of the Board of Trustees. The Trustees are subject to the fiduciary responsibilities imposed by the laws of the Commonwealth of Massachusetts. Subject to the Trustees' authority, Ranson Capital Corporation, a Kansas corporation, 120 South Market, Suite 450, Wichita, Kansas 67202, supervises and implements the Ranson Fund's investment activities and is responsible for overall management of the Ranson Fund's business affairs.

The Ranson Funds pay the cost of qualifying and maintaining qualification of the shares for sale under the securities laws of the various states if necessary. In addition, under the plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 and under which the Ranson Funds will pay some costs of the distribution of its shares, the Ranson Funds pay the Distributor
 .25% of the average daily net assets of the Ranson Funds and the Distributor may in turn pay firms that sell the Ranson Funds shares at an annual service fee of up to .25% of average daily net assets of customer accounts in existence for more than one year for administrative and shareholder services or use some or all of such payment to pay other distribution expenses which otherwise would be payable by the Distributor.

Ranson Capital acts as the Ranson Fund's administrative and accounting services agent. For these services, Ranson Capital receives an administrative and accounting services fee payable monthly from the Ranson Funds equal to the sum of (i) $1,500 per month if the Ranson Fund's average daily net assets do not exceed $50 million, $2,000 per month if the Ranson Fund's average daily net assets are greater than $50 million but do not exceed $100 million, and $2,500 per month if the Ranson Fund's average daily net assets exceed $100 million, and (ii) 0.15% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's first $20 million of average daily net assets, 0.10% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $20 million of average daily net assets, 0.05% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $60 million of average daily net assets, 0.02% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $400 million of average daily net assets, and 0.01% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's average daily net assets in excess of $500 million, together with reimbursement of Ranson Capital's out-of-pocket expenses. This fee and reimbursement are in addition to the investment advisory and management fee received by Ranson Capital from the Ranson Funds.

The Kansas Insured Intermediate Fund

The investment objective of the Kansas Insured Intermediate Fund is to provide its shareholders with as high a level of current income that is exempt from both federal income tax and Kansas income tax as is consistent with preservation of capital. In pursuit of this objective, the Fund invests at least 95% of its total assets in Kansas Municipal Securities which are either covered by insurance guaranteeing the timely payment of principal and interest thereon or backed by an escrow or trust account containing sufficient US Government or US Government agency securities to ensure timely payment of principal and interest. The Kansas Insured Intermediate Fund has assets of approximately $29,000,000 as of October 1996.

The Kansas Insured Intermediate Fund shares may be purchased through Ranson Capital Corporation and selected dealers at the public offering price, which is equal to the net asset value next determined, plus a sales charge of 2.75% of the public offering price (2.83% of the net amount invested).

The Kansas Insured Intermediate Fund manager and investment adviser is Ranson Capital Corporation which receives a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Kansas Insured Intermediate Fund average daily net assets. Under the terms of the Management and Investment Advisory Agreement between the Fund and Ranson Capital, Ranson Capital pays all expenses of the Ranson Funds, including the Kansas Insured Intermediate Fund management and investment advisory fee and the Kansas Insured Intermediate Fund dividend disbursing, administrative and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed .75% of the Kansas Insured Intermediate Fund average daily net assets on an annual basis. Ranson Capital may assume additional Ranson Funds expenses or waive portions of its fees in its discretion.

The Kansas Municipal Fund

The investment objective of the Kansas Municipal Fund is to provide its shareholders with as high a level of current income exempt from both federal income tax and Kansas income tax as is consistent with preservation of capital. In pursuit of this objective, the Fund invests primarily in debt obligations issued by or on behalf of the state of Kansas, its political subdivisions and their agencies and instrumentalities. The Kansas Municipal Fund has assets of approximately $131,000,000 as of October 1996.

The Kansas Municipal Fund shares may be purchased through Ranson Capital Corporation and selected dealers at the public offering price, which is equal to the net asset value next determined, plus a sales charge of 4.25% of the public offering price (4.44% of the net amount invested).

The Kansas Municipal Fund manager and investment adviser is Ranson Capital Corporation which receives a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Kansas Municipal Fund average daily net assets. Under the terms of the Management and Investment Advisory Agreement between the Fund and Ranson Capital, Ranson Capital pays all expenses of the Ranson Funds, including the Kansas Municipal Fund management and investment advisory fee and the Kansas Municipal Fund dividend disbursing, administrating and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed 1.25% of the Kansas Municipal Fund average daily net assets on an annual basis up to the amount of the management and investment advisory fee payable by the Ranson Funds to Ranson Capital. Ranson Capital may assume additional Fund expenses or waive portions of its fees in its discretion.

The Nebraska Municipal Fund

The investment objective of the Nebraska Municipal Fund is to provide its shareholders with as high a level of current income that is exempt from both federal income tax as is consistent with preservation of capital. Under normal market conditions, the Fund's assets will be invested in a portfolio of Nebraska Municipal Securities which, in the opinion of Ranson Capital Corporation, will produce a higher level of current income than would be produced by a portfolio of Nebraska Municipal Securities rated in only the highest rating category, but contains Nebraska Municipal Securities which do not present a significant risk of loss of principal due to credit characteristics. The Nebraska Municipal Fund has assets of approximately $19,000,000 as of October 1996.

The Nebraska Municipal Fund shares may be purchased through Ranson Capital Corporation and selected dealers at the public offering price, which is equal to the net asset value next determined, plus a sales charge of 4.25% of the public offering price (4.44% of the net amount invested).

The Nebraska Municipal Fund manager and investment adviser is Ranson Capital Corporation which receives a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Nebraska Municipal Fund average daily net assets. Under the terms of the Management and Investment Advisory Agreement between the Fund and Ranson Capital, Ranson Capital pays all expenses of the Ranson Funds, including the Nebraska Municipal Fund management and investment advisory fee and the Nebraska Municipal Fund dividend disbursing, administrative and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed 1.25% of the Nebraska Municipal Fund average daily net assets on an annual basis up to the amount of the management and investment advisory fee payable by the Ranson Funds to Ranson Capital. Ranson Capital may assume additional Ranson Funds expenses or waive portions of its fees in its discretion.

Deferred Sales Costs

The Company's historical source of income is from investment advisory and management services provided to the five affiliated mutual funds previously described. Fees are based upon a percentage of total funds under management. The Company's past expansion and continued operational growth relies upon bringing mutual fund assets under its management. To bring funds under its management, commission fees must be paid to brokers who sell the deferred load mutual funds. These commission fees are the Company's cost of bringing assets under its management.


                                                             Commissions Paid
                                     Unaffiliated Dealer      to Registered
                                          Selling            Representatives
                                      Allowance Paid by       associated with
                                       ND Capital, Inc.       ND Capital, Inc.
                                    (as a percentage of    (as a percentage of
            Fund                      offering price)*       offering price)*
-------------------------------    ---------------------   --------------------
Integrity Fund of Funds, Inc.             4.50%                     3.6%
ND Tax-Free Fund, Inc.                    3.75%                     3.0%
Montana Tax-Free Fund, Inc.               3.75%                     3.0%
South Dakota Tax-Free Fund, Inc.          3.75%                     3.0%

* not considering any volume discount in commissions allowed.


The ND Insured Income Fund, Inc. is a load fund. Investors pay selling fees as a part of their cost of purchase (4.5%). The Company does not "front" fees for the ND Insured Income Fund, Inc. Registered Representatives associated with ND Capital receive a commission of 3.2% (80% of the dealer allowance of 4.0%) on their sales of the ND Insured Income Fund, Inc.

As a method of attracting investment in the three tax-free funds mentioned above, the Company does not charge a front-end commission to purchasers of the mutual funds. Since there is no front-end sales charge on investments in these funds (12b-1 mutual fund selling fees as described in Rule 12b-1 of the Investment Company Act of 1940), the commissions paid to brokers for selling the funds are recorded as deferred sales costs and carried in the "Other Asset" section of the balance sheet. As of December 1, 1995, $2,840,238 of "Deferred Sales Costs" was listed on the Company's Balance Sheet. A substantial portion of the amounts invested in the Company by its shareholders has been utilized to pay commissions to brokers for the sale of no front-end load mutual funds. These costs of bringing assets under management are amortized to expense based on the established deferred sales charge rates for redemption of investments in these funds.

The unamortized balance of the deferred sales costs as of December 31, 1995 will be charged to expense as follows:

                                  Deferred Sales
       Year ending December 31,   Cost Expenses
       ------------------------   --------------
                 1996              $   807,462
                 1997                  668,632
                 1998                  452,759
                 1999                  211,930
                 2000                  699,455
                                   -----------
                                   $ 2,840,238
                                   ===========

In the three tax-free funds (ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., and South Dakota Tax-Free Fund, Inc.) a contingent deferred sales charge is imposed only if a shareholder redeems shares purchased within the preceding five years. Shares acquired by reinvestment of dividends may be redeemed without charge even though acquired within five years. In addition, a number of shares having a value equal to any net increase in the value of all shares purchased by the shareholder during the preceding five years will be redeemed without a contingent deferred sales charge. Subject to the foregoing exclusions, the amount of the charge is determined as a percentage of the original purchase price of the redeemed shares (or current value whichever is lower) and will depend on the number of years the dollar amount being redeemed was invested, according to the following table:



             Year Since Redemption    Percentage Contingent
             Amount Was Invested      Deferred Sales Charge
             ---------------------    ---------------------
             First...............................4.0%
             Second..............................4.0%
             Third...............................3.0%
             Fourth..............................2.0%
             Fifth...............................1.0%
             Sixth and following..............No Charge

Integrity Fund of Funds, Inc. requires a contingent deferred sales charge ("charge") equal to 1.5% of the redemption proceeds if a shareholder redeems shares purchased within the preceding five years, except that if the initial amount of purchase is $1 million or more, the charge is reduced to 1% and only applies during the first year of purchase.

ND Insured Income Fund, Inc. has no contingent deferred sales charge.

The Ranson Managed Portfolios have no contingent deferred sales charge.

Overview of Managed Mutual Fund Industry

Since the 1980's, the mutual fund business has been one of the fastest growing areas of the financial services industry. Total assets in mutual funds grew from approximately $100 billion in 1980 to approximately $2 trillion in total assets by 1994. According to the Investment Company Institute Special Analysis for the 1990's Study, mutual fund assets are projected to continue to grow at an average of 12% annually, to approximately $3.4 trillion in total assets by the year 2000.

Company Growth Strategy

The Company's historical strategy has been to establish localized mutual funds, in a niche area of rural states, which funds invest in bond and/or equity instruments of local interest. The Company targets the residents of the same localized areas to achieve its investor base. The Company has established mutual funds in North Dakota, Montana and South Dakota, all rural, low population states where competition from other mutual funds as well as larger and more diversified competitors in the securities industry is less intense.

The Company has acquired management of the Ranson Managed Portfolios (the "Ranson Funds"), through acquisition of their advisor, Ranson Capital Corporation and its parent, The Ranson Company, Inc. This acquisition was completed January 5, 1996. The Company has agreed to continue the management and operation of the Ranson Funds as now conducted. Ranson Capital Corporation, which is now wholly-owned by the Company, will continue by that name and will continue to act as investment adviser and manager for each of the Ranson Funds. The Ranson Funds added approximately $184,000,000 to the Company's assets under management, growing total assets currently under management to approximately $324,000,000. Please see "Certain Transactions - The Ranson Acquisition", "Management's Discussion and Analysis" and "Business".

The Company will in the future seek to locate compatible existing mutual funds and seek to acquire money management firms with mutual funds under management, thereby immediately increasing the Company's base of assets under management.



Finder Agreement with KPMG Peat Marwick LLP

The Company has retained KPMG Peat Marwick LLP financial service division to perform certain services with respect to the Company's interest in expanding its base of funds under management by acquiring other investment fund managers. Services to be provided to the Company include: development of an acquisition strategy; identification of target companies; contact with target companies; and preliminary financial analysis on the target companies.

Competition

Since its inception, the Company has directly competed primarily with a number of larger, more established mutual fund service organizations and securities firms. Competition is influenced by various factors, including breadth, quality of service and price. All aspects of Company's business are competitive, including competition for mutual fund assets to manage. Large national firms have much greater marketing capabilities, offer a broader range of financial services and compete not only with the Company and among themselves but also with commercial banks, insurance companies and others for retail and institutional clients. The Company's affiliated mutual funds, although localized in nature, are subject to competition from nationally and regionally distributed funds offering equivalent financial products with returns equal to or greater than those offered by the Funds.

The Company is focused on the niche area of rural states and localized investment where competition from major investment institutions is lower than in population centers. To the knowledge of the Company it is the only mutual fund sponsor consisting of affiliated investment advisor, broker/dealer and transfer agent entities based in North Dakota, South Dakota or Montana. However, competition for assets under management is intense from both national and regional based firms. Access to local investment and the population of the region by modern communication systems is so efficient that the Company's geographical position cannot be deemed a significant advantage.

The Company's investment management operations compete with a large number of other investment management firms, commercial banks, insurance companies, broker/dealers and other financial service firms. Most of these firms are larger and have access to greater resources than the Company. The investment advisory industry is characterized by relatively low cost of entry and the formation of new investment advisory entities which may compete directly with the Company is a frequent occurrence. The Company directly competes with as many as several hundred firms which are of similar or larger size. The Company's ability to increase and retain clients' assets could be materially adversely affected if client accounts under-perform the market. The ability of the Company's investment management subsidiary to complete with other investment management firms also is dependent, in part, on the relative attractiveness of their investment philosophies and methods under prevailing market conditions.

A large number of mutual funds are sold to the public by investment management firms, broker/dealers, insurance companies and banks in competition with the Company's affiliated funds. Many of the Company's competitors apply substantial resources to advertising and marketing their mutual funds which may adversely affect the ability of the Company's affiliated funds to attract new assets. The Company expects that there will be increasing pressures among mutual fund sponsors to obtain and hold market shares.

Although the Company may expand the financial services it can render to its customers, it does not now offer as broad a range of financial services as national stock exchange member firms, commercial banks, insurance companies and others.

                          REGULATIONS

Regulation of the Company's Business

Under the Investment Company Act, the distribution agreements between the Funds and the Company's subsidiary terminate automatically upon their assignment. The term "assignment" includes direct assignments as well as assignments which may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling block of the Company's voting securities. The Investment Company Act presumes that any transfer of more than 25% of the voting securities of any person represents a transfer of a controlling block of voting securities. The Company does not believe that the transactions contemplated by this offering will result in an "assignment" of the distribution or administration agreements.

The securities industry, including broker/dealer, investment advisory, and transfer agency firms in the United States, are subject to extensive regulation under federal and state laws. Much of the regulation of broker/dealers has been delegated to self-regulatory organizations, principally the National Association of Securities Dealers (NASD). The regulations to which broker/dealers are subject cover all aspects of the securities business, including sales methods, trade practices, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. Additional state and federal legislation, changes in rules promulgated by the United States Securities and Exchange Commission (SEC) and by self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules often directly affect the methods of operation and profitability of money managers, broker/dealers and transfer agents. Investment related firms are also subject to regulation and licensing by state securities commissions in the states in which they transact business. The SEC, state securities administrators and the self-regulatory organizations may conduct administrative proceedings which can result in censure, fine, suspension or expulsion of a broker/dealer, its officers or employees. The principal purpose of regulation and discipline of broker/dealers, investment advisors, and stock transfer agents is the protection of customers and the securities markets rather than protection of creditors and stockholders of such firms.

Industry Regulations

The Company is subject to extensive regulation as to its duties, affiliations, conduct and limitations on fees. Section 22(b) of the Investment Company Act of 1940 provides that a securities association registered under Section 15A of the Securities Exchange Act of 1934 may adopt rules prohibiting its members from receiving a commission, discount, spread or fees except in accordance with a method or methods, and within such limitations as to the relation thereof to said public offering price, as such rules may prescribe in order that the price at which such security is offered or sold to the public shall not include an excessive sales load but shall allow for reasonable compensation for sales personnel, broker/dealers, and underwriters, and for reasonable sales loads to investors. Section 22(c) of the Investment Company Act of 1940 further states that the commission may make rules and regulations applicable to registered investment companies and to principal underwriters of, and dealers in, the redeemable securities of any registered investment company, whether or not members of any securities association. Any rules and regulations so made by the Commission, to the extent that they may be inconsistent with the rules of any securities association, shall, so long as they remain in force, supersede the rules of the association and be binding upon its members as well as all other underwriters and dealers to whom they may be applicable.

The Company's wholly-owned broker/dealer subsidiaries, ND Capital, Inc. and Ranson Capital Corporation are NASD members. The NASD, a securities association registered under Section 15 A of the Securities and Exchange Act of 1934 has prescribed rules (Section 26 of the NASD Rules of Fair Practice) with respect to maximum commissions, charges and fees related to investment in any open-end investment company registered under the Investment Company Act of 1940.

Additionally, under Section 206 of the Investment Advisers Act of 1940 it is unlawful for any investment adviser to (1) employ any device, scheme, or artifice to defraud any client or prospective client; (2) engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; or (3) engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

An investment adviser can transfer control of an investment company only under the provision that for three years at least seventy-five (75%) percent of the directors of the investment company are independent of the new and old investment adviser, and provided no unfair burden is imposed on the investment company as a result of the sale. The effect of such transfer is to terminate the old investment adviser agreement and to require the new agreement to be approved by both the board and shareholders. Directors and the investment adviser are fiduciaries, accordingly, the SEC is authorized to initiate an action to enjoin a breach of fiduciary duties involving personal misconduct by officers, directors, investment advisers, and principal underwriters. Shareholders or the SEC may also bring an action against the officers, directors, and investment adviser for breach of fiduciary duty in establishing the compensation paid the investment adviser.

An investment adviser to a fund, its principals, and its employees may also be subject to proceedings initiated by the SEC to impose remedial sanctions for violation of any provision of the federal securities laws and the regulations adopted thereunder, and the SEC may preclude such investment adviser to an investment company from continuing to act in the capacity.

Investment companies such as the Funds are subject to considerable substantive regulation. Such companies must comply with periodic reporting requirements. Proxy solicitations are subject to the general proxy rules as well as to special proxy rules applicable only to investment companies. Shares of investment companies can only be offered at a uniform public offering price based on the current share net asset value plus the sales load. No more than 60 percent of the directors can be interested persons, defined to include, among others, persons affiliated with the management company or underwriter, and a majority of the directors must not be affiliated with the underwriter. The management agreement must have initially been approved by a majority of the outstanding shares and, after two years, must be annually approved, either by the board or by the outstanding voting shares. The management agreement must automatically terminate in the event of assignment and must be subject to termination upon 60 days notice by the board or by a vote of the majority of the outstanding voting shares. The underwriting agreement must be annually approved by the board or by a vote of a majority of the outstanding voting shares, and must provide for automatic termination in event of assignment. Transactions between the investment company and an affiliate can be entered into only if approved by the SEC, after notice and opportunity for hearing, as fair and equitable.

Net Capital Requirements

As a broker/dealer, and as a member firm of the NASD, the Company's subsidiary, ND Capital and its new subsidiary, Ranson Capital Corporation are subject to the Uniform Net Capital Rule (Rule 15c3-1) promulgated by the SEC which provides that a broker/dealer doing business with the public must maintain certain net minimum capital and shall not permit its aggregate indebtedness to exceed certain specified limitations. The Rule is designed to measure a firm's financial integrity and liquidity. A broker/dealer may be required to reduce its business and restrict withdrawal of subordinated capital if its net capital drops below specified levels, and also may be prohibited from expanding its business or declaring cash dividends. In addition, failure to maintain the required net capital may subject a broker/dealer to disciplinary actions by the SEC, the NASD and state securities administrators, including fines, censure, suspension or expulsion. The Uniform Net Capital Rule may limit the uses ND Capital and Ranson Capital may make of its capital.

At December 31, 1995, ND Capital, Inc.'s required net capital was $25,000. Ranson Capital Corporation's required net capital was $100,000. At December 31, 1995 and the date of this prospectus both subsidiaries' net capital was in excess of required net capital.

Factors which affect ND Capital and Ranson Capital's net capital include the general investment climate as well as the ability of the Company to obtain any liquid assets necessary to contribute equity capital to its wholly-owned subsidiaries. Although ND Capital currently has sufficient net capital, should the Company's liquidity be impaired substantially as a result of any factor, including potential demands for cash created by the rescission offer, and additional net capital become necessary, the continued operation of ND Capital and/or Ranson Capital could be restricted or suspended.

The Uniform Net Capital Rule requires the ratio of aggregate indebtedness, as defined, to net capital not exceed 15 to 1, and imposes certain restrictions on operations. In computing net capital, various adjustments to net worth are made with a view to excluding assets which are not readily convertible into cash and with a view to a conservative statement of other assets, such as a firm's position in securities. ND Capital may not allow withdrawal of subordinated capital if minimum net capital would thereafter be less than 5% of aggregate debit items as defined under the SEC Uniform Net Capital Rule. Further, ND Capital may not permit equity capital to be withdrawn whether by payment of dividends, repurchase of stock or other means, if its net capital would thereafter be less than 5% of aggregate debit items as defined under the SEC Uniform Net Capital Rule. Compliance with the Uniform Net Capital Rule may limit those operations of a firm (such as ND Capital) which may require the use of its capital.

                           PROPERTIES

The Company owns no material physical properties.

On June 1, 1996, the Company moved its office to 1 North Main, Minot, North Dakota and terminated its former lease arrangement. The office lease, which terminates on May 31, 2001, encompasses approximately 4,000 square feet of office space and requires monthly lease payments of $3,000 per month.

            EMPLOYEES AND REGISTERED REPRESENTATIVES

At December 31, 1996, the Company had 18 full-time employees, including eight (8) registered representatives, licensed by the NASD, who are associated with ND Capital, Inc. With the acquisition of The Ranson Company, Inc., three additional employees (retained employees of Ranson Capital Company) were added. Registered Representatives earn commissions through ND Capital, Inc. but receive their paychecks from the Company. ND Capital, Inc. reimburses the Company (its parent) through intercompany transfers for such commission payments. Salaried and hourly employees are paid directly by ND Holdings, Inc. (the Company). State and federal wage and tax reporting is done by the Company. The employees of the Company perform various services in all necessary capacities for each of the subsidiaries as well as the Holding Company (the Company). Technically, except for Registered Representatives associated with ND Capital, Inc., the subsidiaries of Company have no employees. The Company and its subsidiaries are currently developing a plan to restructure its employee arrangement so that specific persons will become employees in form and substance in each subsidiary where operations actually occur.

                       LEGAL PROCEEDINGS

Except for the regulatory issues described below, the Company is not involved in any material pending legal proceedings, nor is management aware of any threatened litigation.

Pursuant to a previous registration, offers of cash rescission to any unaffiliated purchaser who purchased the Company's Common Stock between September 1, 1992 and March 9, 1995 (Common Stock totaling 4,859,207 shares) has been completed as of October 12, 1996. Shareholders accepting rescission number only five (5) and cash paid out in rescission was $139,737. This rescission offer was the result of sales by ND Capital, Inc., and other broker/dealers unrelated to Company, of Common Stock of the Company to a total of eleven persons not residents of the State of North Dakota between May 28, 1991 and July 5, 1994 while the Company was relying upon an intrastate exemption (Section 3(a)(11) of the 1933 Securities Act).

Section 5(a) of the Securities Act of 1933 requires that a registration statement pursuant to the requirements set forth in
Section 6 of the Securities Act of 1933 be filed with the US Securities and Exchange Commission (the "SEC") and in effect prior to offers or sales of a security. The Company relied upon the "intrastate" exemption provided by Section 3(a)(11) of the Securities Act of 1933 and the North Dakota exemption from registration provided by NDCC 10-04-05(13) for securities issued by a venture capital corporation organized under Chapter 10-30.1 in making sales of its Common Stock. The exemption from registration required by Section 5(a) of the Securities Act of 1933 may not be available, thereby creating liability to the Company under federal securities laws. The Company does not believe that sales to nonresidents of North Dakota effects its exemption from registration with the North Dakota Securities Commission. Federal law claims may be brought by investors for up to three years after the date of the offer of the unregistered Common Stock.

Although compliance with the requirements of the applicable state rescission may bar future state claims, acceptance or rejection of the offer of rescission may not bar holders from asserting any claims against the Company for alleged violations of Federal Securities Laws. Contingent liability of the Company may not necessarily be eliminated by making the Rescission Offer.

Effect of Previous "Red Herring" Preliminary Prospectus. As was indicated by the red lettering on the face of a "red herring" preliminary prospectus related to the Company's previous rescission offering, first distributed approximately February 14, 1996 to certain shareholders of ND Holdings, such document was subject to completion and not the definitive and final prospectus. Completion of rescission offers prior to the effective date of the registration may be a violation of Section 5(a) of the Securities Act of 1933 which requires that a registration statement pursuant to the requirements set forth in Section 6 of the Securities Act of 1933 be filed with the US Securities and Exchange Commission and in effect prior to offers or sales of securities. In March 1996, a total of $34,808.98 in cash was paid out to two shareholders electing rescission for a total of 17,263 shares of the Company's Common Stock. As a result, the previous cash payments to the two persons electing rescission following the distribution of the February 14, 1996 preliminary prospectus, may be a violation by the Company of Section 5(a).

                           MANAGEMENT

Executive Officers and Directors of the Company

The following tables set forth various information with respect to the Company's executive officers and members of the Board of
Directors:

Identification of Executive Officers and Directors.    The
following is a list of the names and ages of all executive officers and directors of the Company. All positions and offices with the Company held by each such person, and each person's term of office as director is also provided.




                                Term of office             Positions and
                                   with the                offices with
   Name                Age         Company                 the Company
--------------------   ---   -------------------  ---------------------------
Richard J. Backes       71    5-4-88 to present   Director
Vance A Castleman       53   3-25-94 to present   Director
Daniel L. Feist         64    5-4-88 to present   Director
Lyle E. McLain          63    5-4-88 to present   Director
Peter A. Quist          63    5-4-88 to present   Vice President and Director
Robert E. Walstad       52   9-22-87 to present   President and Director
Richard H. Walstad      58    5-4-88 to present   Director
Jacqueline L. Picken    48    5-4-88 to present   Secretary
Dan Korgel              49    5-4-88 to present   Treasurer


All directors were re-elected on March 22, 1996 for one-year terms.

The Company has no standing audit, nominating, or compensation committees of the Board of Directors or any committees which perform similar functions.

Family Relationships.   Richard H. Walstad, a Director of the
Company, is the brother of Robert E. Walstad the President and a Director of the Company. There are no other family relationships among executive officers, directors or persons nominated to such positions.

Business Experience.   The current employment, background and
business experience of each director, and executive officer follows:

Richard J. Backes - Farmer (1950-Present); Former North Dakota
State Highway Commissioner (1989-1993), Former North Dakota State
Representative (Majority Floor Leader);

Vance A. Castleman - Real Estate Developer (1986-Present); Former
Director Minot Area Development Corporation; Commissioner, Ward
County Planning Commission (past five years);

Daniel L. Feist - Contractor (1955-Present); Real Estate Broker
(1963-Present); Director, First Bank, Minot (past five years);
Director, Investors Real Estate Trust (past five years);

Lyle E. McLain - Farmer (1950-Present); Director, Former Chairman, Farm Credit Banks, 7th Dist., St. Paul, Minnesota; Director, Excel Manufacturing Co. (1986-Present);

Peter A. Quist - Vice President and Director of ND Holdings, Inc. (1988-Present); ND Tax-Free Fund, Inc. (1988-Present), Montana Tax -Free Fund, Inc. (1993-Present), and Integrity Fund of Funds, Inc. (1994-Present); Vice President, Secretary, and Director of ND Money Management, Inc., ND Capital, Inc. (1988-Present), and ND Resources, Inc. (1989-Present); Vice President, Secretary, and Director of ND Insured Income Fund, Inc. (1990-Present); Vice President and Secretary of South Dakota Tax-Free Fund, Inc. (1993-Present); Currently a licensed North Dakota attorney; Former North Dakota Securities Commissioner (1983-1988);

Robert E. Walstad - President and Director of ND Holdings, Inc. (1987-Present); President, Treasurer, and Director of ND Tax-Free Fund, Inc. (1988-Present), ND Money Management, Inc. (1988-Present), ND Resources, Inc. (1989-Present), ND Insured Income
Fund, Inc. (1990-Present), Montana Tax-Free Fund, Inc. (1993-Present), South Dakota Tax-Free Fund, Inc. (1993-Present), and
Integrity Fund of Funds, Inc. (1994-Present); Formerly Vice
President and Branch Manager of Dean Witter Reynolds; Associated with Securities Industry as an NASD licensed registered representative from 1972-Present;

Richard H. Walstad - President/Owner, Cook Sign Co. of Fargo (1978-Present); Past Chairman, Fargo Cass County Economic Development
Corp., Fargo;

Jacqueline L. Picken - Secretary of ND Holdings, Inc. (1988-Present); Executive Assistant to Robert E. Walstad, President of ND
Holdings, Inc. (1988-Present);

Dan Korgel - Treasurer of ND Holdings, Inc. (1988-Present);
Portfolio manager of the North Dakota Tax-Free, Inc. (1988-Present), North Dakota Insured Income, Inc. (1990-Present), South
Dakota Tax-Free, Inc. (1993-Present), Montana Tax-Free, Inc. (1993-Present), and Integrity Fund of Funds, Inc. (1994-Present).

Indemnification Agreements.

There are no specific provisions for the indemnification of directors and officers in the Bylaws of the Company. The Company has adopted the provisions of Section 10-19.1-91 of the North Dakota Century Code allowing for indemnification of officers and directors.

                   Summary Compensation Table

(a)   Cash Compensation.

                  Cash Compensation Table  (1995)
----------------------------------------------------------------------
       (A)                       (B)                      (C)
----------------------------------------------------------------------
Name of individual
or number in group     Capacities in which served    Cash compensation
----------------------------------------------------------------------
Robert E. Walstad      President                       $  79,911 (1)
Nine (9) Persons       All officers and Directors      $ 234,543
                       as a Group

(1)   Includes salary of $52,000 and commissions of $27,911.

No individual Officer or Director other than Robert E. Walstad received compensation in excess of $60,000.

Directors, except for directors who are also salaried officers, receive compensation of $300 per meeting. There were six meetings of Directors in the year ended December 31, 1995.

(b)   Compensation Pursuant to Plans (401(k) Plan).   The Company
established a 401(k) plan during 1993 for all it employees including persons who are officers of the Company. This plan is solely funded by employee contributions. The only expenses of the plan paid for by the Company are the trustees fees, which were insignificant in 1995, 1994 and 1993.

Each original Director received 10,000 perpetual warrants upon acceptance of his position as director. The Directors warrants are immediately exercisable and have no expiration date. Each warrant entitles the holder to purchase one share of the Company's Common Stock at a price of approximately $1.62 (price originally $2.00, adjusted for stock splits.)




               PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth at December 31, 1995, and as adjusted to reflect the sale of Common Stock offered hereby certain information regarding beneficial ownership of the Common Stock held by (i) each person or entity known to the Company to own beneficially more than 5% of the Common Stock, (ii) each Director of the Company who owns outstanding shares of Common Stock, (iii) each Executive Officer named in the Summary Compensation Table,
(iv) all Directors and Executive Officers of the Company as a group, and (v) each of the selling shareholders. The Company believes that the stockholders listed below have sole voting and investment power with respect to the Common Stock indicated as beneficially owned by them, except as otherwise noted.


                                                                     Percentage of                                 Percentage of
                                                     Shares             Shares                         Shares         Shares
                                                  Beneficially        Beneficially     Number of    Beneficially   Beneficially
                                                  Owned Prior         Owned Prior     Shares Being   Owned After    Owned After
                                               to the Offering(1)   to the Offering     Offered     the Offering   the Offering
                                               ------------------   ---------------   -----------   ------------   ------------
Selling Shareholders:

  46 unaffiliated shareholders                       453,581                 *           453,581              *            *
    (none of whom individually own
    more than 1% of the Company)

Executive Officers and Directors:

  Richard J. Backes                                   23,100(8)              *                 0         23,100            *
  201 5th Ave., Glenburn, ND 58740

  Vance A. Castleman                                 150,000(2)            1.8%                0        150,000          1.6%
  #7 Country Club Acres, Minot, ND 58703

  Daniel L. Feist                                     23,100(8)              *                 0         23,100            *
  1111 Robert Street, Minot, ND 58703

  Lyle E. McLain                                      19,488(3)              *                 0         19,488            *
  RR 1, Box 36, Mohall, ND 58761

  Peter A. Quist                                      67,100(9)              *                 0         67,100            *
  1821 S. Grandview Lane, #8, Bismarck, ND 58501

  Robert E. Walstad                                  823,420(4)           10.0%                0        823,420          8.9%
  2512 Bel Air Drive, Minot, ND 58703

  Richard H. Walstad                                  32,697(5)              *                 0         32,697            *
  2822 27th St. S., Fargo, ND 58103

  Jacqueline L. Picken                                45,184(6)(7)           *                 0         45,184            *
  1311 33rd Ave SW, Minot, ND 58701

  Dan Korgel                                          19,909(10)             *                 0         19,909            *
  1212 7th St NE, Minot, ND 58703

  All directors & officers
    of the company as a group
    (9 persons named above)                        1,203,998              14.7%                0      1,203,998         13.1%

* Less than 1%

( 1) Calculated before the offering pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the
      "Exchange Act"). Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Calculated after the offering in the same manner together with an additional 2,546,419 shares to be issued by the Company in the offering.

( 2)  Includes 5,075 shares held in Vance A. Castleman's
      IRA account and 4,550 shares held in Arlene Castleman's IRA account.

( 3)  Includes 3,210 shares held in the name of Lyle E.
      and Cynthia L. McLain, 2,509 shares in Lyle E. McLain's IRA account and 2,509 shares in Cynthia L. McLain's IRA account, as well as 160
      Shares controlled by Cynthia L. McLain under the UGMA.   Also
      includes 10,100 warrants exercisable at a price of approximately $1.62 per share.

( 4)  Includes 101,000 shares held by Robert E. Walstad,
      10,000 shares held by his son Mark A. Walstad, and 2,420 shares held by his wife, Shirley J. Walstad, in which he disclaims any beneficial interest. Also includes 710,000 warrants exercisable at a price of approximately $1.62 per share.

( 5)  Includes 3,630 shares held by Richard H. Walstad and
      12,100 shares held by Cook Sign Co. of Fargo of which Richard H. Walstad is owner and president, and 6,667 shares owned by Richard
      H. Walstad's wife, Jaynee Walstad. Also includes 10,300 warrants exercisable at a price of approximately $1.62 per share.

( 6) Includes 8,811 shares held in Jacqueline L. Picken's husband's IRA account (Jeff Case).

( 7) Includes 16,598 warrants exercisable at a price of approximately $1.62 per share held in Jacqueline L. Picken's husband's IRA account (Jeff Case).

( 8) Includes 11,000 warrants exercisable at a price of approximately $1.62 per share.

( 9) Includes 55,000 warrants exercisable at a price of approximately $1.62 per share.

(10) Includes 15,420 warrants exercisable at a price of approximately $1.62 per share.


                  DESCRIPTION OF CAPITAL STOCK

Common Stock

The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

The shares of Common Stock of the Company to be registered and offered hereby are a single class of Common Stock without par value. There are 20,000,000 shares authorized. All Common Stock participates equally in dividends and distributions when and as declared by the Board of Directors and in net assets upon liquidation. The shares of Common Stock are fully paid and non-assessable; there are no exchange, pre-emptive or redemption rights. The shares of Common Stock are freely transferable and alienable.

As of the date of this Prospectus, there are 8,112,942 shares of Common Stock outstanding.

Stock Warrants

The Company has authorized and issued 1,050,000 perpetual warrants as incentives to the organizers, directors, officers and employees of the Company. These warrants, at the date of issue, allowed for the purchase of shares of stock at $2.00 per share on a one share for one warrant basis. The exercise price of the warrants will be adjusted to reflect stock splits of 11 for 10 in 1992 and 1991. No warrants have been exercised as of the date of this prospectus.


Transfer Agent and Registrar

The current transfer agent and registrar for the Common Stock is ND Resources, Inc., a wholly-owned subsidiary of the Company.

                      CERTAIN TRANSACTIONS

Transactions with Management

No director or officer of the Company is or has been at any time since January 1, 1996, (beginning of the Company's last fiscal year) indebted to the Company in excess of $60,000.

Company's Transactions with the Funds

The Company's principal business is to provide services to mutual funds affiliated with the Company. A description of the financial arrangements with each Fund follows:

South Dakota Tax-Free Fund, Inc.

ND Money Management, Inc., the South Dakota Tax-Free Fund's investment advisor; ND Capital, Inc., the South Dakota Tax-Free
Fund's underwriter; and ND Resources, Inc., the South Dakota Tax-
Free Fund's transfer agent, are subsidiaries of ND Holdings, Inc., (the Company) the South Dakota Tax-Free Fund's sponsor.

The South Dakota Tax-Free Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the South Dakota Tax-Free Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of 0.60% of the South Dakota Tax-Free Fund's average daily net assets.

The South Dakota Tax-Free Fund has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the Plan), whereby the South Dakota Tax-Free Fund shall pay at the annual rate of 0.75% of the average daily net assets of the South Dakota Tax-Free Fund to ND Capital, its principal underwriter, for expenses incurred in the distribution of the South Dakota Tax-Free Fund's shares. Pursuant to the Plan, ND Capital is entitled to reimbursement each month for its actual expenses incurred in the distribution and promotion of the South Dakota Tax-Free Fund's shares, including the printing of prospectuses and reports used for sales purposes, expenses of preparation and printing of sales literature and other such distribution related expenses, including any distribution or service fees paid to securities dealers who have executed a dealer sales agreement with ND Capital. ND Capital is reimbursed at a rate not to exceed 0.75% of the average daily net assets of the South Dakota Tax-Free Fund for the prior month.

ND Tax-Free Fund, Inc.

ND Money Management, Inc., the ND Tax-Free Fund's investment advisor; ND Capital, Inc., the ND Tax-Free Fund's underwriter; and ND Resources, Inc., the ND Tax-Free Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the ND Tax-Free Fund's sponsor.

The ND Tax-Free Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the ND Tax-Free Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of 0.60% of the ND Tax-Free Fund's average daily net assets.

The ND Tax-Free Fund has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the Plan), whereby the Fund shall pay at the annual rate of 0.75% of the average daily net assets of the ND Tax-Free Fund's shares. Pursuant to the Plan, ND Capital is entitled to reimbursement each month for its actual expenses incurred in the distribution and promotion of the ND Tax-Free Fund's shares, including the printing of prospectuses and reports used for sale purposes, expenses of preparation and printing of sales literature and other such distribution related expenses, including any distribution or service fees paid to securities dealers who have executed a dealer sales agreement with ND Capital. ND Capital will be reimbursed at a rate not to exceed 0.75% of the average daily net assets of the ND Tax-Free Fund for the prior month.

Montana Tax-Free Fund, Inc.

ND Money Management, Inc., the Montana Tax-Free Fund's investment adviser; ND Capital, Inc., the Montana Tax-Free Fund's underwriter; and ND Resources, Inc., the Montana Tax-Free Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the Montana Tax-Free Fund's sponsor.

The Montana Tax-Free Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the Montana Tax-Free Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of 0.60% of the Montana Tax-Free Fund's average daily net assets.

The Montana Tax-Free Fund has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the Plan), whereby the Montana Tax-Free Fund shall pay the annual rate of 0.75% of the average daily net assets of the Montana Tax-Free Funds to ND Capital, its principal underwriter, for expenses incurred in the distribution of the Montana Tax-Free Fund's shares. Pursuant to the Plan, ND Capital, is entitled to reimbursement each month for its actual expenses incurred in the distribution and promotion of the Montana Tax-Free Fund's shares, including the printing of prospectuses and reports used for sales purposes, expense of preparation and printing of sales literature and other such distribution related expenses, including any distribution or service fees paid to securities dealers who have executed a dealer sales agreement with ND Capital. ND Capital will be reimbursed at a rate not to exceed 0.75% of the average daily net assets of the Montana Tax-Free Fund for the prior month.

ND Insured Income Fund, Inc.

ND Money Management, Inc., the ND Insured Income Fund's investment advisor; ND Capital, Inc., the ND Insured Income Fund's underwriter; and ND Resources, Inc., the North Dakota Insured
Income Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the ND Insured Income Fund's sponsor.

The ND Insured Income Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the ND Insured Income Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of .60% of the ND Insured Income Fund's average daily net assets.

The ND Insured Income Fund is a load fund carrying a sales charge of 4.5% payable to the underwriter (subject to a dealer allowance of 4%) of the offering price on sales of less than $100,000.

Integrity Fund of Funds, Inc.

ND Money Management, Inc., the Integrity Fund of Funds Fund's investment advisor; ND Capital, the Integrity Fund of Funds Fund's underwriter; and ND Resources, Inc., the Integrity Fund of Funds Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the Integrity Fund of Funds Fund's sponsor. ND Capital, has invested $100,000 in Integrity Fund of Funds as of December 31, 1994. ND Capital, Inc., Integrity Fund of Funds, Inc.'s principal underwriter, purchased 10,000 shares of Integrity Fund of Funds, Inc. for $10 a share on August 19, 1994, in order to infuse $100,000 of net worth into Integrity fund of Funds, Inc. and thereby enable it to make a public offering of its shares. The percentage of Integrity Fund of Funds, Inc.'s shares owned by ND Capital, Inc. is now to less than 5%.

The Integrity Fund of Funds Fund has engaged ND Money Management,
Inc. to provide investment advisory and management services to the Integrity Fund of Funds. The Investment Advisory Agreement provides for advisory fees to be computed at an annual rate of .90% for the Integrity Fund of Fund's average daily net assets.

The Ranson Acquisition

The Company completed a transaction on January 5, 1996 which allowed the Company to acquire management of the Ranson Managed Portfolios (the "Ranson Managed Portfolios"), through acquisition of their advisor, Ranson Capital Corporation and its parent, The Ranson Company, Inc., as wholly-owned subsidiaries of the Company. Terms of the acquisition, discussed in greater detail in the following paragraphs, are as follows: a purchase price of approximately $6,196,402 (subject to 180 day adjustment based upon net redemptions of the Ranson Managed Portfolios between January 5, 1996 and July 3, 1996). $5,083,273 (80%) of purchase price was paid to The Ranson Company, Inc. shareholders on January 5, 1996. $1,113,129 was held in escrow pending final adjustment of the purchase price and was paid out on July 3, 1996. Prior to this acquisition, the Company had no affiliation with The Ranson Company, Inc., it subsidiary or its shareholders.

Ranson Capital Corporation ("Ranson Capital") a Kansas corporation, is the investment adviser and manager for each Series of the Ranson Managed Portfolios. Ranson Capital is a broker/dealer registered with the Securities and Exchange Commission and is a wholly-owned subsidiary of The Ranson Company, Inc., a Kansas corporation. Ranson Capital was formed in 1990 and acts as investment advisor and fund manager for the Ranson Managed Portfolios, consisting of the Kansas Insured Intermediate Fund, Kansas Municipal Fund and the Nebraska Municipal Fund. John A. Ranson, Alex R. Meitzner, Mark J. Kneedy, John J. Hass, Robin K. Pinkerton, Stephen E. Shorgren and Douglas K. Rogers (the "Selling Ranson Stockholders") previously owned all the outstanding Common Stock of The Ranson Company, Inc. None of these persons have any affiliation with the Company. None of the Selling Ranson Stockholders will become a director or executive officer of the Company.

The Selling Ranson Stockholders of The Ranson Company, Inc., the parent of Ranson Capital, entered into a contract dated as of September 15, 1995 (the "Agreement") whereby the Company acquired all outstanding shares of The Ranson Company, Inc. and therefore acquired all business related to the Ranson Managed Portfolios through the indirect acquisition of Ranson Capital (the "Acquisition"). The Company has agreed to continue the management and operation of the Ranson Managed Portfolios in the manner conducted by prior management staff. Ranson Capital, which is now wholly-owned by the Company continues by that name and continues to act as investment adviser and manager for each Series of the Ranson Managed Portfolios. Management of the Company now controls Ranson Capital.

Purchase Price.   The total purchase price to be paid by the
Company to the Ranson Stockholders for the Purchased Stock
(hereinafter referred to as the "Purchase Price") was determined as follows:

      (a) an amount equal to the total consolidated stockholders' equity of The Ranson Company, Inc. and Ranson Capital determined in accordance with generally accepted accounting principles consistently applied, but without audit and adjusted to exclude any amount for goodwill carried on the books of The Ranson Company, Inc. and Ranson Capital (the "Total Ranson Stockholders' Equity") determined as the close of business on the date immediately preceding the Closing Date (January 5, 1996);

      (b) an amount equal to three percent (3%) of the net asset value of the Ranson Managed Portfolios' assets determined in the manner consistent with that described in the current prospectus for the applicable Ranson Managed Portfolios (the "Asset Portion"), as the close of business on the date immediately preceding the Closing Date (January 5, 1996).

Payment of Purchase Price.   The Purchase Price was paid by the
Company to the Ranson Stockholders on January 5, 1996 as follows:

      (a) a wire transfer totaling $5,083,273 to accounts specified by each of the Ranson Stockholders allocated among the Ranson Stockholders in accordance with their respective proportion of the Purchased Stock.

      (b) a wire transfer of immediately available federal funds to First Western Bank & Trust, Minot, North Dakota (the "Escrow Agent") in the amount of $1,113,129 (the "Deferred Purchase Price") which was held by the Escrow Agent until July 3, 1996 pursuant to terms and conditions of the Escrow Agreement entered into by and among the Ranson Stockholders, the Company and the Escrow Agent (the "Escrow Agreement").

Operation of Ranson Managed Portfolios After Closing.   The
Company's management is now in control of Ranson Capital Corporation. The Company agreed to continue the management and operation of the Ranson Managed Portfolios following the Closing through the Reduction Date in the ordinary course as was formerly conducted in order to minimize the Net Fund Redemptions after Closing. The Company agreed that none of the Ranson Managed Portfolios will be merged, consolidated, combined or transferred with or to any other Ranson Managed Portfolios until after the Reduction Date.

Allocation of Purchase Price.   The Ranson Stockholders and the
Company agreed that the entire Purchase Price is allocated to the Purchased Stock and that no portion of the Purchase Price is allocated to the non-competition covenants.

Termination of Employees.   The Ranson Company, Inc. and Ranson
Capital terminated the employment of all employees of The Ranson Company, Inc. and Ranson Capital, except for three employees retained by the Company. All liabilities of The Ranson Company, Inc. and Ranson Capital to terminated employees for accrued compensation, vacation pay or severance pay were paid prior to the Closing or accrued as liabilities in connection with the determination of the Total Ranson Stockholders' Equity. The Ranson Capital's 401(k) Profit Sharing Plan was terminated prior to Closing. Three management employees of Ranson Capital Company remain after completion of The Ranson Company, Inc. acquisition. None of the "Selling Ranson Stockholders" is or will become a director or executive officer of the Company.

Disposition of Unit Trust Business.   On or prior to the Closing
Date, Ranson Capital disposed of its Unit Trust Business (separate from the Ranson Managed Portfolios) by transfer of the Unit Trust Business, which transfer was made without any consideration or payment to Ranson Capital or The Ranson Company, Inc.

Non-Competition Covenants.    For a period of three (3) years from
the Closing Date, John A. Ranson and Alex R. Meitzner each agreed that he would not conduct a business in competition with the management of open-end investment companies (mutual funds) registered under the Investment Company Act of 1940 (the "1940 Act"). For a period of three (3) years from the Closing Date, Douglas K. Rogers agreed that he would not conduct a business which consists of the management of open-end investment companies (mutual funds) registered under the 1940 Act, the investments of which consist of interest bearing obligation issued by or on behalf of municipalities or other governmental authorities in the states of Kansas or Nebraska, the interest income from which is exempt from federal and Kansas or Nebraska state income taxes.

Investment Management Agreements With The Ranson Managed Portfolios

Consummation of the Agreement by the Company to acquire The Ranson Company, Inc. and Ranson Capital constituted an "assignment," as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of the Ranson Fund's current investment management agreements with Ranson Capital. As required by the 1940 Act, the current investment management agreements provide for their automatic termination in the event of their assignment. In anticipation of the Acquisition, new investment management agreements (the "Contracts") between each Series and Ranson Capital were proposed for approval and accepted by Ranson Managed Portfolio fund shareholders of each Series. The new management agreements for the Ranson Managed Portfolios are on the same terms as the current management agreements. Management of the Ranson Managed Portfolios will be performed by the Company's current management team.

The Contracts provide that Ranson Capital will supply investment research and portfolio management, including the selection of securities for the Ranson Managed Portfolios to purchase, hold or sell and the selection of brokers through whom the Ranson Fund's portfolio transactions are executed. Ranson Capital also agrees to administer the business affairs of the Ranson Managed Portfolios, furnish offices, necessary facilities and equipment, provide administrative services, and permit its officers and employees to serve without compensation as Trustees and officers of the Ranson Managed Portfolios if duly elected to such positions. The Contracts provide that Ranson Capital may, at its option, appoint a subadviser which shall assume all of such responsibilities and obligations of the adviser pursuant to such Contracts as shall be delegated to the subadviser. Any subadviser appointed by Ranson Capital must be approved by a majority of the outstanding shares of the Ranson Managed Portfolios.

The Contracts may continue in effect from year to year thereafter if specifically approved at least annually by the Trustees of the Ranson Managed Portfolios or by a vote of the majority of the outstanding shares of the Ranson Managed Portfolios. The continuation of the Contracts must also be approved by a vote of a majority of the disinterested Trustees of the Ranson Managed Portfolios, cast in person at a meeting called for such purpose. The Contracts may be terminated by either party without penalty with sixty days written notice and will automatically terminate in the event of assignment. The contracts were continued to December 1, 1997 pursuant to Trustee approval.

For Ranson Capital's services under each of the Contracts, the Ranson Managed Portfolios agree to pay Ranson Capital a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Ranson Fund's average daily net assets.

Under the terms of each of the Contracts, Ranson Capital has agreed to pay all expenses of the Ranson Managed Portfolios, including the Ranson Fund's management and investment advisory fee and the Ranson Fund's dividend disbursing, administrative and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed 1.25% (.75 in the case of Kansas Insured Intermediate Fund) of the Ranson Fund's average daily net assets on an annual basis up to the amount of the investment advisory and management fee payable by the Ranson Managed Portfolios to Ranson Capital. Reimbursements by Ranson Capital for the Ranson Fund's expenses will be paid monthly based on annualized year-to-date expenses. All other expenses shall be paid by the Ranson Managed Portfolios. From time to time and subject to discontinuance at any time, Ranson Capital may voluntarily assume certain expenses of the Ranson Managed Portfolios. This would have the effect of lowering the overall expense ratio of the Ranson Managed Portfolios and of increasing the yield to investors. The Ranson Fund's expenses include, among others, taxes, brokerage fees and commissions, if any, fees of disinterested Trustees, expenses of Trustees' and Ranson Stockholders' meetings, insurance premiums, expenses of redemption of shares, expenses of issue and sale of shares (to the extent not borne by the distributors), expenses of printing and mailing certificates, association membership dues, charges of the Ranson Fund's custodian, and bookkeeping, auditing and legal expenses, and the fees and expenses of registering the Ranson Managed Portfolios and its shares with the Securities and Exchange Commission, registering or qualifying its shares under state securities laws and the expenses of preparing and mailing prospectuses and reports to Ranson Stockholders.

Ranson Capital acts as the Ranson Fund's administrative and accounting services agent. For these services, Ranson Capital receives and administrative and accounting services fee payable monthly by the Ranson Managed Portfolios equal to sum of (i) $1,500 per month if the Ranson Fund's average daily net assets are greater than $50 million but do not exceed $100 million, and $2,500 per month if the Ranson Fund's average daily net assets exceed $100 million, and (ii) 0.15% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's average daily net assets in excess $20 million but not exceeding $40 million, 0.10% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $20 million of average daily net assets, 0.05% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $60 million of average daily net assets, 0.02% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $400 million average daily net assets, and 0.01% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's average daily net assets in excess of $500 million, together with reimbursement of Ranson Capital's out-of-pocket expenses. This fee and reimbursement are in addition to the investment advisory and management fee received by Ranson Capital from each of the Ranson Managed Portfolios.

Previous Rescission Exchange Offer

With a registration statement effective August 29, 1996 and completed October 12, 1996, the Company registered Common Stock for re-offer and re-sale pursuant to the US Securities Act of 1933 in connection with rescission of the unregistered Common Stock sold between September 1, 1992 and March 9, 1995. Purchasers who purchased between September 1, 1992 and March 9, 1995 (Common Stock totaling 4,859,207) were offered the option of electing to revoke their ownership of the Company and receive from the Company, such purchaser's cash paid for the unregistered Common Stock, plus accrued interest at the legal rate in the state of purchase, or rescind the original purchase and receive registered Common Stock offered hereby on a one share for one share basis.

Only five (5) persons offered the cash rescission option accepted such offer, a total of $139,737 (including interest) in cash was paid to such rescinding shareholders for a total of 66,165 shares.


4,793,042 shares of registered Common Stock were exchanged for the equivalent 4,793,042 shares of unregistered Common Stock.

Other Significant Business Transactions

During 1990, the Company purchased $110,000 in debentures issued by CFH Corporation. CFH Corporation was a start up manufacturing firm located in Minot, North Dakota. In 1992, CFH Corporation failed and went out of operation. The Company took possession of CFH Corporation's equipment as collateral. The debentures were written down to $30,000 on the books of the Company. In 1994, the Company sold all the assets of CFH Corporation which the Company had in its possession for $4,000 and wrote off the remaining balance of $26,000. The Company was not involved in the management or operation of CFH Corporation, neither the Company, nor any of it directors or executive officers were or have been affiliated in any way with CFH Corporation.

                SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, the Company will have 10,659,361 shares of Common Stock outstanding (assuming no exercise of warrants outstanding). Of these shares, the 3,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined under the Securities Act may generally only be sold in compliance with the limitations of Rule 144 described below.

Through a previous registration and offering, the Company has completed the registration of 4,793,042 shares offered in exchange for unregistered shares held by certain current shareholders of the Company, allowing such shareholders shares to be exchanged for registered shares. 4,793,042 unregistered shares were exchanged for 4,793,042 registered shares.

Immediately following this offering, there will be 10,659,361 shares of Common Stock outstanding. The 4,793,042 shares of Common Stock exchanged in the previous offering will be registered and immediately eligible for sale in the public market. An additional 2,955,320 shares distributed between October, 1987 and August 31, 1992 (excluding shares held by affiliates of the Company) are available for immediate sale pursuant to exemptions from registration provided by Rule 144 and Rule 144(k) under the Securities Act. As a result of the previously completed registration of exchange shares to the benefit of certain of the Company's current Shareholders, only shares held by affiliates of the Company will be subject to the resale limitations placed upon "restricted securities" as described under Rule 144.

In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted shares from the Company or from any "affiliate" of the Company (as that term is defined under the Securities Act), the acquirer or subsequent holder thereof is entitled to sell in the public market within any three-month period a number of shares that does not exceed the greater of 1% of then outstanding shares of Common Stock or the average weekly trading volume for the Common Stock on all exchanges and/or transactions reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Such sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the later of the date of acquisition of restricted shares from the Company or from any affiliate of the Company, and the acquirer or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. All 2,955,320 shares purchased prior to September 1, 1992 and now held by nonaffiliates of the Company are eligible for public sale pursuant to Rule 144(k).

All executive officers and directors of the Company, who prior to this offering beneficially owned 14.7% of the outstanding shares of Common Stock have agreed that they will not offer, contract to sell or effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company or of any securities convertible into or exchangeable or exercisable for any equity securities of the Company prior to the expiration of six months after the date of this Prospectus without the prior written consent of the Company and the Underwriter. Upon expiration of this period 1,414,580 shares of Common Stock, and shares issuable upon exercise of stock warrants, that are deemed to be "restricted securities" pursuant to Rule 144 under the Securities Act, will be eligible for sale in reliance upon Rule 144, subject to volume and other restrictions contained therein.

Prior to this offering, there has been no public market for the Common Stock of the Company and no predictions can be made of the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

                          UNDERWRITING

The Company and the Selling Shareholders have entered into an underwriting agreement (the "Underwriting Agreement") with Financial Advantage Brokerage Services, Inc. (the "Underwriter") an entity unrelated to the Company. Under the terms of the Underwriting Agreement, the Underwriter will use its best efforts to offer and sell 3,000,000 Shares to the public at the price set forth on the cover of this Prospectus. There is no minimum number of shares required to be sold prior to the Company receiving proceeds from the sale of the shares offered herein. The first 907,162 shares sold will be allocated equally between the Company's shares, and the total Selling Shareholder shares (pro rata between the Selling Shareholder shares) shares sold in excess of 907,162 will be the Company's shares.

Any sale of the Shares offered is subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement and to which reference is hereby made.

The Company and the Selling Shareholders have agreed to pay the Underwriter a commission of {8%} {($.28 per Share)} of the aggregate proceeds from the sale of the best efforts Shares. The Underwriter, in its discretion, may reallow to members of the National Association of Securities Dealers, Inc., a portion of the discount or commission, but in no event more than the discount or commission of {8%} per Share. No broker/dealer affiliated with the Company will participate in the offering.

The Company and the Selling Shareholders have also agreed to pay the Underwriter a non-accountable expense allowance of {$.07} per Share, {2%} of the gross proceeds of the offering, to be paid at closing, none of which has been advanced to the Underwriter.

All of the Shares are being offered to the public at a price of {$3.50} per Share as set forth on the cover page of this Prospectus. The Shares are offered by the Underwriter subject to receipt and acceptance by the Underwriter, to the right to reject any order, in whole or in part, to approval of certain legal matters by counsel and to certain other conditions. The Underwriter has agreed not to confirm any sale of the Company's shares to any discretionary account.

After the completion of the offering made hereby, ND Capital and Ranson Capital will not engage in market making activities in the Company's securities or make any recommendations with respect to such securities. Rather, ND Capital and Ranson Capital intend to trade in the Company securities on an (unsolicited) agency basis, for their customers, and not as a principal. The Company will not receive any of the proceeds from the sale of 453,581 shares of Common Stock by the Selling Shareholders. See "Principal Shareholders."

There is a no minimum number of shares required to be sold. An escrow account for the purpose of distributing the proceeds of the sale of the shares has been established at First Western Bank and Trust, Minot, North Dakota. Checks for purchase of shares must be made out to "ND Holdings, Inc. Escrow Account-First Western Bank and Trust". Net proceeds from the sale of each share of Common Stock sold will be paid to the Selling Shareholders and/or the Company and shares issued to the purchasers at regular intervals as proceeds are received.

Determination of Offering Price

Prior to this offering, there has been no public market for the Common Stock of the Company. Consequently, the initial public offering price for the Common Stock has been determined by negotiation among the Company, the Selling Shareholders and the Representatives of the Underwriter. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Company in recent periods, the market capitalizations and stages of development of other companies that the Company and the Representatives of the Underwriter believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant.

Audit Committee/Public Director

As required by the NASD Bylaws, by August 29, 1997, the Company will establish an Audit Committee, one member of which must be a public director; a public director is defined as a director elected from the general public who does not own or control the power to vote five percent or more of the outstanding voting securities of the Company, who is not engaged in the investment banking or securities business, and who is not an officer or employee of the Company or a member of the immediate family of an employee occupying a managerial position with the Company.

It is anticipated that the Audit Committee will consist of one public director and Robert E. Walstad. The functions of the Audit Committee will include: review of the scope of the audit; review with the independent auditors of the corporate accounting practices and policies and recommend to whom reports should be submitted within the Company; review with the independent auditors their final reports; review with internal and independent auditors overall accounting and financial control; and to be available to the independent auditors during the year for consultation purposes.

                         LEGAL MATTERS

Dihle & Co., P.C., 1720 South Bellaire Street, Suite 108, Denver,
Colorado 80222, has acted as counsel for the Company in connection with this offering and will render an opinion concerning the validity of the Common Shares offered hereby.

                            EXPERTS

The consolidated financial statements of ND Holdings, Inc. and subsidiaries for each of the three years included in this Prospectus have been so included in reliance on the report of Brady Martz & Associates, P.C. independent auditors, given on the authority of said firm as experts in auditing and accounting. The statements of assets and liabilities and direct expenses and allocated indirect expenses for business components of The Ranson Company, Inc. and subsidiary acquired for each of the three years included in this Prospectus have been so included in reliance on the report of Allen, Gibbs and Houlik, L.C. independent auditors, given on the authority of said firm as experts in auditing and accounting.

                     ADDITIONAL INFORMATION

This Prospectus constitutes an integral part of a Registration Statement on Form S-1 (which together with all amendments, exhibits and schedules thereto, is referred to as the "Registration Statement") filed by the Company with the SEC under the Securities Act with respect to the Common Stock offered hereby. This Prospectus omits information contained in the Registration Statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the SEC's principal office, located at 450 Fifth Street NW, Room 1024, Washington, DC 20549. Copies of the Registration Statement or any part thereof can be obtained at prescribed rates from the Commission's public reference section at its principal office.

No dealer, salesperson or other person is authorized to give any information or to make any representation not contained in the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities to which it relates in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at 450 Fifth Street NW, Room 1024, Washington DC 20549. Copies of such material may be obtained from the Public Reference Section of the Commission at prescribed rates.



          INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

               ND HOLDINGS, INC. AND SUBSIDIARIES

   CONSOLIDATED FINANCIAL STATEMENTS (HISTORICAL)

   INDEPENDENT AUDITOR'S REPORT - BRADY, MARTZ & ASSOC., P.C.

   CONSOLIDATED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 1995, 1994 AND 1993
      Consolidated Balance Sheets
      Consolidated Statements of Operations
      Consolidated Statements for Stockholders' Equity
      Consolidated Statements of Cash Flows
      Notes to Consolidated Financial Statements

   ADDITIONAL INFORMATION

      Independent Auditor's Report on Additional Information
      Schedule X - Supplemental Income Statement Information
      Selected Financial Data
      Quarterly Results of Consolidated Operations (Unaudited)

   PRO FORMA FINANCIAL STATEMENTS OF ND HOLDINGS, INC. AND SUBSIDIARIES AND RANSON COMPANY, INC. AND SUBSIDIARIES
      Consolidated Balance Sheets and Pro Forma Supplemental
        Information as of December 31, 1995
      Consolidated Statements of Operations and Pro Forma
        Supplemental Information as of December 31, 1995
      Notes to Pro Forma Supplementary Information

   MANAGEMENT'S UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF
   SEPTEMBER 30, 1996 AND 1995
      Consolidated Balance Sheets
      Consolidated Statements of Operations
      Consolidated Statements of Cash Flows
      Notes to Consolidated Financial Statements

   Supplementary Information
      Schedules of Expenses
      Pro Forma Consolidated Balance Sheet

                    BUSINESS COMPONENTS OF
        THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

STATEMENTS OF ASSETS AND LIABILITIES AND DIRECT REVENUES, DIRECT
EXPENSES AND ALLOCATED INDIRECT EXPENSES

   INDEPENDENT AUDITOR'S REPORT - ALLEN, GIBBS & HOULIK, L.C.

   Statements of Assets and Liabilities of Business Acquired
   Statements of Direct Revenues, Direct Expenses and
      Allocated Indirect Expenses of Business Acquired
   Notes to Statements of Assets and Liabilities and Direct Revenues, Direct Expenses and Allocated Indirect Expenses

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
AS OF DECEMBER 31, 1995 AND 1994

   Statement of Assets and Liabilities of Business Acquired
   Statements of Direct Revenues and Expenses of Business Acquired Notes to Unaudited Financial Statements of Business Acquired



                            PART II





          INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

               ND HOLDINGS, INC. AND SUBSIDIARIES

   CONSOLIDATED FINANCIAL STATEMENTS (HISTORICAL)

   INDEPENDENT AUDITOR'S REPORT - BRADY, MARTZ & ASSOC., P.C.

   CONSOLIDATED FINANCIAL STATEMENTS
   AS OF DECEMBER 31, 1995, 1994 AND 1993
      Consolidated Balance Sheets
      Consolidated Statements of Operations
      Consolidated Statements for Stockholders' Equity
      Consolidated Statements of Cash Flows
      Notes to Consolidated Financial Statements

   ADDITIONAL INFORMATION

      Independent Auditor's Report on Additional Information
      Schedule X - Supplemental Income Statement Information
      Selected Financial Data
      Quarterly Results of Consolidated Operations (Unaudited)

   PRO FORMA FINANCIAL STATEMENTS OF ND HOLDINGS, INC. AND
SUBSIDIARIES
   AND RANSON COMPANY, INC. AND SUBSIDIARIES
      Consolidated Balance Sheets and Pro Forma Supplemental
        Information as of December 31, 1995
      Consolidated Statements of Operations and Pro Forma
        Supplemental Information as of December 31, 1995 Notes to Pro Forma Supplementary Information

   MANAGEMENT'S UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF
   SEPTEMBER 30, 1996 AND 1995
      Consolidated Balance Sheets
      Consolidated Statements of Operations
      Consolidated Statements of Cash Flows
      Notes to Consolidated Financial Statements

   Supplementary Information
      Schedules of Expenses
      Pro Forma Consolidated Balance Sheet

                    BUSINESS COMPONENTS OF
        THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

STATEMENTS OF ASSETS AND LIABILITIES AND DIRECT REVENUES, DIRECT
EXPENSES AND ALLOCATED INDIRECT EXPENSES

   INDEPENDENT AUDITOR'S REPORT - ALLEN, GIBBS & HOULIK, L.C.

   Statements of Assets and Liabilities of Business Acquired
   Statements of Direct Revenues, Direct Expenses and
      Allocated Indirect Expenses of Business Acquired
   Notes to Statements of Assets and Liabilities and Direct Revenues, Direct Expenses and Allocated Indirect Expenses

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
AS OF DECEMBER 31, 1995 AND 1994

   Statement of Assets and Liabilities of Business Acquired
   Statements of Direct Revenues and Expenses of Business Acquired Notes to Unaudited Financial Statements of Business Acquired






                        ND HOLDINGS, INC. AND SUBSIDIARIES

                              MINOT, NORTH DAKOTA











                               MANAGEMENT'S UNAUDITED

                          CONSOLIDATED FINANCIAL STATEMENTS

                                       AS OF

                            SEPTEMBER 30, 1996 AND 1995






                       ND HOLDINGS, INC. AND SUBSIDIARIES

                              TABLE OF CONTENTS





  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

    Consolidated Balance Sheets

    Consolidated Statements of Operations

    Consolidated Statements of Cash Flows

    Notes to Consolidated Financial Statements


  SUPPLEMENTARY INFORMATION

    Supplemental Consolidated Balance Sheets Reflecting
      Completion of Rescission Exchange Offer

    Consolidated Proforma Statement of Operations

    Financial Data Schedule



                      ND HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)

                                    ASSETS


                                                   September 30,   December 31,
                                                       1996            1995
                                                   ------------    -----------
  CURRENT ASSETS
    Cash and cash equivalents                      $    434,732    $ 4,894,838
    Securities available-for-sale                         5,693        322,900
    Accounts receivable                                 430,025        161,907
    Prepaids                                             58,280         44,235
                                                   ------------    -----------
                                                   $    928,730    $ 5,423,880
                                                   ------------    -----------

  PROPERTY AND EQUIPMENT                           $    421,582    $   100,680
    Less accumulated depreciation                      (131,698)      (53,631)
                                                   ------------    -----------
    Net property and equipment                     $    289,884    $   47,049
                                                   ------------    -----------

  OTHER ASSETS
    Deferred sales costs                           $  2,709,169    $ 2,840,238
    Deferred tax benefit                                921,100      1,042,400
    Covenant not to compete (net of
      amortization of $75,000 for 1996)                 225,000              -

    Investment adviser's agreement (net of
      amortization of $175,521 for 1996)              5,246,934              -

    Registration costs and other assets                 175,769        117,019
                                                   ------------    -----------
                                                   $  9,277,972    $ 3,999,657
                                                   ------------    -----------

                                                   $ 10,496,586    $ 9,470,586
                                                   ============    ===========


                                  LIABILITIES AND EQUITY


  CURRENT LIABILITIES
    Commissions and service fees payable           $    116,264    $    17,781
    Accounts payable                                     69,307         64,069
    Notes payable                                     1,100,000              -
    Current portion of long-term debt                    51,000         10,000
    Accrued interest payable                              6,205          6,205
    Payroll taxes payable                                 2,697          2,005
                                                   ------------    -----------
                                                   $  1,345,473    $   100,060
                                                   ------------    -----------

  LONG-TERM LIABILITIES
    Investment certificates                        $    235,100    $   270,100
    Loan - MADC                                          25,000              -
    Less current portion                                (51,000)       (10,000)
                                                   ------------    -----------
                                                   $    209,100    $   260,100
                                                   ------------    -----------

  REDEEMABLE STOCK
    Common stock subject to rescission
       exchange offer - 4,829,300 and
       4,859,207 shares, respectively              $  9,600,000    $ 9,600,000
                                                   ------------    -----------

  COMMON STOCK AND ACCUMULATED DEFICIT
    Common stock - 20,000,000 shares authorized,
      no par value; 3,332,544 shares issued and
      outstanding                                  $  3,149,908    $ 3,149,908
    Accumulated deficit                              (3,807,925)    (3,661,382)
    Unrealized gain (loss) on securities
      available-for-sale                                     30         21,900
                                                   ------------    -----------
                                                   $   (657,987)   $  (489,574)
                                                   ------------    -----------

                                                   $ 10,496,586    $ 9,470,586
                                                   ============    ===========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.




                    ND HOLDINGS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)


                                                        Three Months Ended
                                                          September 30,
                                                   ---------------------------
                                                       1996           1995 *
                                                   -----------     -----------
  REVENUES
    Fee income                                     $   757,484     $   554,037
    Commissions                                         61,669          36,766
                                                   -----------     -----------
    Total revenue                                  $   819,153     $   590,803
                                                   -----------     -----------

  OPERATING EXPENSES
    Compensation and benefits                      $   223,522     $   213,795
    General and administrative expenses                216,992         209,232
    Deferred sales costs recognized                    255,393         295,535
    Depreciation and amortization                       94,601          94,516
    Interest                                            46,268          11,725
                                                   -----------     -----------
    Total operating expenses                       $   836,776     $   824,803
                                                   -----------     -----------

  OPERATING INCOME (LOSS)                          $   (17,623)    $  (234,000)
                                                   -----------     -----------

  OTHER INCOME
    Interest and dividends                         $     8,266     $    87,552
    Trading securities gains (losses), net                   -            (633)
    Miscellaneous income                                   900             360
                                                   -----------     -----------
    Total other income (loss)                      $     9,166     $    87,279
                                                   -----------     -----------

  INCOME (LOSS) BEFORE INCOME
   TAX (EXPENSE) BENEFIT                           $    (8,457)    $  (146,721)

  DEFERRED INCOME TAX (EXPENSE) BENEFIT                (21,571)         39,970
                                                   -----------     -----------
  NET INCOME (LOSS)                                $   (30,028)    $  (106,751)
                                                   ===========     ===========

  NET INCOME (LOSS) PER SHARE:                     $         -     $      (.01)

    Shares used in computing earnings per share      8,168,166       8,215,534

   *  Proforma results (See Note 2)

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS





                          ND HOLDINGS, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                                    (UNAUDITED)


                                                        Nine Months Ended
                                                           September 30,
                                                   ---------------------------
                                                       1996            1995 *
                                                   -----------     -----------
REVENUES
  Fee income                                       $ 2,216,185     $ 1,539,475
  Commissions                                          188,785         143,552
                                                   -----------     -----------
  Total revenue                                    $ 2,404,970     $ 1,683,027
                                                   -----------     -----------

OPERATING EXPENSES
  Compensation and benefits                        $   622,251     $   602,756
  General and administrative expenses                  709,709         627,238
  Deferred sales costs recognized                      751,908         677,321
  Depreciation and amortization                        282,242         291,722
  Interest                                             119,467          19,413
                                                   -----------     -----------
  Total operating expenses                         $ 2,485,577     $ 2,218,450
                                                   -----------     -----------

OPERATING INCOME (LOSS)                            $   (80,607)    $  (535,423)
                                                   -----------     -----------

OTHER INCOME (LOSS)
  Interest and dividends                           $    55,034     $   239,474
  Trading securities gains (losses), net                23,688         (48,829)
  Miscellaneous income                                   8,013             916
                                                   -----------     -----------
  Total other income (loss)                        $    86,735     $   191,561
                                                   -----------     -----------

INCOME (LOSS) BEFORE INCOME
 TAX (EXPENSE) BENEFIT                             $     6,128     $  (343,862)

DEFERRED INCOME TAX (EXPENSE) BENEFIT                  (98,071)         30,000
                                                   -----------     -----------
NET INCOME (LOSS)                                  $   (91,943)    $  (313,862)
                                                   ===========     ===========

NET INCOME (LOSS) PER SHARE:                       $      (.01)    $      (.04)

  Shares used in computing earnings per shares       8,177,298       8,105,356

   *  Proforma results (See Note 2)

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS






                      ND HOLDINGS, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)


                                                          Nine Months Ended
                                                             September 30,
                                                   ---------------------------
                                                       1996           1995
                                                   -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net cash provided (used) by
    operating activities                           $   153,565     $ 2,071,003
                                                   -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of investment adviser's agreement       $(5,422,455)    $         -
  Purchase of covenant not to compete                 (300,000)              -
  Purchase of available-for-sale securities             (5,662)     (1,361,423)
  Proceeds from sale of
    available-for-sale securities                      324,688       1,206,297
  Purchase of equipment                               (186,892)        (17,776)
  Other asset (increases) decreases                    (58,750)        (46,040)
                                                   -----------     -----------
  Net cash used by investing activities            $(5,649,071)    $  (218,942)
                                                   -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from short-term debt                    $ 1,500,000     $         -
  Payments on short-term debt                         (400,000)              -
  Proceeds from long-term debt                          25,000               -
  Proceeds from issuing common stock
    (net of stock issue costs)                               -         487,211
  Redemption of common stock                           (54,600)         (8,967)
  Investment certificates redeemed                     (35,000)         (5,000)
                                                   -----------     -----------
  Net cash provided by financing activities        $ 1,035,400     $   473,244
                                                   -----------     -----------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                              $(4,460,106)    $ 2,325,305

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD     4,894,838       1,160,063
                                                   -----------     -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD         $   434,732     $ 3,485,368
                                                   ===========     ===========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS




                      ND HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                      SEPTEMBER 30, 1996 AND 1995


NOTE 1 - BASIS OF PRESENTATION

         The consolidated financial statements of ND Holdings, Inc., a North Dakota corporation, and its subsidiaries (collectively, the "Company"), included herein, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted.

         The consolidated financial statements include the accounts of the Company and all of its subsidiaries after eliminating all significant intercompany transactions and reflect all normally recurring adjustments which are, in the opinion of management, necessary to present a fair statement of the results of operations of the interim periods reported. The results of operations for the nine months ended September 30, 1996 and 1995 are not necessarily indicative of the results expected for the full year.


NOTE 2 - PROFORMA RESULTS

         During the nine months ended September 30, 1996, the Company acquired the outstanding stock of Ranson Company, Inc. (Ranson). The operating results for the quarter and nine months ended September 30, 1996 include the revenue and expenses for the Ranson managed portfolios. The operating results for the quarter and nine months ended September 30, 1995 include proforma information to include the results of the same period for Ranson, as though the business combination occurred effective January 1, 1995.


NOTE 3 - SUPPLEMENTARY INFORMATION

         The consolidated pro forma statement of operations included in the supplementary information is presented only to comply with the Securities and Exchange Commission's accounting rule, Article 11 of Regulation S-X, and should not be used for any other purpose. Such information has been compiled by management, without independent audit or review.










                        SUPPLEMENTARY INFORMATION








                     ND HOLDINGS, INC. AND SUBSIDIARIES
              SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS REFLECTING
                   COMPLETION OF RESCISSION EXCHANGE OFFER
                              (UNAUDITED)



                                  ASSETS

                                                September 30,   December 31,
                                                    1996            1995
                                                ------------    -----------
CURRENT ASSETS
  Cash and cash equivalents                     $    434,732    $ 4,894,838
  Securities available-for-sale                        5,693        322,900
  Accounts receivable                                430,025        161,907
  Prepaids                                            58,280         44,235
                                                ------------    -----------
                                                $    928,730    $ 5,423,880
                                                ------------    -----------

PROPERTY AND EQUIPMENT                          $    421,582    $   100,680
  Less accumulated depreciation                     (131,698)       (53,631)
                                                ------------    -----------
  Net property and equipment                    $    289,884    $    47,049
                                                ------------    -----------

OTHER ASSETS
  Deferred sales costs                          $  2,709,169    $ 2,840,238
  Deferred tax benefit                               921,100      1,042,400
  Covenant not to compete (net of
    amortization of $75,000 for 1996)                225,000              -
  Investment adviser's agreement (net of
    amortization of $175,521 for 1996)             5,246,934              -
  Registration costs and other assets                175,769        117,019
                                                ------------    -----------
                                                $  9,277,972    $ 3,999,657
                                                ------------    -----------
                                                $ 10,496,586    $ 9,470,586
                                                ============    ===========

                              LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Commissions and service fees payable          $    116,264    $    17,781
  Accounts payable                                    69,307         64,069
  Notes payable                                    1,100,000              -
  Current portion of long-term debt                   51,000         10,000
  Accrued interest payable                             6,205          6,205
  Payroll taxes payable                                2,697          2,005
                                                ------------    -----------
                                                $  1,345,473    $   100,060
                                                ------------    -----------
LONG-TERM LIABILITIES
  Investment certificates                       $    235,100    $   270,100
  Loan - MADC                                         25,000              -
  Less current portion                               (51,000)       (10,000)
                                                ------------    -----------
                                                $    209,100    $   260,100
                                                ------------    -----------

COMMON STOCK AND ACCUMULATED DEFICIT
  Common stock - 20,000,000 shares authorized,
    no par value; 8,161,844 and 8,191,751
    shares issued and outstanding,
    respectively                                $ 10,705,474    $10,760,074
  Accumulated deficit                             (1,763,491)    (1,671,548)
  Unrealized gain (loss) on securities
    available-for-sale                                    30         21,900
                                                ------------    -----------
                                                $  8,942,013    $ 9,110,426
                                                ------------    -----------
                                                $ 10,496,586    $ 9,470,586
                                                ============    ===========



                 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
                    THE PROFORMA SUPPLEMENTAL INFORMATION


                        ND HOLDINGS, INC. AND SUBSIDIARIES AND
                         RANSON COMPANY, INC. AND SUBSIDIARIES
                   CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS
                                     (UNAUDITED)



                                                  Three Months Ended September 30, 1995
                                       -------------------------------------------------------
                                       ND Holdings,   Ranson Company,
                                         Inc. and        Inc. and       Pro Forma    Pro Forma
                                       Subsidiaries    Subsidiaries    Adjustment     Results
                                       ------------   --------------   ----------    ---------
REVENUES
  Fee income                             $ 379,067      $ 174,970       $       -    $ 554,037
  Commissions                               14,090         22,676               -       36,766
                                         ---------      ---------       ---------    ---------
  Total revenue                          $ 393,157      $ 197,646       $       -    $ 590,803
                                         ---------      ---------       ---------    ---------

OPERATING EXPENSES
  Compensation and benefits              $ 175,175      $  38,620       $       -    $ 213,795
  General and administrative
    expenses                               131,870         77,362               -      209,232
  Deferred sales costs recognized          295,535              -               -      295,535
  Depreciation and amortization              3,000            696          90,820       94,516
  Interest                                  11,725              -               -       11,725
                                         ---------      ---------       ---------    ---------
  Total operating expenses               $ 617,305      $ 116,678       $  90,820    $ 824,803
                                         ---------      ---------       ---------    ---------

OPERATING INCOME (LOSS)                  $(224,148)     $  80,968       $ (90,820)   $(234,000)
                                         ---------      ---------       ---------    ---------

OTHER INCOME (LOSS)
  Interest and dividends                 $  87,552      $       -       $       -    $  87,552
  Trading securities gains
    (losses), net                             (957)           324               -         (633)
  Miscellaneous income                         360              -               -          360
                                         ---------      ---------       ---------    ---------
  Total other income (loss)              $  86,955      $     324       $       -    $  87,279
                                         ---------      ---------       ---------    ---------

INCOME (LOSS) BEFORE
 INCOME TAX (EXPENSE)
 BENEFIT                                 $(137,193)     $  81,292       $ (90,820)   $(146,721)
                                         ---------      ---------       ---------    ---------

DEFERRED INCOME
 TAX (EXPENSE) BENEFIT                      71,670              -         (31,700)      39,970
                                         ---------      ---------       ---------    ---------

NET INCOME (LOSS)                        $ (65,523)     $  81,292       $(122,520)   $(106,751)
                                         =========      =========       =========    =========



                 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
                    THE PROFORMA SUPPLEMENTAL INFORMATION





                     ND HOLDINGS, INC. AND SUBSIDIARIES AND
                      RANSON COMPANY, INC. AND SUBSIDIARIES
            CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS (CONTINUED)
                                  (UNAUDITED)



                                                     Nine Months Ended September 30, 1995
                                         ---------------------------------------------------------
                                         ND Holdings,   Ranson Company,
                                           Inc. and         Inc. and       Pro Forma    Pro Forma
                                         Subsidiaries    Subsidiaries     Adjustment     Results
                                         ------------   -------------     ----------   -----------
REVENUES
  Fee income                             $ 1,072,944      $ 466,531       $       -    $ 1,539,475
  Commissions                                 66,557         76,995               -        143,552
                                         -----------      ---------       ---------    -----------
  Total revenue                          $ 1,139,501      $ 543,526       $       -    $ 1,683,027
                                         -----------      ---------       ---------    -----------
OPERATING EXPENSES
  Compensation and benefits              $   486,300      $ 116,456       $       -     $  602,756
  General and administrative
    expenses                                 468,689        158,549               -        627,238
  Deferred sales costs recognized            677,321              -               -        677,321
  Depreciation and amortization               17,161          2,101         272,460        291,722
  Interest                                    19,413              -               -         19,413
                                         -----------      ---------       ---------    -----------
  Total operating expenses               $ 1,668,884      $ 277,106       $ 272,460    $ 2,218,450
                                         -----------      ---------       ---------    -----------

OPERATING INCOME (LOSS)                  $  (529,383)     $ 266,420       $(272,460)   $  (535,423)
                                         -----------      ---------       ---------    -----------

OTHER INCOME (LOSS)
  Interest and dividends                 $   239,474      $       -       $       -    $   239,474
  Trading securities gains
    (losses), net                            (53,708)         4,879               -        (48,829)
  Miscellaneous income                           916              -               -            916
                                         -----------      ---------       ---------    -----------
  Total other income (loss)              $   186,682      $   4,879       $       -    $   191,561
                                         -----------      ---------       ---------    -----------

INCOME (LOSS) BEFORE
 INCOME TAX (EXPENSE)
 BENEFIT                                 $  (342,701)     $ 271,299       $(272,460)   $  (343,862)
                                         -----------      ---------       ---------    -----------

DEFERRED INCOME
 TAX (EXPENSE) BENEFIT                       134,000              -        (104,000)        30,000
                                         -----------      ---------       ---------    -----------

NET INCOME (LOSS)                        $  (208,701)     $ 271,299       $(376,460)   $  (313,862)
                                         ===========      =========       =========    ===========


                 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF
                    THE PROFORMA SUPPLEMENTAL INFORMATION





                          FINANCIAL DATA SCHEDULE
                    FOR PERIOD ENDED SEPTEMBER 30, 1996

             ND HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARY COMPANIES

                          (Dollars in Thousands)

 THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
 FROM FINANCIAL STATEMENTS FOR THE PERIOD ENDED SEPTEMBER 30, 1996 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
 STATEMENTS.

                                                             Nine Months Ended
                                                            September 30, 1996
                                                            ------------------
    Cash and cash items                                         $     434
    Marketable securities                                               6
    Notes and accounts receivable - trade                             430
    Allowances for doubtful accounts                                    0
    Inventory                                                           0
    Total current assets                                              929
    Property, plant, and equipment                                    422
    Accumulated depreciation                                          132
    Total assets                                                   10,497
    Total current liabilities                                       1,346
    Bonds, mortgages, and similar debt                                209
    Preferred stock - mandatory redemption                              0
    Preferred stock - no mandatory redemption                           0
    Common stock                                                   10,705
    Other stockholder's equity                                     (1,763)
    Total liabilities and stockholder's equity                     10,497
    Net sales of tangible products                                      0
    Total revenues                                                  2,492
    Cost of tangible goods sold                                         0
    Total costs and expenses applicable to sales and revenues       2,367
    Other costs and expenses                                            0
    Provision for doubtful accounts and notes                           0
    Interest and amortization of debt discount                        119
    Income before taxes and other items                                 6
    Income tax expense                                                 98
    Income/loss from continuing operations                            (92)
    Discontinued operations                                             0
    Extraordinary items                                                 0
    Cumulative effect - changes in accounting principles                0
    Net income or loss                                                (92)
    Earnings per share - primary                                    ($.01)
    Earnings per share - fully diluted                              ($.01)


 Amounts inapplicable or not disclosed as a separate line on the Statement of Financial Position or Results of Operations are reported as 0 herein.








                              PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

   The table below sets forth the estimated expenses, other than underwriting discounts and commissions, to be paid by the Company in connection with the distribution of the Common Stock being offered hereby:


   Securities and Exchange Commission registration fee      $    4,138.00
   NASD filing fee                                               1,700.00
   Printing and engraving expenses                              10,000.00
   Accounting fees and expenses                                 10,000.00
   Attorney's fees and expenses                                 30,000.00
   Transfer agent's and registrar's fees                         2,500.00
   Blue Sky fees and expenses (including attorney's fees)       15,000.00
   NASDAQ-Small Cap Market listing fee                          10,000.00
   Postage & delivery                                            5,000.00
   Miscellaneous                                                11,662.00
                                                             ------------
   Total                                                     $ 100,000.00
                                                             ============


Item 14.   Indemnification of Directors and Officers

            INDEMNIFICATION OF TRUSTEES AND OFFICERS

There are no provisions for the indemnification of directors and officers in the Bylaws of the Company. The Company has adopted the provisions of Section 10-19.1-91 of the North Dakota Century Code relating to indemnification of officers and directors. Relevant portions of the indemnification provisions are as follows:

(2.) ... a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines including, without limitations, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

       a. Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omission;

       b.   Acted in good faith;

       c. Received no improper personal benefit and section 10-19.1-51, if applicable, has been satisfied;

       d. In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

       e. In the case of acts or omissions occurring in the official capacity described in paragraph 1 or 2 of subdivision b of subsection 1, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the corporation, or in the case of acts or omissions occurring in the section 1, reasonably believe that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

 3. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in subsection 2.

 4. ... if a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding:

       a. Upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in subsection 2 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied; and

       b. After a determination that the facts then known to those making the determination would not preclude indemnification under this section.

       The written undertaking required by subdivision (a) is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

 5.    ...

 6. This section does not require, or limit the ability of, a corporation to reimburse expenses, including attorneys' fees and disbursements, incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made or threatened to be made a party to a proceeding.

 7.    All indemnification determining must be made:

       a. By the board by a majority of a quorum. Directors who are at the time parties to the proceeding shall not be counted for determining either a majority or the presence of a quorum;

       b. If a quorum under subdivision (a) cannot be obtained, by a majority of a committee of the board, consisting solely of two or more directors not at the time parties to the proceeding, duly designed to act in the matter by a majority of the full board including directors who are parties;

       c. If a determination is not made under subdivision (a) or (b) by special legal counsel, selected either by a majority of the board or a committee by vote pursuant to subdivision (a) or (b) or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority of the full board including directors who are parties;

       d.   If a determination is not made under subdivisions
            (a), (b), and (c) by the shareholders, excluding the votes of shares held by parties to the proceeding; or

       e. If an adverse determination is made under subdivisions (a) through (d), or if no determination is made under subdivisions (a) through (d) within sixty days after the termination of a proceeding or after a request for an advance of expenses, as the case may be, by a court in this state, which may be the same court in which the proceeding involving the person's liability took place, upon application of the person and any notice the court requires.

 8. With respect to a person who is not and who was not at the time of the acts or omissions complained of in the proceedings, a director, officer, or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the corporation, the determination whether indemnification of this person is required because the criteria set forth in subsection 2 have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in subsection 4 may be made by an annually appointed committee of the board, having at least one member who is a director. The committee shall report at least annually to the board concerning its actions.

 9. A corporation may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this section.

10. A corporation that indemnifies or advances expenses to a person in accordance with this section in connection with a proceeding by or on behalf of the corporation shall report the amount of the indemnification or advance and to whom and on whose behalf it was paid as part of the annual financial statements furnished to shareholders pursuant to section 10-19.1-85 covering the period when the indemnification or advance was paid or accrued under the accounting method of the corporation reflected in the financial statement.

Item 15.   Recent Sales of Unregistered Securities

            RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years, the Company has sold in good faith reliance upon presumptions of exemption from registration, the following securities, none of which were registered under the Securities Act of 1933. All of said securities were offered and sold pursuant to the North Dakota Venture Capital Corporation Statute (NDCC 10-30.1) for cash to persons believed to be bona fide residents of the State of North Dakota by ND Capital, Inc. (an NASD broker/dealer and a subsidiary of the Company), other NASD broker/dealers and officers of the Company. All sales of these securities ceased on March 8, 1995. The Company claims exemption from the registration provisions of the Securities Act of 1933 under Section 3(a)(11) of said Act.

As a result of routine examination of ND Capital, Inc. (the Company's subsidiary) by the NASD in July 1994 and subsequent review by the Regional SEC Office, it has been determined that twelve (12) sales of the Company's Common Stock were made to nonresidents of the state of North Dakota. In the opinion of NASD and SEC examiners, these sales violate the Section 3(a)(11) exemption from registration relied upon by the Company. The Company and its Subsidiary, ND Capital, Inc. are currently working to resolve this issue with the NASD.




Recent Sales of Company's No Par Common Stock:

          Date              Shares           $ Amount       Per Share Price
        --------          ---------         -----------     ---------------
          9/6/93             1,440             2,448.00             1.70
Shareholder of Record:  West Brand & Co. FBO Pathology Services,
P.C. PSP Wayne Jansen
P.O. Box 1090, Minot, ND 58702

          9/9/93             1,000             1,700.00            1.70
Shareholder of Record:  Sheldon Smith
HCR 1 Box 144, Powers Lake, ND 58773

         9/14/93             4,225             7,182.50            1.70
Shareholder of Record:  American Investors FBO Anderson, Wade,
Whitty, P.C. PSP Robert W. Anderson
P.O. Box 1548, Minot, ND 58702

         9/14/93             2,000             3,400.00            1.70
Shareholder of Record: Larry O. Anderson and Virginia M. Anderson JTWROS Box 125, Towner, ND 58788

         9/17/93             1,765             3,000.00            1.70
Shareholder of Record: Michael J. Johnson and Sue Ellen Johnson JTWROS 2700 2nd Ave. SW, Minot, ND 58701

         9/17/93             5,883            10,000.00            1.70
Shareholder of Record:  Dr. Fred W. Wagner
Rt 1 Box 77B, Walton, NE  68461

         9/20/93             6,000            10,200.00            1.70
Shareholder of Record:  Richard Gunter
Box 330, Towner, ND 58788

         9/20/93             1,177             2,000.00            1.70
Shareholder of Record:  West Brand & Co. FBO Sherry Y. Hummel IRA
P.O. Box 1090, Minot, ND 58702

         9/23/93             7,765            13,200.00            1.70
Shareholder of Record:  Richard J. Pratt
P.O. Box 9513, Fargo, ND 58106-9513

         9/24/93             1,500             2,550.00            1.70
Shareholder of Record:  Cattle Capital Investment Club
Box 270, Towner, ND 58788

         9/24/93             5,900            10,030.00            1.70
Shareholder of Record: Roger E. Guttormson and Beverlee Guttormson JTWROS 2919 Central Avenue West, Minot, ND 58701

         9/24/93             7,500            12,750.00            1.70
Shareholder of Record:  Reuben Hegel
1107 N. 12th St., Bismarck, ND 58501

         9/24/93             1,530             2,601.51            1.70
Shareholder of Record:  West Brand & Co. FBO Janet Pratt IRA
P.O. Box 1090, Minot, ND 58702

         9/24/93            11,765            13,998.11            1.70
Shareholder of Record:  Richard J Pratt
P.O. Box 9513, Fargo, ND 58106-9513

         9/24/93             8,641            14,689.24            1.70
Shareholder of Record:  West Brand & Co. FBO Richard Pratt IRA
P.O. Box 1090, Minot, ND 58702

         9/30/93               160               272.16            1.70
Shareholder of Record:  West Brand & Co.  Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

         9/30/93               100               170.00            1.70
Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

         9/30/93               221               375.00            1.70
Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

         9/30/93                15                25.00            1.70
Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

         10/5/93             6,000            10,200.00            1.70
Shareholder of Record:  Georgia Bonderenko
1426 South Main, Minot, ND 58701

         10/5/93             5,592             9,505.88            1.70
Shareholder of Record:  West Brand & Co. FBO Terry Bostow IRA
P.O. Box 1090, Minot, ND 58701

         10/5/93             6,000            10,200.00            1.70
Shareholder of Record:  D.W. Christen and Donna J. Christen JTWROS
101 6th Ave. NE, Minot, ND 58701

         10/5/93             2,941             5,000.00            1.70
Shareholder of Record:  Nicholas Faken and Mary Faken JTWROS
RR 1 Box 122, Granville, ND 58741

         10/5/93             1,471             2,500.00            1.70
Shareholder of Record:  Aaron M. Faken
RR 1 Box 122, Granville, ND 58741

         10/5/93             1,471             2,500.00            1.70
Shareholder of Record:  Chad D. Faken
RR 1 Box 122, Granville, ND 58741

         10/5/93             6,000            10,200.00            1.70
Shareholder of Record:  Richard J. Guth
13510 Parkwood Drive, Burnsville, MN  55337

         10/5/93             1,500             2,550.00            1.70
Shareholder of Record:  West Brand & Co. FBO Pathology Services,
P.C. PSP Wayne Jansen
P.O. Box 1090, Minot, ND 58702

         10/5/93             1,500             2,550.00            1.70
Shareholder of Record:  Marilyn Kemper
3805 S. Main, Apt. 1, Minot, ND 58701

         10/5/93            11,765            20,000.00            1.70
Shareholder of Record:  Adolph Lorz TOD Alice Lorz
413 Burke Avenue, Harvey, ND 58341

         10/5/93            14,706            25,000.00            1.70
Shareholder of Record:  Kent W. Lovell
Box 166, Ashley, ND 58413

         10/5/93            12,000            20,400.00            1.70
Shareholder of Record:  Margaret Beverly Mayo
P.O. Box 310, Cavalier, ND 58220

         10/5/93             5,883            10,000.00            1.70
Shareholder of Record:  Gloria Nelson
P.O. Box 243, Stanley, ND 58784-0243

         10/5/93             6,000            10,200.00            1.70
Shareholder of Record:  Thora M. Nelson Trust Thora M. Nelson, TTEE
Box 385, Stanley, ND 58784

         10/5/93             3,403            11,787.35            1.70
Shareholder of Record:  Richard J. Pratt
P.O. Box 9513,Fargo, ND 58106-9513

         10/5/93             1,500             2,550.00            1.70
Shareholder of Record:  Darlene Ann Thompson
HCR1 Box 48A, Carpio, ND 58725

         10/8/93             6,000            10,200.00            1.70
Shareholder of Record:  Guy E. & Bernice Huff Trust Guy E. &
Bernice Huff, TTEES DTD 6-28-91
1709 11th street SW, Minot, ND 58701

         10/8/93             6,000            10,200.00            1.70
Shareholder of Record:  Clara L. Morey Trust DTD 5-7-93
2318 Bel Air Dr, Minot, ND 58701

        10/12/93             8,824            15,000.00            1.70
Shareholder of Record:  Joann Johnson
HCR1 Box 116, Douglas, ND 58735-9755

        10/12/93            11,763            19,997.66            1.70
Shareholder of Record:  Joann Johnson
HCR1 Box 116, Douglas, ND 58733-9755

        10/12/93             6,000            10,200.00            1.70
Shareholder of Record:  Yvonne L. Schultz
420 Lincoln Drive, P.O. Box 682, Minot, ND 58702

        10/12/93            30,000            51,000.00            1.70
Shareholder of Record:  Louis Wohletz and Anna May Wohletz JTWROS
1221 11th Ave., Lagndon, ND 58249

        10/18/93             1,176             2,000.00            1.70
Shareholder of Record:  Kathleen A. Bauer
P.O. Box 3112, Minot, ND 58702-3112

        10/18/93             5,000             8,500.00            1.70
Shareholder of Record:  American Investors FBO Kim Cady IRA
P.O. Box 1548, Minot, ND 58702

        10/18/93             5,000             8,500.00            1.70
Shareholder of Record:  American Investors FBO Toni Cady IRA
P.O. Box 1548, Minot, ND 58702

        10/18/93            10,000            17,000.00            1.70
Shareholder of Record:  Mike Dolan
310 17th St. NW, Minot, ND 58701

        10/18/93            10,090            17,153.79            1.70
Shareholder of Record:  West Brand & Co. Roger E. Guttormson IRA
P.O. Box 1090, Minot, ND 58702

        10/18/93             5,000             8,500.00            1.70
Shareholder of Record:  West Brand & Co. fbo Curtis Mehlhoff IRA
P.O. Box 1090, Minot, ND 58702

        10/18/93               588             1,000.00            1.70
Shareholder of Record:  Midwest Investment Club c/o Paul Sandeen
Box 384, Mohall, ND 58761

        10/21/93            21,444            36,454.53            1.70
Shareholder of Record:  David Burckhard
P.O. Box 849, Minot, ND 58702

        10/21/93             6,000            10,200.00            1.70
Shareholder of Record:  Rose C. Gjerdevig
485 3rd St. N, Carrington, ND 58421

        10/21/93             4,000             6,800.00            1.70
Shareholder of Record:  Guy E. & Bernice Huff Trust Guy E. &
Bernice Huff, TTEES DTD 6-28-91
1709 11th Street SW, Minot, ND 58701

        10/21/93               500               850.00            1.70
Shareholder of Record: Charles J. Keller and Rebecca J. Keller JTWROS Box 24, Towner, ND 58788

        10/21/93             1,765             3,000.00            1.70
Shareholder of Record:  Brenda J. Morelli
P.O. Box 1517, Minot, ND 58702

        10/21/93            21,444            36,454.53            1.70
Shareholder of Record:  Rick L. Pierson
P.O. Box 849, Minot, ND 58702

        10/21/93             9,000            15,300.00            1.70
Shareholder of Record: West Brand & Co. FBO Mann's Automotive 401k P.O. Box 1090, Minot, ND 58702

        10/22/93             2,940             4,998.00            1.70
Shareholder of Record:  West Brand & Co. FBO Wayne Jansen IRA
P.O. Box 1090, Minot, ND 58702

        10/24/93             1,000             1,700.00            1.70
Shareholder of Record:  Kent Bahl and Alene Bahl JTWROS
RR 2 Box 64, Sherwood, ND 58782

        10/26/93             4,000             6,800.00            1.70
Shareholder of Record:  Patrick Jones
P.O. Box 179, Minot, ND 58702

        10/27/93               600             1,020.00            1.70
Shareholder of Record: Gerald E. Anderson custodian for Eric E. Anderson 2418 North Washington Street. Bismarck, ND 58501

        10/27/93               600             1,020.00            1.70
Shareholder of Record: Gerald E. Anderson custodian for Kellie J. Anderson 2418 North Washington Street, Bismarck, ND 58501

        10/27/93               600             1,020.00            1.70
Shareholder of Record: Gerald E. Anderson custodian for Lias Anderson 2418 North Washington Street, Bismarck, ND 58501

        10/27/93             1,500             2,550.00            1.70
Shareholder of Record:  Carol Berg and Jason Berg JTWROS
P.O. Box 297. Towner, ND 58788

        10/27/93               235               399.00            1.70
Shareholder of Record:  West Brand & Co. FBO Andrew Burnette IRA
P.O. Box 1090, Minot, ND 58702

        10/27/93               600             1,020.00            1.70
Shareholder of Record:  West Brand & Co. FBO Van Burnette IRA
P.O. Box 1090, Minot, ND 58702

        10/27/93             5,882            10,000.00            1.70
Shareholder of Record:  Dell M. Clarke
417 2nd St. SE, Minot, ND 58701

        10/27/93             3,497             5,944.45            1.70
Shareholder of Record:  Roger W. Domres
1433 15th St. SW, Minot, ND 58701

        10/27/93             3,529             6,000.00            1.70
Shareholder of Record:  LeRoy D. Eberle and Connie M. Eberle JTWROS
122 26th Street SW, Minot, ND 58701

        10/27/93               471               800.00            1.70
Shareholder of Record:  LeRoy Eberle custodian for Jordon Hanson
122 26th Street SW, Minot, ND 58701

        10/27/93               118               200.00            1.70
Shareholder of Record:  LeRoy Eberle custodian for Steve L. Eberle
122 26th Street SW, Minot, ND 58701

        10/27/93             1,500             2,550.00            1.70
Shareholder of Record:  Melissa Fletschock
411 28th Ave. SW No. 6, Minot, ND 58701

        10/27/93            14,291            24,294.70            1.70
Shareholder of Record:  Judy Hansen
HCR1 Box 116, Douglas, ND 58735

        10/27/93             6,099            10,368.30            1.70
Shareholder of Record:  Mary K Jones
P.O. Box 179, Minot, ND 58702

        10/27/93                64               109.21            1.70
Shareholder of Record:  Richard J. Pratt
P.O. Box 9513, Fargo, ND 58106-9513

        10/27/93            10,000            17,000.00            1.70
Shareholder of Record:  Shannon D. Radke and Dorijean Radke JTWROS
422 4th Ave. NW, Minot, ND 58701

        10/27/93               588             1,000.00            1.70
Shareholder of Record:  Patrick Schmidt and Karen Schmidt JTWROS
12 Railway St. P.O. Box 51, Burlington, ND 58722

        10/27/93             3,000             5,100.00            1.70
Shareholder of Record:  Donna J. Stuck
1231 15th Ave. SW, Mint, ND 58701

        10/28/93             1,000             1,700.00            1.70
Shareholder of Record:  Wade Locken
RR 1 Box 16, Mohall, ND 58761

        10/29/93             3,000             5,100.00            1.70
Shareholder of Record: Larry O. Anderson and Virginia M. Anderson JTWROS Box 125, Towner, ND 58788

        10/29/93             6,000            10,200.00            1.70
Shareholder of Record:  John D. Coughlin
P.O. Box 1273, Minot, ND 58702

        10/29/93             4,000             6,800.00            1.70
Shareholder of Record:  David Gowan and Garnell Gowan JTWROS
RR 7, Minot, ND 58701

        10/29/93             1,299             2,208.00            1.70
Shareholder of Record:  Ronald Grey and Judith Grey JTWROS
113 28th St. SW, Minot, ND 58701

        10/29/93             5,882            10,000.00            1.70
Shareholder of Record:  Thomas E. Jundt and Marlene Jundt JTWROS
610 24th Ave. SW, Minot, ND 58701

        10/29/93            10,000            17,000.00            1.70
Shareholder of Record: John D. Karhoff and Patricia K. Karhoff JTWROS 17 Elm Street, Burlington, ND 58722

        10/29/93            14,706            25,000.00            1.70
Shareholder of Record:  Irv Keating and June Keating TEN COM
1413 12th Street SW, Minot, ND 58701

        10/29/93             1,000             1,700.00            1.70
Shareholder of Record:  Douglas L. Loos and Janice F. Loos JTWROS
102 Ave. C. West, Bismarck, ND 58501

        10/29/93             6,000            10,200.00            1.70
Shareholder of Record:  Merkel Living Trust Arthur R. Merkel &
Cherie A. Merkel, TTEES
1100 North 1st Street, Bismarck, ND 58501

        10/29/93             2,942             5,001.40            1.70
Shareholder of Record:  Edna L. Minehan
RR 4 Box 329, Minot, ND 58702

        10/29/93            20,000            34,000.00            1.70
Shareholder of Record:  Kern J. Minehan
RR 4 Box 329, Minot, N., Dak.  58701

        10/29/93             5,000             8,500.00            1.70
Shareholder of Record:  Kern J. Minehan
RR 4 Box 329, Minot, ND 58701

        10/29/93               425               722.50            1.70
Shareholder of Record:  Michael N. Rose
P.O. Box 477, Towner, ND 58788

        10/29/93             5,883            10,000.00            1.70
Shareholder of Record:  Frederick W. Schmidt
P.O. Box 89, Ruso, ND 58778

        10/29/93             5,883            10,000.00            1.70
Shareholder of Record:  Richard L. Silvernagel
2002 E. Capitol Ave., Bismarck, ND 58501

        10/29/93            10,000            17,000.00            1.70
Shareholder of Record:  Stan Martin Agency, Inc.
Box 767, Anamoose, ND 58710

        10/29/93             2,000             3,400.00            1.70
Shareholder of Record:  James Straight and Mary Straight JTWROS
219 8th Street SE, Minot, ND 58701

        10/29/93             5,882            10,000.00            1.70
Shareholder of Record:  Thomas C. Swanson and Judy Swanson JTWROS
1809 Parkside Drive, Minot, ND 58701

        10/29/93             8,235            14,000.00            1.70
Shareholder of Record:  Dr. Fred W. Wagner
Rt 1 Box 77B, Hazen, ND 58545

        10/29/93            17,647            30,000.00            1.70
Shareholder of Record:  Marvin Wentz
P.O. Box 54, Harvey, ND 58341

        10/29/93             5,883            10,001.10            1.70
Shareholder of Record:  Walter Williams and Rosella Williams JTWROS
901 South Main, Rugby, ND 58368

        10/31/93               151               256.79            1.70
Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot,  ND 58702

        10/31/93               100               170.00            1.70
Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

        10/31/93               552               939.11            1.70
Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401k
P.O. Box 1090, Minot, ND 58702

        10/31/93             7,059            12,000.00            1.70
Shareholder of Record:  Leona Rubbelke
419 N. Main, Minot, ND 58701

        10/31/93                15                25.00            1.70
Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

         11/2/93             1,000             1,700.00            1.70
Shareholder of Record:  West Brand & Co. Pathology Services, P.C.
PSP Wayne Jansen
P.O. Box 1090, Minot, ND 58702

         11/2/93             2,941             5,000.00            1.70
Shareholder of Record:  Marvin Wentz
P.O. Box 54, Harvey, ND 58341

         11/9/93             2,941             4,999.70            1.70
Shareholder of Record:  American Investors FBO Anderson, Wade,
Whitty, P.C. PSP Wayne Whitty
P.O. Box 1548, Minot, ND 58702

         11/9/93             1,500             2,550.00            1.70
Shareholder of Record:  American Investors FBO David Burnette IRA
P.O. Box 1548, Minot, ND 58702

         11/9/93             3,000             5,100.00            1.70
Shareholder of Record:  West Brand & Co. Chiropractic Health Care
MPP Gordon Dean
P.O. Box 1090, Minot, ND 58702

         11/9/93             6,000            10,200.00            1.70
Shareholder of Record:  Alfred Lutgen and Arline Lutgen JTWROS
406 1st St. NW, LaMoure, ND 58458-7319

         11/9/93             3,000             5,100.00            1.70
Shareholder of Record:  American Investors FBO Radiology
Consultants PSP Dr. Mark Whitman
20 1st SW, Minot, ND 58701

         11/9/93             7,500            12,000.00            1.60
Shareholder of Record:  West Brand & Co. FBO Kevin M. Dunnigan IRA
P.O. Box 1090, Minot, ND 58702

        11/10/93            10,000            17,000.00            1.70
Shareholder of Record:  Norwest Bank Agent for Trustee for Farstad
Oil, PST/Dennis Krueger
P.O. Box 1488, Minot, ND

        11/12/93             4,000             6,800.00            1.70
Shareholder of Record:  Keith Duchsherer
122 NE 3rd, Rugby, ND 58368

        11/12/93             5,883            10,000.00            1.70
Shareholder of Record:  Lavona Gebhardt
RR 1 Box 112, Balta, ND 58313

        11/12/93             2,941             5,000.00            1.70
Shareholder of Record:  Carol J. Geiszler
1617 Rider Road, Grand Forks, ND 58201-5246

        11/12/93             2,000             3,400.00            1.70
Shareholder of Record:  Gerald Healy custodian for Tarvn Healy
303 7th Avenue SE, Rugby, ND 58368

        11/12/93             4,706             8,000.20            1.70
Shareholder of Record:  Roger Hersey
141 SW 11th, Rugby, ND 58368

        11/12/93             3,000             5,100.00            1.70
Shareholder of Record:  Donald Murphy
HCR1 Box 18A, Donnybrook, ND 58734

        11/12/93             2,941             5,000.00            1.70
Shareholder of Record:  Sue Neamever
RR 1 Box 33, Mylo, ND 58353

        11/12/93             1,500             2,550.00            1.70
Shareholder of Record:  Ken Schaan custodian for Isaac Schaan
RR 1 Box 122, Balta, ND 58313

        11/12/93             1,500             2,550.00            1.70
Shareholder of Record:  Ken Schaan custodian for Riley Schaan
RR 1 Box 122, Balta, ND 58313

        11/12/93             2,942             5,001.40            1.70
Shareholder of Record:  Mark Schaan and Susan M. Schaan JTWROS
709 5th St. SE, Rugby, ND 58368

        11/15/93             1,765             3,000.50            1.70
Shareholder of Record:  West Brand & Co. FBO Toben Taft 401k
P.O. Box 1090, Minot, ND 58702

        11/17/93             5,000             8,500.00            1.70
Shareholder of Record:  Lynn J. Culver
129 Country Club Drive. Bismarck, ND 58501

        11/17/93            10,000            17,000.00            1.70
Shareholder of Record:  Morgan & Associates M.D.P.C. Ronald Knutson
Pension Plan
P.O. Box 2017, Bismarck, ND 58502

        11/17/93             4,117             6,998.90            1.70
Shareholder of Record:  Elaine Manolovitz
52 8th Ave. East, Dickinson, ND 58601

        11/17/93             2,201             3,742.22            1.70
Shareholder of Record:  Richard J. Pratt
P.O. Box 9513, Fargo, ND 58106-9513

        11/22/93             7,500            12,000.00            1.60
Shareholder of Record:  West Brand & Co. FBO Kevin M. Dunnigan IRA
P.O. Box 1090, Minot, ND 5802

         12/8/93            12,000            20,400.00            1.70
Shareholder of Record:  Kenneth J. Keller
1300 13th St. SW, Minot, ND 58701

        12/16/93             4,890             8,313.00            1.70
Shareholder of Record:  West Brand & Co. FBO Scott Lucas IRA
P.O. Box 1090, Minot, ND 58702

         3/30/94             2,500             4,250.00            1.70
Shareholder of Record:  Dwayne Eklund and Lucille Eklund JTWROS
4003 South Crestline, Spokane, WA  99203

         3/31/94               133               226.10            1.70
Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

         3/31/94               112               190.40            1.70
Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

         3/31/94               220               374.00            1.70
Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

         3/31/94                15                25.50            1.70
Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

         4/13/94            20,000            34,000.00            1.70
Shareholder of Record:  American Investors FBO Gary Teets IRA
P.O. Box 1548, Minot, ND 58702

         4/14/94             1,177             2,000.90            1.70
Shareholder of Record:  West Brand & Co. FBO Jeffrey Case IRA SEP
P.O. Box 1090, Minot, ND 58702

         4/14/94             1,176             1,999.20            1.70
Shareholder of Record:  West Brand & Co. FBO Cynthia McLain IRA
P.O. Box 1090, Minot, ND 58702

         4/14/94             1,176             1,999.20            1.70
Shareholder of Record:  West Brand & Co. FBO Lyle McLain IRA
P.O. Box 1090, Minot, ND 58702

         4/14/94             2,941             4,999.70            1.70
Shareholder of Record:  Kaaren J. Stuck and James W. Cross JTWROS
1439 Cherry Lane, Westchester, PA  19380

         4/22/94             4,489             7,631.30            1.70
Shareholder of Record:  West Brand & Co. FBO W. Dan Korgel IRA
P.O. Box 1090, Minot, ND 58702

         4/29/94             2,000             3,400.00            1.70
Shareholder of Record:  Karen Radke and Doyle Radke JTWROS
2016 1st Ave. SW, Minot, ND 58701

         4/29/94             1,781             3,027.70            1.70
Shareholder of Record: West Brand & Co. FBO Patrick J. Schmidt, Sr. IRA P.O. Box 1090, Minot, ND 58702

         4/29/94             1,000             1,700.00            1.70
Shareholder of Record:  Richard Schwan and Judy Schwan JTWROS
2004 23rd Street SW, Minot, ND 58701

         4/29/94             1,000             1,700.00            1.70
Shareholder of Record:  John G. Stuck
1231 15th St. SW, Minot, ND 58701

         4/29/94             1,000             1,700.00            1.70
Shareholder of Record:  Troy Schwan and Charlene Schwan JTWROS
1441 8th Avenue South, Fargo, ND 58103

         4/29/94               600             1,020.00            1.70
Shareholder of Record:  Jacqueline L. Case TOD Jeffrey P. Case
1311 33rd Avenue SW, Minot, ND 58701

         4/30/94               150               255.00            1.70
Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

         4/30/94               180               306.00            1.70
Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

         4/30/94               355               603.50            1.70
Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

         4/30/94                15                25.50            1.70
Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

         4/30/94               118               200.60            1.70
Shareholder of Record:  West Brand & Co. FBO Toben Taft 401k
P.O. Box 1090, Minot, ND 58702

         1/31/94               152               266.00            1.75
Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

         1/31/94               100               175.00            1.75
Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

         1/31/94               215               376.25            1.75
Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

         1/31/94                15                26.25            1.75
Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

          2/3/94            27,000            47,250.00            1.75
Shareholder of Record:  Donna J. Stuck
1231 15th Ave. SW, Minot, ND 58701

          2/3/94            30,000            52,500.00            1.75
Shareholder of Record:  John G. Stuck
1231 15th St. SW, Minot, ND 58701

         2/3/94                500               875.00            1.75
Shareholder of Record: John G. Stuck custodian for Jonathan S. Coravos 1231 15th Street SW, Minot, ND 58701

         2/3/94                500               875.00            1.75
Shareholder of Record:  John G. Stuck custodian for Ian B. Cross
1231 15th Street SW, Minot, ND 58701

         2/3/94                500               875.00            1.75
Shareholder of Record: John G. Stuck custodian for Matthew J. Johnson 1321 15th Street SW, Minot, ND 58701

         2/3/94                500               875.00            1.75
Shareholder of Record: John G. Stuck custodian for Catherine Stuck 1231 15th Street SW, Minot, ND 58701

         2/3/94                500               875.00            1.75
Shareholder of Record: John G. Stuck custodian for Megan J. Johnson 1231 15th Street SW, Minot, ND 58702

         2/3/94              1,000             1,750.00            1.75
Shareholder of Record:  Garret J. Stuck and Pamela Coravos JTWROS
1231 15th Street SW, Minot, ND 58701

         2/3/94              1,000             1,750.00            1.75
Shareholder of Record:  Kaaren J. Stuck and James W. Cross JTWROS
1439 Cherry Lane, Westchester, PA  19380

         2/3/94              1,000             1,750.00            1.75
Shareholder of Record:  Kristi L Johnson and Mark A Johnson JTWROS
1231 15th St. SW, Minot, ND 58701

        2/28/94                136               238.00            1.75
Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

        2/28/94                 88               154.00            1.75
Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

        2/28/94                702             1,228.50            1.75
Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

        2/28/94                15                 26.25            1.75
Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

         3/4/94               571             1,000.00            1.75
Shareholder of Record: Garrett J. Stuck and Pamela Coravos JTWROS 1231 15th Street SW, Minot, ND 58701

       11/30/93               150                285.00            1.90
Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

       11/30/93               143                271.33            1.90
Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

       11/30/93                13                 25.00            1.90
Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401K
P.O. Box 1090, Minot, ND 58702

        12/2/93            21,053            40,000.00            1.90
Shareholder of Record: Wesley F. Majestic and Lois A. Majestic and John E. Mejastic JTWROS
116 28th Street SW, Minot, ND 58702

        12/6/93            15,263            29,000.00            1.90
Shareholder of Record:  Joe Haugen
Box 97, Parshall, ND 58702

        12/7/93             7,632            14,500.00            1.90
Shareholder of Record:  Ardyce Haugen
Box 97, Parshall, ND 58702

        12/7/93             5,263            10,000.00            1.90
Shareholder of Record:  Beatrice Nelson
1015 6th Avenue South, #8, Devils Lake, ND 58301

       12/14/93            34,737            66,000.00            1.90
Shareholder of Record:  Kenneth J. Keller
1300 13th St. SW, Minot, ND 58701

       12/14/93            56,300           106,970.00            1.90
Shareholder of Record:  American Investors FBO Radiology
Consultants MPRP Dr. Kenneth Keller
20 1st SW, Minot, ND 58701

       12/14/93             6,315            11,998.50            1.90
Shareholder of Record:  Daniel Volk
430 4th St. SE, Rugby, ND 58368

       12/16/93             1,000             1,900.00            1.90
Shareholder of Record:  West Brand & Co. FBO Pathology Services,
P.C. PSP Wayne Jansen
P.O. Box 1090, Minot, ND 58702

       12/16/93             1,420             2,698.00            1.90
Shareholder of Record:  West Brand & Co. FBO Helga Soltis IRA
P.O. Box 1090, Minot, ND 58702

        12/16/93             1,816             3,450.40            1.90
Shareholder of Record:  West Brand & Co. FBO Jim Soltis IRA
P.O. Box 1090, Minot, ND 58702

        12/21/93              160                304.00            1.90
Shareholder of Record: Cynthia L. McLain custodian for Jordon Miriah Lien HCR Box 36, Mohall, ND 58761

        12/21/93            2,632              5,000.00            1.90
Shareholder of Record:  Kelly Schaan
1360 Northampton, Gardnerville, NV  89410

        12/22/93            2,632              5,000.00            1.90
Shareholder of Record:  Jonathan Lochthowe
Rt. 1 Box 67, Minot, ND 58701

        12/22/93            5,265             10,003.50            1.90
Shareholder of Record:  Emilia Thompson TOD (see application)
HCR Box 49, Carpio, ND 58725

        12/29/93           15,790             30,000.00            1.90
Shareholder of Record:  David M. Burnette
426 4th Ave. NW, Minot, ND 58701

        12/29/93              526             1,000.00            1.90
Shareholder of Record:  Lillian L. Domres
P.O. Box 268, Towner, ND 58788

        12/29/93            3,234             6,143.78            1.90
Shareholder of Record:  West Brand & Co. FBO LeRoy Eberle IRA
P.O. Box 1090, Minot, ND 58702

        12/31/93            1,316             2,500.00            1.90
Shareholder of Record:  Aaron M. Faken
RR 1 Box 122, Granville, ND 58741

        12/31/93            1,316             2,500.00            1.90
Shareholder of Record:  Chad D. Faken
RR 1 Box 122, Granville ND 58741

        12/31/93            2,631             5,000.00            1.90
Shareholder of Record:  Nicholas Faken and Mary Faken JTWROS
RR 1 Box 122, Granville, ND 58741

        12/31/93            5,263            10,000.00            1.90
Shareholder of Record:  August Keller
1537 Aylesbury Lane, Plano, TX  75075

        12/31/93              150               285.00            1.90
Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

        12/31/93               92               175.52            1.90
Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

        12/31/93               13                25.00            1.90
Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

         1/11/94            1,053             2,000.00            1.90
Shareholder of Recod:  West Brand & Co. FBO Daniel Ludwig IRA
P.O. Box 1090, Minot, ND 58702

         1/11/94           15,789            30,000.00            1.90
Shareholder of Record:  West Brand & Co. FBO Minot Radiation
Oncology PSP Kiernan Minehan
P.O. Box 1090, Minot, ND 58702

         1/11/94            5,000             9,500.00            1.90
Shareholder of Record:     Donald Murphy
HCR1 Box 18A, Donnybrook, ND 58734

         1/12/94            5,265            10,003.50            1.90
Shareholder of Record:  Ostren Family Trust Harold W. & Marlys D.
Ostrem TTEES, U/A  DTD 7/14/92
RR 1 Box 137, Rugby, ND 58368

         1/13/94            2,632             5,000.80            1.90
Shareholder of Record:  Brent N. Corbin
P.O. Box 633, Minot, ND 58702

         1/17/94            2,632             5,000.80            1.90
Shareholder of Record:  Terry L. Ferebee
512 7th Ave. SE, Minot, ND 58701

         1/17/94           40,000            76,000.00            1.90
Shareholder of Record:  Kern J. Minehan
RR 4 Box 329, Minot, ND 58701

         1/19/94            3,000             5,700.00            1.90
Shareholder of Record:  West Brand & Co. FBO Tom Hanson IRA
P.O. Box 1090, Minot, ND 58702

         1/19/94            2,800             5,320.00            1.90
Shareholder of Record:  West Brand & Co. FBO Martha J. Pullen IRA
P.O. Box 1090, Minot, ND 58702

         1/19/94           10,000            19,000.00            1.90
Shareholder of Record:  Kern J. Minehan
RR 4 Box 329, Minot, ND 58701

         1/20/94            3,684             6,999.60            1.90
Shareholder of Record:  Charles G. Hanneman
410 2nd St. SE, Rugby, ND 58368

         1/20/94            4,210             7,999.00            1.90
Shareholder of Record:  Diane M. Kinzell
109 South Main St., Minot, ND 58701

         1/24/94            1,682             3,195.80            1.90
Shareholder of Record:  West Brand & Co. FBO Janet Pratt IRA
P.O. Box 1090, Minot, ND 58702

         1/28/94            3,000             5,700.00            1.90
Shareholder of Record:  Vernon O. Berg
P.O. Box 5, Donnybrook, ND 58734

         1/28/94            2,750             5,225.00            1.90
Shareholder of Record:  Adam Engelhardt
Box 37, Esmond, ND 58332

         1/28/94            3,000             5,700.00            1.90
Shareholder of Record:  Frieda McElwain and Arliss Nelson and
Janice Torno JTWROS
405 Carvell Street, Max, ND 58759

         1/28/94            3,000             5,700.00            1.90
Shareholder of Record:  Gordon McElwain and James McElwain JTWROS
405 Carvell Street, Max, ND 58759

         1/28/94           20,000            38,000.00            1.90
Shareholder of Record:  David Minehan
14919 SE 66th St., Bellevue, WA  98006

         1/28/94              527             1,001.30            1.90
Shareholder of Record:  Lila Reich
Rt. 4, Minot, ND 58701

         1/28/94            5,000             9,500.00            1.90
Shareholder of Record:  Larry Voltz and Diane K. Voltz JTWROS
Box 84, Hazen, ND 58545

          2/1/94            4,000             7,600.00            1.90
Shareholder of Record:  Viola B. Doerr
617 8th Avenue NE, Minot, ND 58701

          2/3/94            1,316             2,500.40            1.90
Shareholder of Record:  Robert M. Johnson
2417 Brookside Drive, Minot, ND 58701

          2/3/94              300               570.00            1.90
Shareholder of Record: Michael N. Rose custodian for Matthew N. Rose P.O. Box 477, Towner, ND 58788

          2/3/94            1,000             1,900.00            1.90
Shareholder of Record:  Van A. Burnette
P.O. Box 8203, Asheville, NC  28814

          2/4/94            5,500            10,450.00            1.90
Shareholder of Record:  Merle R. Lee
Box 271, Max, ND 58759

          2/7/94            2,632             5,000.00            1.90
Shareholder of Record:  Brewster Family Trust Lavinia Brewster,
TTEE U/A DTD 7-10-91
P.O. Box 357, Bowbells, ND 58721-0357

         2/7/94             1,000             1,900.00            1.90
Shareholder of Record:  Karol Jean Wolla
RR 3 Box 47, Tioga, ND 58852

        2/10/94             1,945             3,695.50            1.90
Shareholder of Record:  West Brand & Co. FBO Mildred Backes IRA
P.O. Box 1090, Minot, ND 58702

        2/10/94             1,510             2,869.00            1.90
Shareholder of Record:  West Brand & Co. FBO Orlin Backes IRA
P.O. Box 1090, Minot, ND 58702

        2/14/94            52,632           100,000.80            1.90
Shareholder of Record:  Melba Ann Ward
P.O. Box 1553, Minot, ND 58702

        2/15/94             3,000             5,700.00            1.90
Shareholder of Record: Merle T. Zander and Eileen C. Zander JTWROS 1824 10th Street SW, Minot, ND 58701

        2/16/94             2,632             5,000.80            1.90
Shareholder of Record:  Shirley Odegaard
1509 9th Ave. NE, Jamestown, ND 58401

        2/22/94            39,474            75,000.00            1.90
Shareholder of Record:  Ann C. Bonebrake Trust
515 7th Ave. SE, Minot, ND 58701

        2/23/94             10,000            19,000.00            1.90
Shareholder of Record:  Kern J. Minehan
RR 4 Box 329, Minot, ND 58701

         3/4/94             2,632             5,000.80            1.90
Shareholder of Record: Wayne Westphal and Beverly Westphal JTWROS 1220 6th Street, Devils Lake, ND 58301

         3/4/94             2,632             5,000.80            1.90
Shareholder of Record:  Lyle Zimbelman
1415 19th Ave. SW, Minot, ND 58701

         3/9/94             1,052             1,998.80            1.90
Shareholder of Record:  Paul Burnette
34008 Web Foot Loop, Fremont, CA  94555

         3/9/94             2,105             4,000.00            1.90
Shareholder of Record: Roger E. Guttormson and Beverlee Guttormson JTWROS 2919 Central Avenue West, Minot, ND 58701

         3/9/94               527             1,001.30            1.90
Shareholder of Record: Robert M. Johnson and Rhonda Johnson JTWROS 2417 Brookside Drive, Minot, ND 58701

         3/9/94            12,000            22,800.00            1.90
Shareholder of Record: John P. Schaan and Theresa K. Schaan JTWROS 1100 2nd Avenue SW, Rugby, ND 58368

         3/9/94            18,421            35,000.00            1.90
Shareholder of Record:  Lydia D. Capener
2204 Skyline Dr., Minot, ND 58701

        3/11/94             1,053             2,000.00            1.90
Shareholder of Record:  West Brand & Co. FBO Jane Locken IRA
P.O. Box 1090, Minot, ND 58702

        3/11/94             1,053             2,000.00            1.90
Shareholder of Record:  West Brand & Co. FBO Shane Locken IRA
P.O. Box 1090, Minot, ND 58702

        3/11/94             2,632             5,000.80            1.90
Shareholder of Record:  Joseph A. Moe and Ruth B. Moe JTWROS
230 10th Avenue SE, Minot, ND 58701

        3/11/94             6,585            12,511.50            1.90
Shareholder of Record:  West Brand & Co. FBO Harvey Popinga, PSP
P.O. Box 1090, Minot, ND 58702

        3/11/94             4,400             8,360.00            1.90
Shareholder of Record:  West Brand & Co. FBO Robert P. Wells IRA
P.O. Box 1090, Minot, ND 58702

        3/21/94               527             1,001.30            1.90
Shareholder of Record:  Bruce Hoelscher
RR 1 Box 139, Foxholm, ND 58738

        3/21/94             5,264            10,001.60            1.90
Shareholder of Record:  David W. Houim
Rt. 1 Box 148, Rugby, ND 58368

        3/21/94             5,000             9,500.00            1.90
Shareholder of Record:  Roger E. Johnson
511 4th Street SE, Rugby, ND 58368

        3/22/94            20,000            38,000.00            1.90
Shareholder of Record:  Louis Wohletz and Anna May Wohletz JTWROS
1221 11th Ave., Langdon, ND 58249

        3/24/94             3,000             5,700.00            1.90
Shareholder of Record:  Larry Voltz and Diane K. Voltz JTWROS
Box 84, Hazen, ND 58545

        3/25/94             1,055             2,004.50            1.90
Shareholder of Record:  Paul F. Nitsch and Karen L. Nitsch JTWROS
1722 3rd Street SE, Minot, ND 58701

        3/25/94             1,000             1,900.00            1.90
Shareholder of Record:  Norris O. Olson
3620 Belmont Rd, Grand Forks, ND 58201

        3/25/94             2,632             5,000.80            1.90
Shareholder of Record: Rod E. Schwandt and Linda K. Schwandt JTWROS P.O. Box 71, Burlington, ND 58722

        3/28/94             3,219             6,116.10            1.90
Shareholder of Record:  West Brand & Co. FBO Paul A. Knutson IRA
P.O. Box 1090, Minot, ND 58702

        3/30/94             7,895            15,000.50            1.90
Shareholder of Record:  West Brand & Co. FBO Linda Bartsch IRA
P.O. Box 1090, Minot, ND 58702

        3/30/94             7,268            13,809.20            1.90
Shareholder of Record:  West Brand & Co. FBO James W. Sollin IRA
P.O. Box 1090, Minot, ND 58702

        3/30/94             1,000             1,900.00            1.90
Shareholder of Record:  Robert A. Williams
Box 369, New England, ND 58647

        3/30/94             3,158             6,000.00            1.90
Shareholder of Record:  Hal E. Ross custodian for Angela J. Ross
P.O. Box 147, Bowbells, ND 58721

        3/30/94             3,158             6,000.00            1.90
Shareholder of Record:  Hal E. Ross custodian for Tyler R. Ross
P.O. Box 147, Bowbells, ND 58721

        3/31/94               527             1,001.30            1.90
Shareholder of Record:  Midwest Investment Club c/o Paul Sandeen
Box 384, Mohall, ND 58761

        3/31/94               131               248.90            1.90
Shareholder of Record:  West Brand & Co. FBO Valda J. Tallman IRA
P.O. Box 1090, Minot, ND 58702

         4/7/94             2,631             4,998.90            1.90
Shareholder of Record:  West Brand & Co. FBO Linda Bartsch IRA
P.O. Box 1090, Minot, ND 58702

         4/7/94             6,672            12,676.80            1.90
Shareholder of Record: West Brand & Co. FBO Charles G. Hanneman IRA P.O. Box 1090, Minot, ND 58702

         4/7/94            11,050            20,995.00            1.90
Shareholder of Record:  Joe Haugen
Box 97, Parshall, ND 58770

         4/7/94             2,105             3,999.50            1.90
Shareholder of Record:  Cynthia Laumb
RR 1 Box 91, Berthold, ND 58718

         4/7/94             1,160             2,204.00            1.90
Shareholder of Record:  West Brand & Co. FBO Richard A, Moe IRA
P.O. Box 1090, Minot, ND 58702

         4/7/94             1,160             2,204.00            1.90
Shareholder of Record:  West Brand & Co. FBO Sandra L. Moe IRA
P.O. Box 1090, Minot, ND 58702

         4/7/94             3,150             5,985.00            1.90
Shareholder of Record:  West Brand & Co. FBO Helen A. Mork IRA
P.O. Box 1090, Minot, ND 58702

         4/8/94             4,000             7,600.00            1.90
Shareholder of Record:  Ronald J. Johnson
P.O. Box 66, Lansford, ND 58750

        4/13/94             2,000             3,800.00            1.90
Shareholder of Record: David R. Dunsmoor and Susan J. Dunsmoor JTWROS 11 University Avenue South, Minot, ND 58701

        4/13/94               500               950.00            1.90
Shareholder of Record:  Steve Foster
P.O. Box 53, Towner, ND 58788

        4/13/94             5,263            10,000.00            1.90
Shareholder of Record:  Bruce A. Hager and Lori Hager JTWROS
2517 11th Avenue NW, Minot, ND 58701

        4/13/94               500               950.00            1.90
Shareholder of Record:  Steve A. Joyal and Nancy L. Joyal JTWROS
1609 Parkside Dr., Minot, ND 58701

        4/13/94            50,000            95,000.00            1.90
Shareholder of Record:  American Investors FBO Radiology
Consultants MPRP Dr. Kenneth Keller
20 1st SW, Minot, ND 58701

        4/13/94             2,105             3,999.50            1.90
Shareholder of Record:  West Brand & Co. FBO Sheldon Oster IRA
P.O. Box 1090, Minot, ND 58702

        4/13/94             2,632             5,000.80            1.90
Shareholder of Record:  Ardith Radke and Percy Radke JTWROS
1701 12th Street SW, Minot, ND 58701

        4/13/94             1,053             2,000.00            1.90
Shareholder of Record: Hank J. Ripplinger and Roberta Ripplinger JTWROS 821 1st Street SE, Minot, ND 58701

        4/14/94             5,684            10,799.60            1.90
Shareholder of Record:  West Brand & Co. FBO Paul Bauer IRA SEP
P.O. Box 1090, Minot, ND 58702

        4/14/94             5,264            10,001.60            1.90
Shareholder of Record:  Myrtle Burton
RR 4 Box 130, Rugby, ND 58368

        4/14/94               592             1,125.00            1.90
Shareholder of Record:  West Brand & Co. FBO Engen Eckmann IRA
P.O. Box 1090, Minot, ND 58702

        4/14/94               592             1,125.00            1.90
Shareholder of Record:  West Brand & Co. FBO Nancy Eckmann IRA
P.O. Box 1090, Minot, ND 58702

        4/14/94             1,052             1,998.80            1.90
Shareholder of Record:  West Brand & Co. FBO Warren B. Grove IRA
P.O. Box 1090, Minot, ND 58702

        4/14/94               200               380.00            1.90
Shareholder of Record:  I.B.E. Investment Club
1509 18th Ave. SW, Minot, ND 58701

        4/14/94               554             1,053.00            1.90
Shareholder of Record:  West Brand & Co. FBO Myron L. Irwin IRA
P.O. Box 1090, Minot, ND 58702

        4/14/94             5,985            11,371.50            1.90
Shareholder of Record: West Brand & Co. FBO Daryle E. Johnson IRA P.O. Box 1090, Minot, ND 58702

        4/14/94               888             1,687.20            1.90
Shareholder of Record:  West Brand & Co. FBO John Pitner IRA
P.O. Box 1090, Minot, ND 58702

        4/14/94               689             1,309.10            1.90
Shareholder of Record:  West Brand & Co. FBO Agnes M. Volk IRA
P.O. Box 1090, Minot, ND 58702

        4/14/94               690             1,311.00            1.90
Shareholder of Record:  West Brand & Co. FBO David J. Volk IRA
P.O. Box 1090, Minot, ND 58702

        4/14/94               552             1,048.80            1.90
Shareholder of Record: West Brand & Co. FBO Duraclean-David Volk IRA-SEP P.O. Box 1090, Minot, ND 58702

        4/17/94            15,790            30,001.00            1.90
Shareholder of Record:  West Brand & Co. FBO Robert Bartsch IRA
P.O. Box 1090, Minot, ND 58702

        4/18/94             3,420             6,498.00            1.90
Shareholder of Record:  Joseph A. Moe and Ruth B. Moe JTWROS
230 10th Avenue SE, Minot, ND 58701

        4/20/94            10,530            20,007.00            1.90
Shareholder of Record: Dennis Steinberger and Karen Steinberger JTWROS RR 1 Box 62, Burlington, ND 58722

        4/21/94             2,632             5,000.80            1.90
Shareholder of Record:  Annette R. Biwer
1500 18th St. SW, #11, Minot, ND 58701

        4/21/94             1,000             1,900.00            1.90
Shareholder of Record: Warren F. Boehler and Nicolette P. Boehler JTWROS Box 356, Mohall, ND 58761

        4/21/94             3,700             7,030.00            1.90
Shareholder of Record:  Vera A. Hoffman
3123 7th St. SW, Minot, ND 58701

        4/21/94             1,053             2,000.70            1.90
Shareholder of Record:  Thomas Laumb custodian for Heidi Laumb
RR 1 Box 91, Berthold, ND 58718

        4/21/94             1,053             2,000.70            1.90
Shareholder of Record:  Thomas Laumb custodian for Megan Laumb
RR 1 Box 91, Berthold, ND 58701

        4/22/94             5,000             9,500.00            1.90
Shareholder of Record:  American Investors FBO Kim Cady IRA
P.O. Box 1548, Minot, ND 58702

        4/22/94             2,488             4,727.00            1.90
Shareholder of Record:  West Brand & Co. FBO Don Cartier IRA
P.O. Box 1090, Minot, ND 58702

        4/22/94            16,000            30,400.00            1.90
Shareholder of Record:  Marlene Stevick
606 19th Ave. SE #6, Minot, ND 58701

        4/22/94             1,052             1,998.80            1.90
Shareholder of Record:  West Brand & Co. FBO Sherry Y. Hummel IRA
P.O. Box 1090, Minot, ND 58702

        4/23/94             1,500             2,850.00            1.90
Shareholder of Record: Robert J. Anderson and Catherine A. Anderson JTWROS 1937 7th St. NW, Minot, ND 58701

        4/26/94             2,500             4,750.00            1.90
Shareholder of Record: Richard D. Anderson and Susan R. Anderson JTWROS RR 2 Box 146, Willow City, ND 58384

        4/26/94               789             1,499.10            1.90
Shareholder of Record: West Brand & Co. FBO Donavon J. Hummel IRA P.O. Box 1090, Minot, ND 58702

        4/26/94             2,000             3,800.00            1.90
Shareholder of Record:  Jerry A. Leiss
1127 1st St. NW, Minot, ND 58701

        4/26/94             5,264            10,001.60            1.90
Shareholder of Record:  John J. McFadden
625 Manhatten Place #314, Boulder, CO  80303

        4/26/94             5,263             9,999.70            1.90
Shareholder of Record: Wesley F. Majestic and Lois A. Majestic and John E. Majestic JTWROS
116 28th Street SW, Minot, ND 58701

        4/26/94            30,000            57,000.00            1.90
Shareholder of Record:  Kern J. Minehan
RR 4 Box 329, Minot, ND 58701

        4/26/94             9,474            18,000.00            1.90
Shareholder of Record:  West Brand & Co. FBO Minot Radiation
Oncology Kiernan Minehan
P.O. Box 1090, Minot, ND 58702

        4/26/94             2,650             5,035.00            1.90
Shareholder of Record:  Cordell B. Cleveland and Jacqueline S. Cleveland JTWROS

        4/26/94             1,000             1,900.00            1.90
Shareholder of Record:  William Lange and Raynel Lange JTWROS
P.O. Box 1804, Minot, ND 58702

        4/26/94             2,632             5,000.00            1.90
Shareholder of Record:  Alice Reile
105 22nd St. NW Minot, ND 58701

        4/26/94             2,500             4,750.00            1.90
Shareholder of Record: Curtis D. Zimbelman and Linda Zimbleman JTWROS 1308 17 1/2 Ave. SW, Minot, ND 58701

        4/26/94               737             1,400.30            1.90
Shareholder of Record:  West Brand & Co. FBO C.D. Zimbelman IRA
P.O. Box 1090, Minot, ND 58702

        4/26/94             1,316             2,500.00            1.90
Shareholder of Record:  West Brand & Co. FBO Linda Zimbelman IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94            10,530            20,007.00            1.90
Shareholder of Record:  David R. Almy and Elaine M. Almy JTWROS
Rt 5 Box 382, Minot, ND 58701

        4/29/94               790             1,501.00            1.90
Shareholder of Record:  Terry Bostow and Maureen Bostow JTWROS
1825 8th Street SW, Minot, ND 58701

        4/29/94             1,315             2,498.50            1.90
Shareholder of Record: David R. Dunsmoor and Susan J. Dunsmoor JTWROS 11 University Avenue South, Minot, ND 58701

        4/29/94             6,579            12,500.00            1.90
Shareholder of Record: LeRoy D. Eberle and Connie M. Eberle JTWROS 122 26th Street SW, Minot, ND 58701

        4/29/94             1,579             3,000.00            1.90
Shareholder of Record:  Connie Eberle and LeRoy Eberle JTWROS
122 26th Street SW, Minot, ND 58701

        4/29/94               500               950.00            1.90
Shareholder of Record:  Wally Eckmann custodian for Aaron O. Eckmann
5 Souris Ct., Minot, ND 58701

        4/29/94               500               950.00            1.90
Shareholder of Record:  Wally Eckmann custodian for Adam B. Eckmann
5 Souris Ct., Minot, ND 58701

        4/29/94               500               950.00            1.90
Shareholder of Record: Wally Eckmann custodian for Lindsey K. Eckmann 5 Souris Ct., Minot, ND 58701

        4/29/94             5,264            10,001.60            1.90
Shareholder of Record:  James Frueh
1104 Unique Dr., Rugby, ND 58368

        4/29/94            10,530            20,007.00            1.90
Shareholder of Record:  Hazel Gransberg and Glen Gransberg JTWROS
749 30th Street South, Apt.#126, Grand Forks, ND 58201

        4/29/94             4,211             8,000.90            1.90
Shareholder of Record:  Lila M. Guttormson
620 21st St. NW, Minot, ND 58701

        4/29/94            15,257            28,988.30            1.90
Shareholder of Record:  West Brand & Co. FBO Ardyce Haugen IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94            17,718            33,664.20            1.90
Shareholder of Record:  West Brand & Co. FBO Joe Haugen IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94             1,000             1,900.00            1.90
Shareholder of Record:  Ronald Grey and Judith Grey JTWROS
113 28th St. SW, Minot, ND 58701

        4/29/94             2,500             4,750.00            1.90
Shareholder of Record:  Frieda McElwain and Arliss Nelson and
Janice Torno JTWROS
405 Carvell Street, Max, ND 58759

        4/29/94             2,500             4,750.00            1.90
Shareholder of Record:  Gordon McElwain and James McElwain JTWROS
405 Carvell Street, Max, ND 58759

        4/29/94             1,300             2,470.00            1.90
Shareholder of Record:  Richard Moe custodian for Cameron Moe
P.O. Box 1090, Minot, ND 58702

        4/29/94             2,500             4,750.00            1.90
Shareholder of Record:  Richard Moe custodian for Shane A. Moe
P.O. Box 1090, Minot, ND 58702

        4/29/94             2,500             4,750.00            1.90
Shareholder of Record:  Richard Moe custodian for Travis Lee Moe
P.O. Box 1090, Minot, ND 58702

        4/29/94             5,000             9,500.00            1.90
Shareholder of Record:  Larry O. Anderson and Virginia M. Anderson
Box 125, Towner, ND 58788

        4/29/94             1,000             1,900.00            1.90
Shareholder of Record: Robert J. Anderson and Catherine A. Anderson JTWROS 1937 7th St. NW, Minot, ND 58701

        4/29/94             5,527            10,501.30            1.90
Shareholder of Record: Regan Benning custodian for Jordan Benning P.O. Box 51, Antler, ND 58711

        4/29/94             5,527            10,501.30            1.90
Shareholder of Record:  Regan Benning custodian for Kayla Benning
P.O. Box 51, Antler, ND 58711

        4/29/94             5,264            10,001.60            1.90
Shareholder of Record:  Georgia Bonderenko
1426 South Main, Minot, ND 58701

        4/29/94             2,632             5,000.80            1.90
Shareholder of Record:  Stuart R. Bothwell
P.O. Box 705, Minot, ND 58702

        4/29/94             5,000             9,500.00            1.90
Shareholder of Record:  Kenneth Burgard
P.O. Box 1A, Orrin, ND 58359

        4/29/94             4,403             8,365.70            1.90
Shareholder of Record:  West Brand & C. FBO Chiropractic Health
Care MPP Gordon Dean
P.O. Box 1090, Minot, ND 58702

        4/29/94             2,330             4,427.00            1.90
Shareholder of Record:  West Brand & Co. FBO Chiropractic Health
Care PSP Gordon Dean
P.O. Box 1090, Minot, ND 58702

        4/29/94             3,000             5,700.00            1.90
Shareholder of Record:  Lynn J. Culver
129 Country Club Drive, Bismarck, ND 58501

        4/29/94             8,771            16,664.90            1.90
Shareholder of Record:  West Brand & Co. fbo Domres Car Wash dba
Toad's Ride  N' Shine PSP
P.O. Box 1090, Minot, ND 58702

        4/29/94             1,053             2,000.70            1.90
Shareholder of Record:  Lillian Domres
P.O. Box 268, Towner, ND 58788

        4/29/94            25,000            47,500.00            1.90
Shareholder of Record:  Roger W. Domres
1433 15th St. SW, Minot, ND 58701

        4/29/94             5,075             9,642.50            1.90
Shareholder of Record:  West Brand & Co. FBO Keith Duchscher IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94             3,029             5,755.10            1.90
Shareholder of Record:  West Brand & Co. FBO Tom Evanrud IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94             1,940             3,686.00            1.90
Shareholder of Record: West Brand & Co. FBO Karen Ann Evans IRA-SEP P.O. Box 1090, Minot, ND 58702

        4/29/94             1,053             2,000.00            1.90
Shareholder of Record:  Aaron M. Faken
RR 1 Box 122, Granville, ND 58741

        4/29/94             1,053             2,000.00            1.90
Shareholder of Record:  Chad D. Faken
RR 1 Box 122, Granville, ND 58741

        4/29/94             2,105             4,000.00            1.90
Shareholder of Record:  Nicholas Faken and Mary Faken JTWROS
RR 1 Box 122, Granville, ND 58741

        4/29/94            10,000            19,000.00            1.90
Shareholder of Record: Norwest Bank Agent for Trustee for Farstad Oil, Inc. PST/Dennis Krueger
P.O. Box 1488, Minot, ND 58702

        4/29/94               500               950.00            1.90
Shareholder of Record:  Steve Foster
P.O. Box 53, Towner, ND 58788

        4/29/94             1,325             2,517.50            1.90
Shareholder of Record:  James Frueh custodian for Jacquelyn Fueh
1104 Unique Drive, Rugby, ND 58368

        4/29/94               632             1,200.80            1.90
Shareholder of Record:  Nolyn N. Fueller
605 East 3rd St., Rugby, ND 58368

        4/29/94             5,000             9,500.00            1.90
Shareholder of Record:  Carol J. Geiszler
1617 Rider Road, Grand Forks, ND 58201-5246

        4/29/94            15,640            29,716.00            1.90
Shareholder of Record:  West Brand & Co. FBO Warren B. Grove IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94             5,300            10,070.00            1.90
Shareholder of Record: Mark Guttormson and Penny Guttormson JTWROS 2119 Academy Road, Minot, ND 58701

        4/29/94             2,106             4,001.40            1.90
Shareholder of Record: Roger E. Guttormson and Beverlee Guttormson JTWROS 2919 Central Avenue West, Minot, ND 58701

        4/29/94             3,685             7,001.50            1.90
Shareholder of Record:  David Houim and Nancy Houim JTWROS
RR 1 Box 148, Rugby, ND 58368

        4/29/94               526             1,000.00            1.90
Shareholder of Record:  Nancy Houim
Rt. 1 Box 148, Rugby, ND 58368

        4/29/94               842             1,600.00            1.90
Shareholder of Record:  Robert Houim and Monica Houim JTWROS
401 5th Street SE, Rugby, ND 58368

        4/29/94             3,000             5,700.00            1.90
Shareholder of Record: West Brand & Co. FBO Sharon M. Johnson IRA-SEP P.O. Box 1090, Minot, ND 58702

        4/29/94               500               950.00            1.90
Shareholder of Record: Charles J. Keller and Rebecca J. Keller JTWROS Box 24, Towner, ND 58788

        4/29/94             1,000             1,900.00            1.90
Shareholder of Record:  Steven C. Kourajian
901 Lincoln Ave., Harvey, ND 58341

        4/29/94            15,000            28,500.00            1.90
Shareholder of Record:  Harris Kukla and Eileen Kukla JTWROS
P.O. Box 923, Garrison, ND 58540

        4/29/94             2,000             3,800.00            1.90
Shareholder of Record:  West Brand & Co. FBO Alan Kurth IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94             3,000             5,700.00            1.90
Shareholder of Record:  West Brand & Co. FBO Peter Loyd IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94             665               1,263.50            1.90
Shareholder of Record:  West Brand & Co. FBO Scott L. Lucas IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94            18,422            35,001.80            1.90
Shareholder of Record:  Ralph R. Miller
1203 Panther St., Rugby, ND 58368

        4/29/94            65,789           124,998.90            1.90
Shareholder of Record: West Brand & Co. FBO MFD Relief Association Trust P.O. Box 1090, Minot, ND 58702

        4/29/94             6,316            12,000.00            1.90
Shareholder of Record:  West Brand & Co. FBO Minot Radiation
Oncology MPP Kiernan Minehan
P.O. Box 1090, Minot, ND 58702

        4/29/94               527             1,001.30            1.90
Shareholder of Record:  Michael N. Moe and Holli R. Moe JTWROS
1325 27th South & SE Lot 422, Minot, ND 58701

        4/29/94             1,492             2,834.80            1.90
Shareholder of Record:  West Brand & Co. FBO Richard A. Moe IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94             1,459             2,772.10            1.90
Shareholder of Record:  West Brand & Co. FBO Sandra L. Moe IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94               527             1,001.30            1.90
Shareholder of Record:  Dale McGowan and Lori Anne McGowan JTWROS
207 12th Avenue SE, Minot, ND 58701

        4/29/94             1,339             2,544.10            1.90
Shareholder of Record: West Brand & Co. FBO Paul W. Niemi, DDS MPP P.O. Box 1090, Minot, ND 58702

        4/29/94             2,371             4,504.90            1.90
Shareholder of Record: West Brand & Co. FBO Paul Niemi, DDS, P.C. PSP P.O. Box 1090, Minot, ND 58702

        4/29/94             1,052             1,998.80            1.90
Shareholder of Record:  West Brand & Co. FBO Glen A. Pfau IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94             1,052             1,998.80            1.90
Shareholder of Record:  West Brand & Co. FBO Joline Pfua IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94            10,527            20,001.30            1.90
Shareholder of Record:  Hal E. Ross and Denise J. Ross JTWROS
P.O. Box 147, Bowbells, ND 58721

        4/29/94             1,053             2,000.00            1.90
Shareholder of Record:  Patrick Schmidt and Karen Schmidt JTWROS
12 Railway St. P.O. Box 51, Burlington, ND 58722

        4/29/94             2,889             5,489.10            1.90
Shareholder of Record:  West Brand & Co. FBO Tom Slorby IRA
P.O. Box 1090, Minot, ND 58702

        4/29/94             3,158             6,000.20            1.90
Shareholder of Record:  Ron Stafford and Kerry Stafford JTWROS
1212 7th Avenue NW, Minot, ND 58701

        4/29/94             5,000             9,500.00            1.90
Shareholder of Record:  Bradley P. Wells
2521 10th Ave. NW, Minot, ND 58701

        4/29/94               800             1,520.00            1.90
Shareholder of Record: Bradley P. Wells custodian for Cullen Wells 2521 10th Ave. NW, Minot, ND 58701

        4/29/94               950             1,805.00            1.90
Shareholder of Record: Bradley P. Wells custodian for Tanner Wells 2521 10th Ave. NW, Minot, ND 58701

        4/29/94             2,000             3,800.00            1.90
Shareholder of Record:  Terry Wentz
1101 Unique Drive, Rugby, ND 58368

        4/29/94             2,000             3,800.00            1.90
Shareholder of Record:  Terry Wentz custodian for Jeremy J. Wentz
1101 Unique Drive, Rugby, ND 58368

        4/29/94             2,000             3,800.00            1.90
Shareholder of Record:  Terry Wentz custodian for Justin Wentz
1101 Unique Drive, ND 58368

        4/29/94             2,500             4,750.00            1.90
Shareholder of Record:  American Investors FBO Anderson, Wade,
Whitty, P.C. PSP Wayne Whitty
P.O. Box 1548, Minot, ND 58702

        4/29/94             1,000             1,900.00            1.90
Shareholder of Record: Joseph J. Williams and Connie D. Williams JTWROS Box 27, Towner, ND 58788

        4/29/94             1,000             1,900.00            1.90
Shareholder of Record:  Marshall Huwe custodian for Alyssa Huwe
620 10th Avenue SE, Minot, ND 58701

        4/29/94             2,500             4,750.00            1.90
Shareholder of Record: West Brand & Co FBO Diane M. Heilman Dodd IRA-SEP P.O. Box 1090, Minot, ND 58702

        4/29/94             4,527             8,601.30            1.90
Shareholder of Record:  Sheldon Larson
2425 9th St. SW, Minot, ND 58701

        4/29/94             4,279             8,130.00            1.90
Shareholder of Record:  Alton Johnson and Arleen Johnson JTWROS
RR1 Box 60D, Burlington, ND 58722

        4/29/94             3,000             5,700.00            1.90
Shareholder of Record:  Craig Wollenburg
318 4th  Street SE, Rugby, ND 58368

        4/29/94             5,000             9,500.00            1.90
Shareholder of Record:  Midwest Parts & Contracting
4505 Burdick Expressway East, P.O. Box 88, Minot, ND 58701

        4/29/94            26,316            50,000.40            1.90
Shareholder of Record: Ross Family Trust Hal Ross, TTEE U/D/T 11-18-91 P.O. Box 147, Bowbells, ND 58721

        4/29/94             5,264            10,001.60            1.90
Shareholder of Record: Ros Family Trust Hal Ross, TTEE U/D/T 11-18-91 P.O. Box 147, Bowbells, ND 58721

        4/29/94               527             1,001.30            1.90
Shareholder of Record:  Gregory V. Dodge
510 1st St. NW, Minot, ND 58701

        4/29/94               500               950.00            1.90
Shareholder of Record:  Wally Eckmann custodian for Ethan E. Eckmann
5 Souris Ct., Minot, ND 58701

        4/30/94               158               300.00            1.90
Shareholder of Record:  Arleen Johnson
RR 1 Box 60D, Burlington, ND 58722

         5/2/94               498               946.20            1.90
Shareholder of Record:  West Brand & Co. FBO Myron L. Irwin IRA
P.O. Box 1090, Minot, ND 58702

        5/11/94             2,960             5,624.00            1.90
Shareholder of Record:  West Brand & Co. FBO Harvey Popinga, PSP
P.O. Box 1090, Minot, ND 58702

        5/31/94                75               142.50            1.90
Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

        5/31/94               122               231.80            1.90
Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

        5/31/94               100               190.00            1.90
Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

        5/31/94                15                28.50            1.90
Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

        5/31/94               105               199.50            1.90
Shareholder of Record:  West Brand & Co. FBO Toben Taft 401k
P.O. Box 1090, Minot, ND 58702

         6/9/94             2,524             4,795.60            1.90
Shareholder of Record:  West Brand & Co. FBO Allen O. Larson IRA
P.O. Box 1090, Minot, ND 58702

         6/9/94             1,100             2,089.91            1.90
Shareholder of Record:  West Brand & Co. FBO Sheldon Larson IRA
P.O. Box 1090, Minot, ND 58702

        6/14/94             2,159             4,102.10            1.90
Shareholder of Record: West Brand & Co. FBO Shirley D. Larson IRA P.O. Box 1090, Minot, ND 58702

        6/30/94                75               142.50            1.90
Shareholder of Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

        6/30/94                91               172.90            1.90
Shareholder of Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

        6/30/94               175               332.50            1.90
Shareholder of Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

        6/30/94                15                28.50            1.90
Shareholder of Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

        6/30/94               105               199.50            1.90
Shareholder of Record:  West Brand & Co. Fbo Toben Taft 401k
P.O. Box 1090, Minot, ND 58702

        7/20/94             1,787             3,395.74            1.90
Shareholder of Record:  Allen O. Larson
1412 11th St. SW, Minot, ND 58701

        7/31/94               105               199.50            1.90
Shareholder of Record:  West Brand & Co. FBO Toben Taft 401k
P.O. Box 1090, Minot, ND 58702

        7/31/94                15                28.50            1.90
Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

        7/31/94               156               296.40            1.90
Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

        7/31/94               128               243.20            1.90
Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

        7/31/94                75               142.50            1.90
Shareholder of  Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

         8/9/94               147               279.23            1.90
Shareholder of  Record:  Dorothy Henke
RR 1 Box 37B, Sawyer, ND 58781

        8/31/94                75               142.50            1.90
Shareholder of  Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

        8/31/94               125               237.50            1.90
Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

        8/31/94                15                28.50            1.90
Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

        8/31/94               156               296.40            1.90
Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401k
P.O. Box 1090, Minot, ND 58702

        8/31/94               105               199.50            1.90
Shareholder of  Record:  West Brand & Co. FBO Toben Taft 401k
P.O. Box 1090, Minot, ND 58702

        9/30/94                15                28.50            1.90
Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

        9/30/94                75               142.50            1.90
Shareholder of  Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

        9/30/94               129               245.10            1.90
Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

        9/30/94                82               155.80            1.90
Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401k
P.O. Box 1090, Minot, ND 58702

        10/6/94            23,112            43,913.50            1.90
Shareholder of  Record:  West Brand & Co. fbo John Stuck IRA
P.O. Box 1090, Minot, ND 58702

        10/7/94             3,158             6,000.00            1.90
Shareholder of Record: Kristi L. Johnson and Mark A. Johnson JTWROS 1231 15th St. SW. Minot, ND 58701

       10/10/94            15,789            30,000.00            1.90
Shareholder of Record: Garrett J. Stuck and Pamela Coravos JTWROS 1231 15th Street SW, Minot, ND 58701

       10/13/94             1,053             2,000.58            1.90
Shareholder of  Record:  West Brand & Co. fbo John Stuck IRA
P.O. Box 1090, Minot, ND 58702

       10/18/94               105               199.50            1.90
Shareholder of  Record:  West Brand & Co. FBO Toben Taft 401k
P.O. Box 1090, Minot, ND 58702

       10/20/94               395               750.50            1.90
Shareholder of Record: Jacqueline L. Case TOD Jim Picken, Charles Picken 1311 33rd Ave. SW, Minot, ND 58701

       10/25/94               148               282.30            1.90
Shareholder of  Record:  Dorothy Henke
RR 1 Box 37B, Sawyer, ND 58781

       10/28/94             7,737            14,700.00            1.90
Shareholder of  Record:  Violet Olson
P.O. Box 426, ray, ND 58849

       10/31/94            10,000            19,000.00            1.90
Shareholder of  Record:  Richard Schwan and Judy Schwan JTWROS
2004 23rd Street SW, Minot, ND 58701

       10/31/94               175               332.50            1.90
Shareholder of  Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

       10/31/94               156               296.40            1.90
Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

       10/31/94               335               636.50            1.90
Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

       10/31/94                15                28.50            1.90
Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

       10/31/94               105               199.50            1.90
Shareholder of  Record:  West Brand & Co. FBO Toben Taft 401k
P.O. Box 1090, Minot, ND 58702

       10/31/94             2,633             5,002.70            1.90
Shareholder of Record: West Brand & Co. FBO Jeffrey Case IRA SEP P.O. Box 1090, Minot, ND 58702

       10/31/94             1,000             1,900.00            1.90
Shareholder of Record: Shannon D. Radke and Dorijean Radke JTWROS 422 4th Ave. NW, Minot, ND 58701

        5/24/94            12,183            24,000.00            1.97
Shareholder of Record: West Brand & Co. FBO Kevin M. Dunnigan IRA P.O. Box 1090, Minot, ND 58702

        5/26/94             2,381             5,000.00           2.10
Shareholder of  Record:  Dennis M. Meier
1016 10th Ave. NW Apt #5A, Minot, ND 58701

         6/2/94             2,500             5,250.00            2.10
Shareholder of  Record:  Clarence Fred and Delores Fred JTWROS
Route 6 Box 63, Minot, ND 58701

         6/2/94            10,000            21,000.00            2.10
Shareholder of  Record:  Roger Glick
RR 4 Box 139, Minot, ND 58701

         6/3/94               200               420.00            2.10
Shareholder of  Record:  Veronica Haman
Rt 1 Box 35, Towner, ND 58788

        6/14/94             4,761             9,998.10            2.10
Shareholder of  Record:  Donald C. Bessette
P.O. Box 400, Minot, ND 58702

        6/14/94             1,000             2,100.00            2.10
Shareholder of  Record:  Del Rothmann
411 W 10th St, Bottineau, ND 58318

        6/14/94             1,000             2,100.00            2.10
Shareholder of  Record:  Delton I. Rothmann
411 West 10th St., Bottineau, ND 58318

        6/14/94             5,000            10,500.00            2.10
Shareholder of Record: Mary Rothmann custodian for Thea L. Rothmann 411 West 10th St., Bottineau, ND 58318

        6/14/94             5,000            10,500.00            2.10
Shareholder of  Record:  Scott M. Rothmann
411 West 10th St., Bottineau, ND 58318

        6/15/94             4,762            10,000.00            2.10
Shareholder of Record: Diane K. Olthoff and Richard J. Olthoff JTWROS 301 25th Street NW, Minot, ND 58701

        6/23/94             2,380             4,998.00            2.10
Shareholder of  Record:  Lorraine O. Wollenburg
1061 2nd Street East, Dickinson, ND 58601

        6/23/94             13,334            28,001.40            2.10
Shareholder of  Record:  Joseph P. Herrmann
406 9th St. W, Dickinson, ND 58601

        6/24/94             2,381             5,000.10            2.10
Shareholder of  Record:  Patrick B. Landsiedel
1 North Main Apt 340, Minot, ND 58701

        6/27/94             5,000            10,500.00            2.10
Shareholder of  Record:  Blaine Rubbelke and Denise Rubbelke JTWROS
RR 1 Box 32A, Des Lacs, ND 58733

        6/29/94             1,000             2,100.00            2.10
Shareholder of  Record:  Gordon B. Olson
1304 10th St. SW, Minot, ND 58701

         7/5/94            16,830            35,343.00            2.10
Shareholder of  Record:  West Brand & Co. FBO Leah Gutekunst
P.O. Box 1090, Minot, ND 58702

         7/5/94             5,000            10,500.00            2.10
Shareholder of  Record:  Percy and Hazel Kirby JTWROS
RR 2 Box 28, Mohall, ND 58761

        7/13/94             5,000            10,500.00            2.10
Shareholder of  Record:  Del Rothmann
411 W 10th St, Bottineau, ND 58318

        7/13/94             2,381             5,000.10            2.10
Shareholder of  Record:  Veronica Filipek
1000 NW 23rd, Minot, ND 58701

        7/14/94             2,381             5,000.00            2.10
Shareholder of  Record:  Patrick Schmidt and Karen Schmidt JTWROS
12 Railway St. P.O. Box 51, Burlington, ND 58722

        7/14/94             3,334             7,001.40            2.10
Shareholder of  Record:  Brock D. Laskowski
1508 10th St. SW, Minot, ND 58701

        7/20/94             1,500             3,150.00            2.10
Shareholder of  Record:  Clara L. Morey Trust DTD 5-7-93
2318 Bel Air Dr, Minot, ND 58701

        7/20/94            10,000            21,000.00            2.10
Shareholder of  Record:  Guy E. & Bernice Huff Trust Guy E. &
Bernice Huff, TTEES DTD 6-28-91
1709 11th Street SW, Minot, ND 58701

        7/22/94             2,381             5,000.10            2.10
Shareholder of  Record:  James Fred
Rt 6 Box 254, Minot, ND 58701

        7/25/94             1,000             2,100.00            2.10
Shareholder of  Record:  William Domres
P.O. Box 268, Towner, ND 58788

        7/28/94             2,381             5,000.00            2.10
Shareholder of  Record:  Brenda J. Morelli
P.O. Box 1517, Minot, ND 58702

         8/9/94            11,191            23,500.00            2.10
Shareholder of  Record:  Donavan Feist and Annette Feist JTWROS
RR 4 Box 100, Minot, ND 58701

         8/9/94             4,000             8,400.00            2.10
Shareholder of Record: John P. Schaan and Theresa K. Schaan JTWROS 1100 2nd Avenue SW, Rugby, ND 58368

         8/9/94            25,000            52,500.00            2.10
Shareholder of Record: Louis Wohletz and Anna May Wohletz JTWROS 1221 11th Ave., Langdon, ND 58249

        8/15/94             1,620             3,402.00            2.10
Shareholder of  Record:  JoClaire Halvorson as Cust. for Staci
Halvorson ND/UTMA
RR 1 Box 24, Rugby, ND 58368

        8/15/94               675             1,417.50            2.10
Shareholder of  Record:  JoClaire Halvorson as Cust. for Tyler
Halvorson ND/UTMA
RR 1 Box 24, Rugby, ND 58368

        8/15/94               675             1,417.50            2.10
Shareholder of  Record:  JoClaire Halvorson as Cust. for Joshua
Halvorson ND/UTMA
RR 1 Box 24, Rugby, ND 58368

        8/15/94               358               751.80            2.10
Shareholder of  Record:  Kathi L. Meland
HC 2 Box 30, Ross, ND 58776

        8/15/94               358               751.80            2.10
Shareholder of  Record:  Jon M. Wolla
RR 3 Box 47, Tioga, ND 58852

        8/22/94             1,250             2,625.00            2.10
Shareholder of  Record:  Clarence Fred
1 Rolling Hills Dr, Minot, ND 58701

        8/22/94             1,904             3,998.40            2.10
Shareholder of  Record:  West Brand & Co. FBO Jeff Halvorson IRA
P.O. Box 1090, Minot, ND 58792

        8/29/94             4,762            10,000.00            2.10
Shareholder of  Record:  James and Margaret Spain JTWROS
6 30th St. SW, Minot, ND 58701

        8/31/94               500             1,050.00            2.10
Shareholder of  Record:  Kurt Doerr
1307 S. Main, Minot, ND 58701

         9/2/94               476               999.60            2.10
Shareholder of  Record:  Brent C. Frueh Shari A. Frueh JTWROS
2114 N 3rd St., Bismarck, ND 58501

        9/14/94             4,762            10,000.20            2.10
Shareholder of  Record:  Terry Bostow and Maureen Bostow JTWROS
1825 18th Street SW, Minot, ND 58701

        9/14/94             2,381             5,000.10            2.10
Shareholder of  Record:  Deanne L. and Robert M. Horne JTWROS
2 Greenway, Minot, ND 58701

        9/16/94             2,381             5,000.10            2.10
Shareholder of  Record:  Roger E. Guttormson and Beverlee
Guttormson JTWROS
2919 Central Avenue West, Minot, ND 58701

        9/16/94             7,896            16,581.60            2.10
Shareholder of  Record:  West Brand & Co.
P.O. Box 1090, Minot, ND 58792

        9/27/94            10,425            21,892.50            2.10
Shareholder of  Record:  Ernest and Agnes Kvamme Trust
203 4th St. West, Velva, ND 58790

        9/28/94             1,905             4,000.50            2.10
Shareholder of  Record:  Chad D. Faken
RR 1 Box 122, Granville, ND 58741

        9/28/94               950             1,995.00            2.10
Shareholder of  Record:  West Brand & Co. FBO Kern J. Minehan IRA
P.O. Box 1090, Minot, ND 58792

        9/28/94             1,190             2,499.00            2.10
Shareholder of  Record:  Scott S. Smith and Anneliese Smith
1209 6th St. NE, Minot, ND 58701

        9/29/94             3,810             8,001.00            2.10
Shareholder of  Record:  Vern L. Kongslie
P.O. Box 234, Towner, ND 58788

        9/30/94             1,250             2,625.00            2.10
Shareholder of  Record:  Adam Engelhardt
Box 37, Esmond, ND 58332

        9/30/94            11,905            25,000.50            2.10
Shareholder of  Record:  Hazel Gransberg TOD (see file)
749 South 30th St. #126, Grand Forks, ND 58201

        9/30/94             1,000             2,100.00            2.10
Shareholder of  Record:  West Brand & Co. FBO Pathology Services,
P.C. PSP Wayne Jansen
P.O. Box 1090, Minot, ND 58792

        9/30/94             2,142             4,498.20            2.10
Shareholder of  Record:  West Brand & Co. FBO Minot Radiation
Oncology PSP Kiernan Minehan
P.O. Box 1090, Minot, ND 58792

        9/30/94             1,068             2,242.80            2.10
Shareholder of Record: West Brand & Co. fbo Cynthia L. Domres IRA P.O. Box 1090, Minot, ND 58792

        9/30/94             1,068             2,242.80            2.10
Shareholder of  Record:  West Brand & Co. fbo Terry A. Domres IRA
P.O. Box 1090, Minot, ND 58792

        9/30/94             2,114             4,439.40            2.10
Shareholder of  Record:  West Brand & Co. fbo Delores Fred IRA
P.O. Box 1090, Minot, ND 58792

        9/30/94             5,000            10,500.00            2.10
Shareholder of Record: Ostrem Family Trust Harold W. & Marlys D. Osterm TTEES, U/A DTD 7/14/92
RR 1 Box 137, Rugby, ND  58368

        9/30/94             4,762            10,000.20            2.10
Shareholder of  Record:  Theresa Wald
815 Duke Drive, No. 432, Grand Forks, ND 58201

        9/30/94               240               504.00            2.10
Shareholder of Record: Steve Windmueller and Kristine Windmueller JTWROS 2015 8th St. NW, Minot, ND 58701

        10/3/94             5,000            10,500.00            2.10
Shareholder of Record: Rodney J. Renaud and Brian J. Renaud JTWROS P.O. Box 2207, Minot, ND 58702

        10/4/94             1,190             2,499.00            2.10
Shareholder of Record: Scott S. Smith and Anneliese Smith JTWROS 1209 6th St. NE, Minot, ND 58701

        10/5/94             1,000             2,100.00            2.10
Shareholder of  Record:  Vera A. Hoffman
3123 7th St. SW, Minot, ND 58701

        10/8/94             8,236            17,295.60            2.10
Shareholder of  Record:  West Brand & Co. FBO Paul Bauer IRA SEP
P.O. Box 1090, Minot, ND 58792

       10/10/94             5,000            10,500.00            2.10
Shareholder of  Record:  Guy Tangedahl
2022 Thompson Street, Bismarck, ND 58501

       10/11/94               715             1,501.50            2.10
Shareholder of Record: Robert M. Johnson and Rhonda Johnson JTWROS 2417 Brookside Drive, Minot, ND 58701

       10/11/94             4,000             8,400.00            2.10
Shareholder of  Record:  Kern J. Minehan
RR 4 Box 329, Minot, ND 58701

       10/11/94            30,000            63,000.00            2.10
Shareholder of  Record:  Kern J. Minehan
RR 4 Box 329, Minot, ND 58701

       10/12/94             2,381             5,000.10            2.10
Shareholder of  Record:  Mrs. Virginia M. Coughlin
2501 N. Snead, Mesa, AZ  85215

       10/12/94             3,000             6,300.00            2.10
Shareholder of Record: Raymond Johnson and Lillian Johnson JTWROS 1515 17 1/2 Ave. SW #106, Minot, ND 58701

       10/17/94             3,572             7,501.20            2.10
Shareholder of Record: Wayne Westphal and Beverly Westphal JTWROS 1220 6th Street, Devils Lake, ND 58301

       10/18/94             2,000             4,200.00            2.10
Shareholder of  Record:  Lynn J. Culver
129 Country Club Drive, Bismarck, ND 58501

       10/18/94             2,504             5,258.40            2.10
Shareholder of  Record:  West Brand & Co. fbo Robert W. Mayer IRA
P.O. Box 1090, Minot, ND 58792

       10/18/94             1,297             2,723.70            2.10
Shareholder of  Record:  Midwest Investment Club c/o Paul Sandeen
Box 384, Mohall, ND 58761

       10/18/94            10,000            21,000.00            2.10
Shareholder of  Record:  Joseph A. Moe and Ruth B. Moe JTWROS
230 10th Avenue SE, Minot, ND 58701

       10/18/94             5,000            10,500.00            2.10
Shareholder of  Record:  Donald O. Brewster
Box 357, Bowbells, ND 58721

       10/18/94            18,279            38,385.90            2.10
Shareholder of  Record:  West Brand & Co. fbo Clarence Fred IRA
P.O. Box 1090, Minot, ND 58792

       10/18/94             1,000             2,100.00            2.10
Shareholder of  Record:  Lowell Nelson and Lucinda Nelson JTWROS
1808 2nd Ave. NW, Minot, ND 58701

       10/18/94             5,299            11,127.90            2.10
Shareholder of  Record:  West Brand & Co. FBO Del Rothman IRA
P.O. Box 1090, Minot, ND 58792

       10/18/94             4,762            10,000.20            2.10
Shareholder of  Record:  James Wolla and Karol Jean Wolla JTWROS
RR 3 Box 47, Tioga, ND 58852

       10/20/94             5,000            10,500.00            2.10
Shareholder of  Record:  Brewster Family Trust Lavinia Brewster,
TTEE U/A DTD 7-10-91
P.O. Box 357, Bowbells, ND 58721-0357

       10/20/94             4,762            10,000.20            2.10
Shareholder of  Record:  A. James and Carol Johnson JTWROS
Box 340, Parshall, ND 58770

       10/20/94             4,762            10,000.20            2.10
Shareholder of  Record:  A. James and Carol Johnson JTWROS
Box 340, Parshall, ND 58770

       10/20/94             2,381             5,000.10            2.10
Shareholder of  Record:  Bradley J. and Joan Lambert JTWROS
2309 Academy Road, Minot, ND 58701

       10/20/94             9,525            20,002.50            2.10
Shareholder of  Record:  Christine Laskowski
1508 10th St. SW, Minot, ND 58701

       10/20/94             2,000             4,200.00            2.10
Shareholder of Record: Armand C. Haugstad and Leona L. Haugstad JTWROS 1001 21st Ave. NW D5, Minot, ND 58701

       10/20/94             2,381             5,000.10            2.10
Shareholder of Record: Darrel Loftesnes and Teresa Loftesnes JTWROS Box 356, Norwich, ND 58768

       10/20/94             1,500             3,150.00            2.10
Shareholder of  Record:  Doris Nelson Family Trust UDT 12/19/90
Rt. 1 Box 23, Glenburn, ND 58740-9716

       10/20/94               575             1,207.50            2.10
Shareholder of  Record:  Michael N. Rose
P.O. Box 477, Towner, ND 58788

       10/20/94            11,905            25,000.50            2.10
Shareholder of  Record:  Hal E. Ross and Denise J. Ross JTWROS
P.O. Box 147, Bowbells, ND 58721

       10/20/94             2,381             5,000.10            2.10
Shareholder of  Record:  Hal E. Ross and Denise J. Ross JTWROS
P.O. Box 147, Bowbells, ND 58721

       10/20/94            23,684            49,736.40            2.10
Shareholder of Record: Ross Family Trust Hal Ross, TTEE U/D/T 11-18-91 P.O. Box 147, Bowbells, ND 58721

       10/20/94            27,000            56,700.00            2.10
Shareholder of  Record:  Larry Voltz and Diane K. Voltz JTWROS
Box 84, Hazen, ND 58545

       10/20/94             4,906            10,302.60            2.10
Shareholder of Record: West Brand & Co. FBO Karol Jean Wolla IRA P.O. Box 1090, Minot, ND 58792

       10/21/94             3,000             6,300.00            2.10
Shareholder of Record: Jay Altringer and Dyanne Altringer JTWROS 1000 1st Ave. SE, Minot, ND 58701

       10/21/94             3,000             6,300.00            2.10
Shareholder of  Record:  Glenneys H. and Norma J. Berg JTWROS
1124 23rd St. NW, Minot, ND 58701

       10/21/94             3,000             6,300.00            2.10
Shareholder of  Record:  Benjamin G. Copes and Evelyn Copes JTWROS
Box 727, Tioga, ND 58852

       10/21/94             6,500            13,650.00            2.10
Shareholder of  Record:  Viola B. Doerr
617 8th Avenue NE, Minot, ND 58788

       10/21/94               952             2,000.00            2.10
Shareholder of  Record:  Nicholas Faken and Mary Faken JTWROS
RR 1 Box 122, Granville, ND 58741

       10/21/94             4,762            10,000.20            2.10
Shareholder of  Record:  Roger Glick
RR4 Box 139, Minot, ND 58701

       10/21/94            25,000            52,500.00            2.10
Shareholder of Record: West Brand & Co. FBO MFD Relief Association Trust P.O. Box 1090, Minot, ND 58792

       10/21/94               824             1,730.40            2.10
Shareholder of  Record:  West Brand & Co. fbo Irene Pitner IRA
P.O. Box 1090, Minot, ND 58792

       10/21/94             1,829             3,840.90            2.10
Shareholder of  Record:  West Brand & Co. FBO John Pitner IRA
P.O. Box 1090, Minot, ND 58792

       10/21/94             5,000            10,500.00            2.10
Shareholder of Record: Curtis D. Zimbelman and Linda Zimbleman JTWROS 1308 17 1/2 Ave. SW, Minot, ND 58701

       10/24/94             1,423             2,988.30            2.10
Shareholder of  Record:  West Brand & Co. fbo Karen Goetz IRA
P.O. Box 1090, Minot, ND 58792

       10/24/94               250               525.00            2.10
Shareholder of  Record:  William E. Kay and Barbara J. Kay JTWROS
2204 Skyline Drive, Minot, ND 58701

       10/25/94               952             2,000.00            2.10
Shareholder of  Record:  Jane M. Berg
3605 2nd St. NE Apt 306, Minot, ND 58701

       10/25/94             1,000             2,100.00            2.10
Shareholder of  Record:  Mark Bickler and Nicky Bickler JTWROS

       10/26/94               477             1,001.70            2.10
Shareholder of  Record:  Ivan Arnold
P.O. Box 353, Fessenden, ND 58438

       10/26/94             2,381             5,000.10            2.10
Shareholder of Record: Timothy J. Kramer and Christine M. Kramer JTWROS 206 NW 8th, Minot, ND 58701

       10/26/94             5,000            10,500.00            2.10
Shareholder of Record: Norwest Bank Agent for Trustee for Farstad Oil, Inc. PST/Dennis Krueger
P.O. Box 1488, Minot, ND 58702

       10/26/94               950             1,995.00            2.10
Shareholder of Record: Todd H. Lee cust. for Chelsea Kay Lee under ND/UTMA 819 25th Ave. NE, Minot, ND 58701

       10/26/94             1,200             2,520.00            2.10
Shareholder of  Record:  Anne C. Lian
909 16th St. NW, Minot, ND 58701

       10/26/94            24,000            50,400.00            2.10
Shareholder of Record: West Brand & Co. FBO Bradley P. Wells IRA P.O. Box 1090, Minot, ND 58792

       10/27/94             2,000             4,200.00            2.10
Shareholder of  Record:  Kent Bahl and Alene Bahl JTWROS
RR 2 Box 64, Sherwood, ND 58782

       10/27/94             2,385             5,008.50            2.10
Shareholder of Record: Cordell B. Cleveland and Jacqueline S. Cleveland JTWROS 287 Circle Hills Drive, Grand Forks, ND 58201

       10/27/94               165               346.50            2.10
Shareholder of Record: LeRoy Eberle custodian for Steven L. Eberle 122 26th Street SW, Minot, ND 58701

       10/27/94               229               480.90            2.10
Shareholder of  Record:  LeRoy Eberle custodian for Jordon Hanson
122 26th Street SW, Minot, ND 58701

       10/27/94               131               275.10            2.10
Shareholder of Record: LeRoy D. Eberle and Connie M. Eberle JTWROS 122 26th Street SW, Minot, ND 58701

       10/27/94               952             2,000.00            2.10
Shareholder of  Record:  Aaron M. Faken
RR 1 Box 122, Granville, ND 58741

       10/27/94             1,500             3,150.00            2.10
Shareholder of  Record:  Clarence Fred
1 Rolling Hills Dr., Minot, ND 58701

       10/27/94             2,381             5,000.00            2.10
Shareholder of  Record:  Dale L. Hauser
103-3 Hampton Loop, Minot AFB, ND 58704

       10/27/94             4,642             9,748.20            2.10
Shareholder of Record: West Brand & Co. FBO Donald J. Jelinek IRA P.O. Box 1090, Minot, ND 58702

       10/27/94               120               252.00            2.10
Shareholder of Record: Don J. Jelinek and Diane L. Jelinek JTWROS 3520 South 20th Street, Fargo, ND 58104

       10/27/94             3,000             6,300.00            2.10
Shareholder of  Record:  Ronald J. Johnston
P.O. Box 66, Lansford, ND 58750

       10/27/94             2,000             4,200.00            2.10
Shareholder of  Record:  Jerry A. Leiss
1127 1st St. NW, Minot, ND 58701

       10/27/94             1,000             2,100.00            2.10
Shareholder of  Record:  Wade Locken
RR 1 Box 16, Mohall, ND 58761

       10/27/94             2,381             5,000.00            2.10
Shareholder of Record: Diane K. Olthoff and Richard J. Olthoff JTWROS 301 25th Street NW, Minot, ND 58701

       10/27/94             9,524            20,000.40            2.10
Shareholder of Record: Dennis Steinberger and Karen Steinberger JTWROS RR 1 Box 62, Burlington, ND 58722

       10/27/94             1,000             2,100.00            2.10
Shareholder of  Record:  Corina Wells
2521 10th Ave. NW, Minot, ND 58701

       10/27/94            23,077            48,462.36            2.10
Shareholder of  Record:  Kathlyn Farstad
1441 15th St. SW, Minot, ND 58701

       10/28/94             5,000            10,500.00            2.10
Shareholder of  Record:  Rita Arneson and David J. Arneson
627 11th Ave. NE, Minot, ND 58701

       10/28/94             1,429             3,000.00            2.10
Shareholder of  Record:  Ethel Bauer
Box 93-A, Kenmare, ND 58746

       10/28/94             1,905             4,000.00            2.10
Shareholder of  Record:  Kathleen A. Bauer
PO Box 3112, Minot, ND 58702-3112

       10/28/94             8,000            16,800.00            2.10
Shareholder of  Record:  American Investors FBO Kim Cady IRA
P.O. Box 1548, Minot, ND 58702

       10/28/94             5,000            10,500.00            2.10
Shareholder of  Record:  John D. Coughlin
P.O. Box 1273, Minot, ND 58702

       10/28/94             2,666             5,598.60            2.10
Shareholder of  Record:  West Brand & Co. FBO Chiropractic Health
Care MPP Gordon Dean
P.O. Box 1090, Minot, ND 58792

       10/28/94             1,000             2,100.00            2.10
Shareholder of Record: West Brand & Co. FBO Diane M. Heilman Dodd IRA-SEP P.O. Box 1090, Minot, ND 58792

       10/28/94               476             1,000.00            2.10
Shareholder of  Record:  West Brand & Co. fbo Earl Fink IRA
P.O. Box 1090, Minot, ND 58792

       10/28/94               952             1,999.20            2.10
Shareholder of  Record:  West Brand & Co. fbo Clarence Fred IRA
P.O. Box 1090, Minot, ND 58792

       10/28/94            11,905            25,000.00            2.10
Shareholder of Record: Roger E. Guttormson and Beverlee Guttormson JTWROS 2919 Central Avenue West, Minot, ND 58701

       10/28/94               200               420.00            2.10
Shareholder of  Record:  Veronica Haman
Rt 1 Box 35, Towner, ND 58788

       10/28/94             5,000            10,500.00            2.10
Shareholder of  Record:  American Investors fbo Dennis Hensen SEP
P.O. Box 1548, Minot, ND 58702

       10/28/94             4,762            10,000.20            2.10
Shareholder of  Record:  Adolph Lorz TOD Alice Lorz
413 Burke Avenue, Harvey, ND 58341

       10/28/94               709             1,488.90            2.10
Shareholder of  Record:  West Brand & Co. fbo Irene C. Mayer
P.O. Box 1090, Minot, ND 58792

       10/28/94               535             1,123.50            2.10
Shareholder of Record: West Brand & Co. FBO McGee Law Firm PSP FBO Orlin Backes P.O. Box 1090, Minot, ND 58792

       10/28/94             5,000            10,500.00            2.10
Shareholder of  Record:  West Brand & Co. fbo Curtis Mehlhoff IRA
P.O. Box 1090, Minot, ND 58792

       10/28/94            16,062            33,730.20            2.10
Shareholder of  Record:  West Brand & Co. fbo Kent Pietsch IRA
P.O. Box 1090, Minot, ND 58792

       10/28/94             4,762            10,000.20            2.10
Shareholder of  Record:  Leona Rubbelke
419 N. Main, Minot, ND 58701

       10/28/94               238               500.00            2.10
Shareholder of  Record:  Marlo Stromberg
RR 6 Box 325A, Minot, ND 58701

       10/28/94             2,381             5,000.00            2.10
Shareholder of  Record:  Kelly Stromberg
RR 6 Box 325A, Minot, ND 58701

       10/28/94             2,400             5,040.00            2.10
Shareholder of  Record:  Delton J. and Violet Torno JTWROS
2314 Bel Air Dr., Minot, ND 58701

       10/28/94            10,603            22,266.30            2.10
Shareholder of  Record:  West Brand & Co. FBO Richard A. Moe IRA
P.O. Box 1090, Minot, ND 58792

       10/29/94             1,667             3,500.70            2.10
Shareholder of Record: Dr. Robert J. Deckert and Cathren R. Deckert JTWROS 1437 1st Street SW, Minot, ND 58701

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  Kathy Bonn and Fred Bonn JTWROS
708 SW 3rd, Minot, ND 58701

       10/31/94             2,000             4,200.00            2.10
Shareholder of  Record:  Blaine DesLauriers
1305 14th Ave. SW, Minot, ND 58701

       10/31/94             3,810             8,001.00            2.10
Shareholder of  Record:  Carol J. Geiszler
1617 Rider Road, Grand Forks, ND 58201-5246

       10/31/94               400               840.00            2.10
Shareholder of  Record:  Susan E. Gessner
1509 18th Ave. SW, Minot, ND 58701

       10/31/94             2,500             5,250.00            2.10
Shareholder of  Record:  David Houim and Nancy Houim JTWROS
Rt 1 Box 148, Rugby, ND 58368

       10/31/94             5,000            10,500.00            2.10
Shareholder of  Record:  Clements J. Hauck and Marion Hauck JTWROS
907 S. Main, Rugby, ND 58368

       10/31/94               260               546.00            2.10
Shareholder of  Record:  Bruce Hoelscher
RR 1 Box 139, Foxholm, ND 58738

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  Vera A. Hoffman
3123 7th St. SW, Minot, ND 58701

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  Gregory Johnson and Renee Johnson JTWROS
164 1st St. NE, Carrington, ND 58421

       10/31/94             5,000            10,500.00            2.10
Shareholder of  Record:  Roger E. Johnson
511 4th Street SE, Rugby, ND 58368

       10/31/94             4,762            10,000.20            2.10
Shareholder of  Record:  Thomas E. Jundt and Marlene Jundt JTWROS
610 24th Ave. SW, Minot, ND 58701

       10/31/94               950             1,995.00            2.10
Shareholder of Record: Joseph P. Kraft and Debbie K. Kraft JTWROS 2505 El Rio Drive, Minot, ND 58701

       10/31/94             2,500             5,250.00            2.10
Shareholder of  Record:  Victor Lybeck and Arlene Lybeck JTWROS
RR 1 Box 37, Esmond, ND 58332

       10/31/94             2,858             6,001.80            2.10
Shareholder of Record: Phillip G. Martin and Eva M. Martin JTWROS 313 2nd Ave. SW, Rugby, ND 58368

       10/31/94             40,000            84,000.00            2.10
Shareholder of  Record:  Kern J. Minehan
RR 4 Box 329, Minot, ND 58701

       10/31/94             2,500             5,250.00            2.10
Shareholder of  Record:  Paul W. Niemi, PC
118 3rd Ave. NW, Rugby, ND 58368

       10/31/94             5,000            10,500.00            2.10
Shareholder of  Record:  Bruce Nybakken
619 3rd, St. NE, Not in Database, - 58703

       10/31/94            10,000            21,000.00            2.10
Shareholder of  Record:  David C. Olson and Kathleen Olson JTWROS
1429 11th St. SW, Minot, ND 58701

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  Arlene C. Beck
909 Adams Ave., Harvey, ND 58341

       10/31/94             3,800             7,980.00            2.10
Shareholder of  Record:  Andrew Billie Jr.
724 23rd Ave. NW, Minot, ND 58701

       10/31/94             7,703            16,176.49            2.10
Shareholder of  Record:  Alton Johnson and Arleen Johnson JTWROS
RR 1 Box 60D, Burlington, ND 58722

       10/31/94             3,335             7,003.50            2.10
Shareholder of  Record:  West Brand & Co. FBO Harvey Popinga, PSP
P.O. Box 1090, Minot, ND 58792

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  Reed Rosencrans
HC 02 Box 64, Towner, ND 58788

       10/31/94               500             1,050.00            2.10
Shareholder of  Record:  James Weinmann Jr.
821 1/2 Lincoln Ave., Harvey, ND 58341

       10/31/94            16,670            35,007.00            2.10
Shareholder of  Record:  Marvin Wentz
P.O. Box 54, Harvey, ND 58341

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  Charlane Ann Bertsch
1529 NW 16th St, Minot, ND 58701

       10/31/94               714             1,499.40            2.10
Shareholder of Record: Brad A. Oothoudt and Camille A. Oothoudt JTWROS 204 25th Street NW, Minot, ND 58701

       10/31/94             1,500             3,150.00            2.10
Shareholder of  Record:  Kermit Peters and Kathleen Peter JTWROS
RR 1 Box 33, Wolford, ND 58385

       10/31/94             2,500             5,250.00            2.10
Shareholder of  Record:  David Rendahl
RR 1 Box 52F, Esmond, ND 58332

       10/31/94             1,190             2,499.00            2.10
Shareholder of  Record:  John Reiser and Sandra Reiser JTWROS
11 Country Club Heights, Minot, ND 58701

       10/31/94             5,000            10,500.00            2.10
Shareholder of Record: Rodney J. Renaud and Brent R. Renaud JTWROS P.O. Box 2207, Minot, ND 58702

       10/31/94            10,000            21,000.00            2.10
Shareholder of Record: James E. Rothschiller and Arlyne H. Rothschiller JTWROS 315 10th St. SE, Rugby, ND 58368

       10/31/94             9,000            18,900.00            2.10
Shareholder of Record: John P. Schaan and Theresa K. Schaan JTWROS 1100 2nd Avenue SW, Rugby, ND 58368

       10/31/94             1,100             2,310.00            2.10
Shareholder of  Record:  Ken Schaan custodian for Riley Schaan
RR 1 Box 122, Balta, ND 58313

       10/31/94             1,100             2,310.00            2.10
Shareholder of  Record:  Ken Schaan custodian for Isaac Schaan
RR 1 Box 122, Balta, ND 58313

       10/31/94             3,810             8,001.00            2.10
Shareholder of  Record:  Joe J. Schall and Beatrice Schall JTWROS
1209 3rd Ave. SE, Rugby, ND 58368

       10/31/94             2,381             5,000.10            2.10
Shareholder of  Record:  Richard L. Silvernagel
2002 E. Capitol Ave., Bismarck, ND 58501

       10/31/94             3,810             8,001.00            2.10
Shareholder of  Record:  James R. Weinmann
110 E. 10th St., Harvey, ND 58341

       10/31/94             5,000            10,500.00            2.10
Shareholder of Record: Walter Williams and Rosella Williams JTWROS 901 South Main, Rugby, ND 58368

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  Craig Wollenburg
318 4th Street SE, Rugby, ND 58368

       10/31/94            10,000            21,000.00            2.10
Shareholder of  Record:  Robert G. Bartsch
RR #4 Box 244, Minot, ND 58701

       10/31/94            10,000            21,000.00            2.10
Shareholder of  Record:  Linda L. Bartsch
RR #4 Box 244, Minot, ND 58701

       10/31/94               500             1,050.00            2.10
Shareholder of Record: West Brand & Co. fbo William T. Bosley IRA P.O. Box 1090, Minot, ND 58792

       10/31/94               476               999.60            2.10
Shareholder of  Record:  Casie Chandler
5110 Burdick Expy E. 18A, Minot, ND 58701

       10/31/94               953             2,001.30            2.10
Shareholder of  Record:  Lila M. Guttormson
620 21st St. NW, Minot, ND 58701

       10/31/94             2,400             5,040.00            2.10
Shareholder of  Record:  John R. and Lucy H. Rosatti JTWROS
RR 2 Box 89, Minot, ND 58701

       10/31/94             4,762            10,000.00            2.10
Shareholder of  Record:  Sheldon Smith
HCR1 Box 144, Powers Lake, ND 58773

       10/31/94               238               500.00            2.10
Shareholder of  Record:  Marlo Stromberg and Kelly Stromberg JTWROS
RR 6 Box 325A, Minot, ND 58701

       10/31/94               714             1,500.00            2.10
Shareholder of  Record:  Michael Stromberg
RR 6 Box 325, Minot, ND 58701

       10/31/94             9,524            20,000.40            2.10
Shareholder of  Record:  Kelly Wurgler and Donna Wurgler JTWROS
1719 12th St. SW, Minot, ND 58701

       10/31/94             2,400             5,040.00            2.10
Shareholder of  Record:  West Brand & Co. fbo Wayne Zwak SEP-IRA
P.O. Box 1090, Minot, ND 58792

       10/31/94               500             1,050.00            2.10
Shareholder of  Record:  LaRissa Anderson
2418 N. Washington St., Bismarck, ND 58501

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  Mark J. and Deb A. Anderson JTWROS
PO Box 6057, Minot, ND 58702

       10/31/94             2,381             5,000.00            2.10
Shareholder of Record: West Brand & Co. fbo Willibrod O. Bachmeier SEP-IRA P.O. Box 1090, Minot, ND 58792

       10/31/94             1,190             2,500.00            2.10
Shareholder of  Record:  Paul M. Bauer
1719 SW 13th, Minot, ND 58701

       10/31/94            14,285            29,998.50            2.10
Shareholder of  Record:  David Burckhard
P.O. Box 849, Minot, ND 58702

       10/31/94             2,381             5,000.00            2.10
Shareholder of  Record:  M. H. Evenson TOD Miles P. Evenson
2905 1st Ave. SW, Minot, ND 58701

       10/31/94             8,735            18,343.50            2.10
Shareholder of  Record:  West Brand & Co. FBO Dorothy Hooker IRA
P.O. Box 1090, Minot, ND 58792

       10/31/94            14,285            29,998.50            2.10
Shareholder of  Record:  Rick L. Pierson
P.O. Box 849, Minot, ND 58702

       10/31/94            10,290            21,609.00            2.10
Shareholder of  Record:  West Brand & Co. fbo Arnold O. Sand
P.O. Box 1090, Minot, ND 58792

       10/31/94             4,710             9,891.00            2.10
Shareholder of  Record:  West Brand & Co. fbo Joyce M. Sand IRA
P.O. Box 1090, Minot, ND 58792

       10/31/94            10,000            21,000.00            2.10
Shareholder of  Record:  Stan Martin Agency, Inc.
Box 767, Anamoose, ND 58710

       10/31/94             1,190             2,499.00            2.10
Shareholder of  Record:  Douglas Kent Teets
721 12th Street NE, Minot, ND 58701

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  West Brand & Co.
P.O. Box 1090, Minot, ND 58792

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  West Brand & Co.
P.O. Box 1090, Minot, ND 58792

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  West Brand & Co.
P.O. Box 1090, Minot, ND 58792

       10/31/94             2,000             4,200.00            2.10
Shareholder of  Record:  West Brand & Co.
P.O. Box 1090, Minot, ND 58792

       10/31/94             2,221             4,664.10            2.10
Shareholder of  Record:  West Brand & Co. FBO Don Windmueller
P.O. Box 1090, Minot, ND 58792

       10/31/94             1,300             2,730.00            2.10
Shareholder of Record: Merle T. Zander and Eileen C. Zander JTWROS 1824 10th Street SW, Minot, ND 58701

       10/31/94            10,000            21,000.00            2.10
Shareholder of  Record:  West Brand and & fbo Monica Powell IRA
P.O. Box 1090, Minot, ND 58792

       10/31/94            12,391            26,021.10            2.10
Shareholder of  Record:  West Brand & Co. FBO Gardell Giffey IRA
P.O. Box 1090, Minot, ND 58792

       10/31/94               908             1,906.58            2.10
Shareholder of  Record:  West Brand & Co. FBO Jane Berg IRA
P.O. Box 1090, Minot, ND 58792

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  Jason and Shila Hausauer JTWROS
383 Prairewood Cir. #203, Fargo, ND 58103

       10/31/94             2,380             4,998.80            2.10
Shareholder of  Record:  Leonard Pietsch Family Trust Leonard &
Thelma Pietsch TTEES dtd 10/22/91
RR #7, Minot, ND 58701

       10/31/94             5,000            10,500.00            2.10
Shareholder of  Record:  PM Enterprises
17 South 7th St., Fargo, ND 58103

       10/31/94               477             1,001.70            2.10
Shareholder of Record: David Houim as Cust. for Ashley F. Houim ND/UTMA RR 1 Box 148, Rugby, ND 58368

       10/31/94             1,000             2,100.00            2.10
Shareholder of  Record:  David J. Volk and Agnes M. Volk JTWROS
2301 NW 2nd Ave., Minot, ND 58701

       10/31/94            25,000            52,500.00            2.10
Shareholder of  Record:  West Brand & Co. FBO Steven R. Smith IRA
P.O. Box 1090, Minot, ND 58702

       10/31/94             6,440            13,524.00            2.10
Shareholder of  Record:  West Brand & Co. FBO Frieda Hultin IRA
P.O. Box 1090, Minot, ND 58702

       10/31/94             9,824            20,630.40            2.10
Shareholder of  Record:  West Brand & Co. FBO Irvin L. Hultin IRA
P.O. Box 1090, Minot, ND 58702

       10/31/94             5,862            12,311.10            2.10
Shareholder of  Record:  West Brand & Co. fbo Diane H. Schatz IRA
P.O. Box 1090, Minot, ND 58702

       10/31/94             5,861            12,307.57            2.10
Shareholder of  Record:  West Brand & Co. fbo Danny C. Schatz IRA
P.O. Box 1090, Minot, ND 58702

       10/31/94            10,000            21,000.00            2.10
Shareholder of  Record:  Vern L. Kongslie
P.O. Box 234, Towner, ND 58788

       10/31/94             1,000             2,100.00            2.10
Shareholder of Record: Roger Domres as Cust. fbo Ryan Domres UTMA P.O. Box 1934, Minot, ND 58702

       10/31/94             1,000             2,100.00            2.10
Shareholder of Record: Roger Domres as Cust. fbo Rilie Domres UTMA P.O. Box 1934, Minot, ND 58702

       10/31/94             2,600             5,460.00            2.10
Shareholder of  Record:  American Investors FBO Anderson, Wade,
Whitty, P.C. PSP Robert W. Anderson
P.O. Box 1548, Minot, ND 58702

       11/30/94               150               315.00            2.10
Shareholder of  Record:  West Brand & Co. Jacqueline L. case 401k
P.O. Box 1090, Minot, ND 58702

       11/30/94               119               249.90            2.10
Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

       11/30/94               360               756.00            2.10
Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

       11/30/94                12                25.20            2.10
Shareholder of  Record:  West Brand & Co. Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

       11/30/94                95               199.50            2.10
Shareholder of  Record:  West Brand & Co. Toben Taft 401k
P.O. Box 1090, Minot, ND 58702

       12/14/94               714             1,500.00            2.10
Shareholder of  Record:  Dorothy Henke
RR 1 Box 37B, Sawyer, ND 58781

       12/27/94                75               157.50            2.10
Shareholder of  Record:  West Brand & Co. Jacqueline L. Case 401k
P.O. Box 1090, Minot, ND 58702

       12/27/94                65               136.50            2.10
Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

       12/27/94               100               210.00            2.10
Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

       12/27/94                12                25.20            2.10
Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

       12/27/94                95               199.50            2.10
Shareholder of  Record:  West Brand & Co. Toben Taft 401k
P.O. Box 1090, Minot, ND 58702

        1/19/95               134               282.30            2.10
Shareholder of  Record:  Dorothy Henke
RR 1Box 37B, Sawyer, ND 58781

        1/31/95               100               210.00            2.10
Shareholder of Record: West Brand & Co. Jacqueline L., Case 401k P.O. Box 1090, Minot, ND 58702

        1/31/95               110               231.00            2.10
Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

        1/31/95                84               176.40            2.10
Shareholder of  Record:  West Brand & Co. FBO Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

        1/31/95                12                25.20            2.10
Shareholder of  Record:  West Brand & Co. Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

        2/28/95                75               157.50            2.10
Shareholder of  Record:  West Brand & Co. Jacqueline L. case 401k
P.O. Box 1090, Minot, ND 58702

        2/28/95               109               228.90            2.10
Shareholder of  Record:  West Brand & Co. Richard D. Olson 401k
P.O. Box 1090, Minot, ND 58702

        2/28/95                81               170.10            2.10
Shareholder of  Record:  West Brand & Co. Shannon Radke 401K
P.O. Box 1090, Minot, ND 58702

        2/28/95                12                25.20            2.10
Shareholder of  Record:  West Brand & Co. FBO Judy Schwan 401k
P.O. Box 1090, Minot, ND 58702

        12/9/94               907             2,131.45            2.35
Shareholder of  Record:  West Brand & Co. FBO Gloria Bland IRA
P.O. Box 1090, Minot, ND 58702

       12/12/94             1,353             3,179.55            2.35
Shareholder of  Record:  West Brand & Co. James H. Bland IRA
P.O. Box 1090, Minot, ND 58702

       12/13/94               250               587.50            2.35
Shareholder of  Record:  Curtis Bahl
RR 2 Box 66, Sherwood, ND 58782

       12/20/94                10                23.50            2.35
Shareholder of Record: John Cook Cust. for Elliot James Leinan under ND/UTMA 2218 N. Main Court, Williston, ND 58801

         1/3/95               851             2,000.00            2.35
Shareholder of  Record:  West Brand & Co. FBO Emelia Thompson IRA
P.O. Box 1090, Minot, ND 58702

         1/3/95               851             2,000.00            2.35
Shareholder of Record: West Brand & Co. FBO Larry H. Thompson IRA P.O. Box 1090, Minot, ND 58702

        1/11/95             4,256            10,001.60            2.35
Shareholder of Record: Delbert Wright TOD Dakota Boys Ranch Foundation RR Box 59, Antler, ND 58711

        1/13/95               852             2,001.59            2.35
Shareholder of Record: West Brand & Co. FBO Sherry Y. Hummel IRA P.O. Box 1090, Minot, ND 58702

        1/13/95               639             1,501.25            2.35
Shareholder of Record: West Brand & Co. FBO Donavon J. Hummel IRA P.O. Box 1090, Minot, ND 58702

        1/16/95             4,255            10,000.00            2.35
Shareholder of  Record:  Phyllis Bock
RR 1 Box 140, Foxholm, ND 58738

         2/6/95             1,000             2,350.00            2.35
Shareholder of  Record:  Gustave Ekberg and Helen Ekberg JTWROS
Box 175A, Kenmare, ND 58746

         2/7/95               250               587.50            2.35
Shareholder of  Record:  Marcia K. Hall and Douglas Hall JTWROS
PO Box 313, Berthold, ND 58718

         2/9/95             1,000             2,350.00            2.35
Shareholder of  Record:  Irvin Hultin and Frieda Hultin JTWROS
1504 9th St SW, Minot, ND 58701

         2/9/95            13,000            30,550.00            2.35
Shareholder of  Record:  Roger D. Luck and Rebecca J. Luck JTWROS
11 27th St NW, Minot, ND 58701

         2/9/95             1,700             3,995.00            2.35
Shareholder of  Record:  Leroy Johnson and Lorna Johnson JTWROS
117 35th Ave. SW, Minot, ND 58701

         2/9/95             8,937            21,001.95            2.35
Shareholder of  Record:  Bonnie J. Mehlhoff
3012 Northshore Loop SE, Mandan, ND 58554

         2/9/95             8,510            19,998.50            2.35
Shareholder of  Record:  Wayne A. Johnson and Sharon M. Johnson
1437 15th St. SW, Minot, ND 58701

         2/9/95             1,250             2,937.50            2.35
Shareholder of Record: Sandra K. Hawley and Craig C. Hawlet JTWROS 171 Burnett's Rd., Bottineau, ND 58318

         2/9/95             4,256            10,001.60            2.35
Shareholder of  Record:  Stephen Ohly
121 26th St. SW, Minot, ND 58701

        2/14/95             1,000             2,350.00            2.35
Shareholder of Record: Brett A. Martin and France L. Martin JTWROS 1124 9th St. SW, Minot, ND 58701

        2/14/95             2,130             5,005.50            2.35
Shareholder of  Record:  Lyle Zimbelman
1415 19th Ave. SW, Minot, ND 58701

        2/14/95               426             1,001.10            2.35
Shareholder of  Record:  Larry A. Stroschein
RR6 Box 306, Minot, ND 58703

        2/14/95               426             1,001.10            2.35
Shareholder of  Record:  Marie A. Stettner
HC 2 Box 134, Ross, ND 58776

        2/14/95             1,277             3,000.00            2.35
Shareholder of Record: West Brand & Co. FBO Steven Kourajian SEP-IRA P.O. Box 1090, Minot, ND 58702

        2/15/95             1,702             4,000.00            2.35
Shareholder of Record: Rod E. Schwandt and Linda K. Schwandt JTWROS P.O. Box 71, Burlington, ND 58722

        2/16/95             2,128             5,000.00            2.35
Shareholder of  Record:  William E. Kay and Barbara J. Kay JTWROS
2204 Skyline Drive, Minot, ND 58701

        2/27/95             5,000            11,750.00            2.35
Shareholder of Record: Wilkota and Company c/o First National Bank & trust Co. PO Box 1827, Williston, ND 58802-1827

        2/27/95             5,106            12,000.00            2.35
Shareholder of Record: L. Norman Ferrier and Diane L. Ferrier JTWROS 2509 11th Ave. NW, Minot, ND 58701

        2/27/95               511             1,200.85            2.35
Shareholder of  Record:  Brian Gessner
PO Box 102, Maxbass, ND 58760

        2/27/95             1,000             2,350.00            2.35
Shareholder of  Record:  Howard F. Schaan
301 9th St. East, Harvey, ND 58341

        2/27/95             4,255            10,000.00            2.35
Shareholder of  Record:  Harold R. Schmidt
Rt. 1 Box 16, Martin, ND 58758

         3/3/95             2,128             5,000.00            2.35
Shareholder of Record: James M. McDonald and LaRae McDonald JTWROS 1920 Skyline Dr., Minot, ND 58701

         3/7/95               852             2,002.20            2.35
Shareholder of  Record:  West Brand & Co. FBO Joe Haugen IRA
P.O. Box 1090, Minot, ND 58702

         3/7/95               851             1,999.85            2.35
Shareholder of  Record:  West Brand & Co. FBO Ardyce Haugen IRA
P.O. Box 1090, Minot, ND 58702

         3/7/95             7,660            18,001.00            2.35
Shareholder of  Record:  Jerry D. Peak and Kristen E. Peak JTWROS
PO Box 1075, Dunseith, ND 58329

         3/7/95            10,638            25,000.00            2.35
Shareholder of  Record:  Bernice G. Auverson
PO Box 665, New Town, ND 58763

         3/7/95             4,255            10,000.00            2.35
Shareholder of  Record:  Bonnie Sjol
2436 2nd Ave. SW, Minot, ND 58701

         3/7/95             2,128             5,000.00            2.35
Shareholder of Record: Thelma Narum and Sheryl S. Eisenbeis JTWROS 910 17th Ave. SW, Minot, ND 58701

         3/7/95             2,128             5,000.00            2.35
Shareholder of  Record:  Thelma Narum and Terry Narum JTWROS
910 17th Ave. SW, Minot, ND 58701

         3/7/95             2,128             5,000.00            2.35
Shareholder of  Record:  Thelma Narum and Randy Narum JTWROS
910 17th Ave. SW, Minot, ND 58701

         3/7/95             2,128             5,000.00            2.35
Shareholder of  Record:  Julia Lenertz TOD Charles L. Lenertz
915 17th Ave. SW, Minot, ND 58701

         3/7/95             1,000             2,350.00            2.35
Shareholder of  Record:  Doris Nelson Family Trust UDT 12/19/90
Rt 1 Box 23, Glenburn, ND 58740-9716

         3/7/95             2,493             5,858.40            2.35
Shareholder of Record: West Brand & Co. FBO Robert M. Evenson IRA P.O. Box 1090, Minot, ND 58702

         3/7/95             4,979            11,700.00            2.35
Shareholder of  Record:  West Brand & Co. FBO Thomas Layman IRA
P.O. Box 1090, Minot, ND 58702

         3/7/95             6,412            15,068.20            2.35
Shareholder of  Record:  West Brand & Co. FBO Gunter's PSP
P.O. Box 1090, Minot, ND 58702

         3/7/95             9,551            22,444.85            2.35
Shareholder of  Record:  Terry A. Domres
2400 11th Ave. NW, Minot, ND 58701

         3/7/95             3,400             7,999.00            2.35
Shareholder of Record: Terry A. Domres custodian for Brittany A. Domres 2400 11th Ave. NW, Minot, ND 58701

         3/7/95             3,400             7,999.00            2.35
Shareholder of Record: Terry A. Domres custodian for Lucas A. Domres 2400 11th Ave. NW, Minot, ND 58701

         3/7/95             3,400             7,999.00            2.35
Shareholder of Record: Terry A. Domres custodian for Meagen L. Domres 2400 11th Ave. NW, Minot, ND 58701

         3/7/95             1,702             3,999.70            2.35
Shareholder of  Record:  Terry Sanders
2536 10th Ave. NW, Minot, ND 58701

         3/7/95            10,000            23,500.00            2.35
Shareholder of  Record:  Roger W. Domres
1433 15th St. SW, Minot, ND 58701

         3/7/95             2,128             5,000.80            2.35
Shareholder of  Record:  Bryan R. Stein and Holly J. Stein JTWROS
RR 4 Box 372, Minot, ND 58702

         3/7/95             3,500             8,225.00            2.35
Shareholder of  Record:  Duane Jussero and Ann Jussero JTWROS
2317 19th St SW, Minot, ND 58701

         3/7/95             2,554             6,001.90            2.35
Shareholder of Record: Bruce E. Knudsen and Wendy C. Knudsen JTWROS 134 6th St SE, Minot, ND 58701

         3/7/95             1,000             2,350.00            2.35
Shareholder of  Record:  Marcus J. Dailey
113 13th Ave. NE, Minot, ND 58701

         3/7/95            10,000            23,500.00            2.35
Shareholder of  Record:  Bruce Hager
2517 11th Avenue NW, Minot, ND 58701

         3/7/95             5,937            13,951.95            2.35
Shareholder of  Record:  West Brand & Co. FBO Bruce Hager IRA
P.O. Box 1090, Minot, ND 58702

         3/7/95             2,128             5,000.80            2.35
Shareholder of  Record:  West Brand & Co. FBO Ken Herslin IRA
P.O. Box 1090, Minot, ND 58702

         3/7/95             5,106            11,999.10            2.35
Shareholder of  Record:  West Brand & Co. FBO Minot Radiation
Oncology MPP Kiernan Minehan
P.O. Box 1090, Minot, ND 58702

         3/7/95             7,659            17,998.65            2.35
Shareholder of  Record:  West Brand & Co. FBO Minot Radiation
Oncology PSP Kiernan Minehan
P.O. Box 1090, Minot, ND 58702

         3/7/95             3,829             8,998.15            2.35
Shareholder of  Record:  West Brand & Co. FBO Paul Kelleher IRA
P.O. Box 1090, Minot, ND 58702

         3/7/95            21,275            49,996.25            2.35
Shareholder of Record: West Brand & Co. FBO MFD Relief Association Trust P.O. Box 1090, Minot, ND 58702

         3/7/95             3,566             8,380.10            2.35
Shareholder of  Record:  West Brand & Co. FBO Monica Powell Trust
P.O. Box 1090, Minot, ND 58702

         3/7/95             1,607             3,776.45            2.35
Shareholder of  Record:  West Brand & Co. FBO Bruce D. Grover IRA
P.O. Box 1090, Minot, ND 58702

         3/7/95             1,604             3,769.02            2.35
Shareholder of  Record:  West Brand & Co. FBO Nola N. Grover IRA
P.O. Box 1090, Minot, ND 58702

         3/7/95             1,020             2,396.50            2.35
Shareholder of  Record:  West Brand & Co. FBO Harvey Popinga, PSP
P.O. Box 1090, Minot, ND 58702

         3/7/95               524             1,231.40            2.35
Shareholder of  Record:  West Brand & Co. fbo Earl Fink IRA
P.O. Box 1090, Minot, ND 58702

         3/7/95             1,000             2,350.00            2.35
Shareholder of Record: Brett A. Martin and Frances L. Martin JTWROS 1124 9th St. SW, Minot, ND 58703

         3/7/95             9,551            22,444.85            2.35
Shareholder of  Record:  West Brand & Co. fbo Domres Car Wash dba
Toad's Ride  N' Shine PSP
P.O. Box 1090, Minot, ND 58702

         3/7/95             2,127             4,998.45            2.35
Shareholder of  Record:  West Brand & Co. FBO Bryan R. Stein IRA
P.O. Box 1090, Minot, ND 58702

         3/7/95            34,100            80,135.00            2.35
Shareholder of  Record:  Joe Haugen
Box 97, Parshall, ND 58770

         3/7/95             2,128             5,000.80            2.35
Shareholder of Record: Bruce H. Keating and Antonette M. Keating JTWROS 1401 12th St SW, Minot, ND 58701

         3/7/95             2,128             5,000.80            2.35
Shareholder of  Record:  Patrick J. Keating
708 18th St. NW, Minot, ND 58701

         3/8/95             5,532            13,000.20            2.35
Shareholder of Record: Bernice V. Hilzendager and Beverly Fealing JTWROS 203 SE 4th St., Rugby, ND 58368

         3/8/95             5,532            13,000.20            2.35
Shareholder of Record: Bernice V. Hilzendager and Vicki L. Harmel JTWROS 203 SE 4th St., Rugby, ND 58368

         3/8/95             5,532            13,000.20            2.35
Shareholder of Record: Bernice V. Hilzendager and Susan P. Hilzendager JTWROS 203 SE 4th St., Rugby, ND 58368

         3/8/95             2,500             5,875.00            2.35
Shareholder of  Record:  Wally Eckmann custodian for Cole C. Eckmann
5 Souris Court, Minot, ND 58701

         Total          4,859,207       $ 9,194,817.64*

* This gross amount is reduced by Sales Commissions amounting to 6% of sales by brokerage firms unrelated to the Company and 8% on sales recorded through ND Capital, Inc. Additionally, the Company routinely repurchases stock from shareholders who wish to sell their common stock in the Company. Therefore annual net proceeds of stock sales recorded by the Company on its Balance Sheet are reduced both by commission and repurchases of common stock by the Company. Reference is made to the Consolidated Statements of Stockholders' Equity in the consolidated financial which are a part of this registration statement. In the years ended December 31, 1993, December 31, 1994 and December 31, 1995 the Company recorded increases in stockholder equity from stock issued, net of redemptions, of $2,737,283, $4,044,392 and $437,687 respectively.

The Company has also made a private offering of investment certificates. The certificates are debt obligations and do not represent ownership in the Company. As of December 31, 1995, $281,100 in certificates had been issued. The certificates bear interest at a rate of 10% per annum, payable semi-annually, and mature 5 years from the date of issuance. The Company has the option of redeeming the certificates early, but has no obligation to do so except in the case of death of the registered holder. The Company relied upon exemptions from registration provided by Regulation D (specifically Section 230.504) of the Securities Act of 1933. The Investment Certificates were offered through ND Capital, Inc. (the Company's subsidiary) a broker/dealer and officers of the Company. The investment certificates were sold subject to selling commissions of 2%.

Recent Sales of Company's No Par Common Stock:

   Purchase Date   Certificate No.     $ Amount
   -------------   ---------------   -----------
     10/15/93             31           10,000.00
Owner on Record:  W. Brand fbo Mann's Auto 401K
P.O. Box 1090, Minot, ND 58702

      1/15/94             32           10,000.00
Owner on Record:  W. Brand fbo Charles Ruppert III PSP
P.O. Box 1090, Minot, ND 58702

      2/15/94             33           20,000.00
Owner on Record:  Virgil & Lorraine Wollenburg
1061 2nd St. E, Dickinson, ND 58601

      Total                          $ 40,000.00*

Item 16.   Exhibits and Financial Statement Schedules

(a)   Exhibits:

   A list of the exhibits included as part of this Registration
Statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

(b)    Financial Statement Schedules:

   All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has otherwise been given.

Item 17.   Undertaking

   The Company hereby undertakes to provide the Underwriter (in accordance with the procedures specified in the Underwriting Agreement) with certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 14, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Company hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The Registrant further undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota, on January 17, 1997.

                                  ND Holdings, Inc.



                                  By:     Robert E. Walstad
                                          ------------------------
                                  Name:   Robert E. Walstad
                                  Title:  President and Chairman
                                          of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 17th day of January 1997.


     Signatures                    Title                        Date
-----------------------    ------------------------    --------------------


Robert E. Walstad          Director and President
-----------------------    (Principal Executive           January 17, 1997
Robert E. Walstad          Officer)                     --------------------



                           Treasurer
Dan Korgel                 (Principal Financial
-----------------------    Officer and Principal          January 17, 1997
Dan Korgel                 Accounting Officer)          --------------------



Peter A. Quist
-----------------------    Director and                   January 17, 1997
Peter A. Quist             Vice President               --------------------



-----------------------    Director                       January 17, 1997
Robert E. Walstad                                       --------------------



Lyle E. McLain
-----------------------    Director                       January 17, 1997
Lyle E. McLain*                                         --------------------



Daniel L. Feist
-----------------------    Director                       January 17, 1997
Daniel L. Feist*                                        --------------------



Vance A. Castleman
-----------------------    Director                       January 17, 1997
Vance A. Castleman*                                     --------------------



Richard J. Backes*
-----------------------    Director                       January 17, 1997
Richard J. Backes*                                     --------------------




*  Original Powers of Attorney authorizing Robert E. Walstad and
Jacqueline L. Picken, and each of them with full power to act without the other, to sign this Registration Statement on behalf of certain of the above directors, constituting a majority of the Board of Directors, are being filed with the Securities and Exchange Commission herewith.




As filed with the Securities and Exchange Commission on __________________ Registration No. 333-11509




                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549


                              Amendment No. 1

                               FORM S-1

                          REGISTRATION STATEMENT
                                  under
                        THE SECURITIES ACT OF 1933



                            ND HOLDINGS, INC.




                             E X H I B I T S
                               filed with
                             Amendment No. 1
                                FORM S-1


                               Exhibit Index

Exhibit
Number				Description						Page

 1.1    Form of Underwriting Agreement
 1.2    Form of Selected Dealer Agreement
 1.3    Form of Selected Dealer Allotment Request

 5.1 Opinion of Dihle & Co., P.C. with respect to legality of the securities of the Registrant being registered


		Consents of Experts and Counsel

23.1    Consent of Brady, Martz & Associates, P.C.

23.2    Consent of Allen, Gibbs & Houlik, L.C.

23.3    Consent of Dihle & Co., P.C. (included with Exhibit 5.1)



                      Power of Attorneys

24.1    Richard J. Backes

24.2    Vance A. Castleman

24.3    Daniel L. Feist

24.4    Lyle E. McLain

24.5    Peter A. Quist